PROSPECTUS SUPPLEMENT                 [LOGO OF THE FIRST MARBLEHEAD CORPORATION]
(TO PROSPECTUS DATED MAY 14, 2004)

                                  $715,100,000

                THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2004-1
                                     ISSUER

                       THE NATIONAL COLLEGIATE FUNDING LLC
                                    DEPOSITOR

                         STUDENT LOAN ASSET BACKED NOTES
SECURITIES OFFERED

o Classes of notes listed in the table below

ASSETS

o Private student loans guaranteed by The Education Resources Institute, Inc.

CREDIT ENHANCEMENT

o Excess interest on the student loans

o Subordination of the subordinate notes to the senior notes

o Reserve account

o The Education Resources Institute, Inc. guaranty on the student loans together with certain guaranty fees pledged to secure payments of claims on defaulted student loans


You should carefully consider the risk factorsbeginning on page S-13.

The notes are asset backed securities issued by a trust. The notes are obligations of the trust only. They are not obligations of the depositor, The First Marblehead Corporation, The Education Resources Institute, Inc., the sellers or the servicers.

The notes are not guaranteed or insured by the United States or any governmental agency.

                                                 INTEREST           FINAL                      DISCOUNTS
                              INITIAL CLASS        RATE            MATURITY                       AND             PROCEEDS TO
                              NOTE BALANCE     (PER ANNUM)           DATE           PRICE     COMMISSIONS(1)       THE TRUST
                              ------------     -----------           ----           -----     --------------       ---------
Class  A-1 Notes               $189,000,000     Three-month     June 25, 2014      100.00%      0.3250%             99.6750%
                                                 LIBOR plus
                                                      0.12%
Class  A-2 Notes               $342,100,000     Three-month     June 25, 2027      100.00%      0.3250%             99.6750%
                                                 LIBOR plus
                                                      0.26%
Class  A-3 Notes               $105,000,000     Three-month     June 25, 2029      100.00%      0.3250%             99.6750%
                                                 LIBOR plus
                                                      0.38%
Class  B-1 Notes                $39,500,000    Auction Rate      June 1, 2039      100.00%      0.4100%             99.5900%
Class  B-2 Notes                $39,500,000    Auction Rate      June 1, 2039      100.00%      0.4100%             99.5900%
Total                          $715,100,000                                                                     $712,708,775(2)

---
(1) Subject to indemnification and expense reimbursement arrangements with the underwriters.
(2) Before deducting expenses estimated to be $3,042,800 excluding the structuring advisory fee paid to The First Marblehead Corporation.

         The trust will also issue class A-4 notes, class A-IO-1 notes and class A-IO-2 notes. Beneficial interests in the class A-4 notes, the class A-IO-1 notes and the class A-IO-2 notes will be sold by the depositor in one or more privately negotiated transactions. The aggregate initial note principal balance for the offered notes and the class A-4 notes is equal to $790,100,000.

         The offered notes are offered by the underwriters named below, subject to prior sale, when, as and if accepted by the underwriters, subject to approval of certain legal matters by counsel for the underwriters. The underwriters reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part. It is expected that delivery of the notes will be made in book-entry-only form on or about June 10, 2004.

         Application will be made to list the offered notes on the Irish Stock Exchange. There can be no assurance that this listing will be obtained. The issuance and settlement of the offered notes is not conditioned on the listing of the offered notes on the Irish Stock Exchange.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL REGULATORY AUTHORITY OR STATE SECURITIES COMMISSION HAS APPROVED OR RECOMMENDED THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. NO SECURITIES COMMISSION OR REGULATORY AUTHORITY HAS REVIEWED THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

UBS                                                     DEUTSCHE BANK SECURITIES
Joint Book-Runner                                              Joint Book-Runner
                  CITIGROUP                      GOLDMAN, SACHS & CO.
                                  June 7, 2004

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                                                            PAGE

Summary of Terms................................................................................................S-1
Risk Factors...................................................................................................S-13
Formation of the Trust.........................................................................................S-22
Use of Proceeds and Assets.....................................................................................S-23
The Sellers....................................................................................................S-24
The Servicers..................................................................................................S-24
The Student Loan Guarantor.....................................................................................S-25
Notes Previously Issued by Affiliates of The First Marblehead Corporation......................................S-31
Characteristics of the Trust Student Loans.....................................................................S-31
TERI Guaranty Agreements and TERI Security Agreement...........................................................S-42
Description of the Securities..................................................................................S-43
U.S. Federal Income Tax Consequences...........................................................................S-55
ERISA Considerations...........................................................................................S-56
Underwriting...................................................................................................S-58
Legal Matters..................................................................................................S-60
Ratings........................................................................................................S-60
Experts........................................................................................................S-61
Glossary for Prospectus Supplement..............................................................................G-1
Annex I:  TERI Financial Statements............................................................................TF-1

                                   PROSPECTUS

                                                                                                            PAGE

Prospectus Summary................................................................................................1
Formation of the Trusts...........................................................................................6
Use of Proceeds...................................................................................................7
The Depositor, The First Marblehead Corporation, the Administrator, the Servicers and the Custodians..............7
Description of Student Loan Programs..............................................................................9
The Student Loan Pools...........................................................................................13
Transfer and Servicing Agreements................................................................................14
Description of the Notes.........................................................................................19
Certain Legal Aspects of the Student Loans.......................................................................39
U.S. Federal Income Tax Consequences.............................................................................41
State Tax Consequences...........................................................................................48
ERISA Considerations.............................................................................................48
Available Information............................................................................................50
Reports to Noteholders...........................................................................................51
Incorporation of Certain Documents by Reference..................................................................51
Underwriting.....................................................................................................51
Legal Matters....................................................................................................53
Annex I:  Global Clearance Settlement and Tax Documentation Procedures..........................................I-1

              THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE
                             ACCOMPANYING PROSPECTUS

         Information about the notes is included in two separate sections of this document that provide progressively more detailed information. These two sections are:

(a) This prospectus supplement, which describes the specific terms of the securities being offered; and

(b) The accompanying prospectus, which begins after the end of this prospectus supplement and which provides general information, some of which may not apply to your particular class of notes.

         You should rely on information contained in this document. No one has been authorized to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

         The notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

         Statements in this prospectus supplement and the prospectus, including those concerning expectations as to the trust's ability to purchase eligible student loans, to structure and to issue competitive securities, the trust's ability to pay notes, and certain other information presented in this prospectus supplement and the prospectus, constitute "forward looking statements," which represent our expectations and beliefs about future events. Actual results may vary materially from such expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus supplement.

                                SUMMARY OF TERMS

o This summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. You should read carefully this entire prospectus supplement in order to understand all of the terms of the offering of the securities.

o This summary provides an overview to aid your understanding and is qualified by the full description of this information in this prospectus supplement.

o You can find a glossary of certain capitalized terms used in this prospectus supplement in the glossary.



PRINCIPAL PARTIES


THE DEPOSITOR


The National Collegiate Funding LLC


THE TRUST

The National Collegiate Student Loan Trust 2004-1

THE ADMINISTRATOR

First Marblehead Data Services, Inc.

PRIMARY SERVICER

o Pennsylvania Higher Education Assistance Agency, also known as PHEAA

THE STUDENT LOAN GUARANTOR

The Education Resources Institute, Inc., also known as TERI

PRIMARY SELLERS

o Bank One, N.A.
o Charter One Bank, N.A.
o Bank of America, N.A.

THE STRUCTURING ADVISOR

The First Marblehead Corporation

THE OWNER TRUSTEE

Wachovia Trust Company, National Association

THE INDENTURE TRUSTEE

U.S. Bank National Association

DATES


DISTRIBUTION DATES

o A distribution date for the class A notes is the 25th calendar day of each September, December, March and June or if the 25th is not a business day, the next business day. These dates are also referred to as quarterly distribution dates. The first quarterly distribution date for these notes is September 27, 2004.

o A distribution date for each class of class B notes is:

  (a) The business day following the end of each auction period for that class of class B notes; and

  (b) For a class of class B notes with an auction period in excess of 90 days, in addition to the days referred to in clause (a), the quarterly distribution dates referred to above.

CUTOFF DATES

o May 31, 2004 for the initial trust student loans, and the date specified in the transfer documents with respect to any additional student loans.

o The trust will be entitled to receive all collections and proceeds on the initial trust student loans and additional student loans on and after the related cutoff date.

STATISTICAL CUTOFF DATE

o April 30, 2004 for the initial trust student loans.

o All statistical information relating to the initial trust student loans is presented as of the statistical cutoff date.

CLOSING DATE

o On or about June 10, 2004.

INTEREST PERIODS

o The initial interest period for the class A notes will be from the closing date to the first quarterly distribution date; thereafter, interest on the class A notes will accrue from the most recent distribution date on which interest on the notes has been distributed to but excluding the current distribution date.

o Interest on each class of auction rate notes is initially payable on July 16, 2004 for the class B-1 notes and on July 9, 2004 for the class B-2 notes and is thereafter payable on the first business day after the end of each succeeding 28-day interest period, except as interest payment dates or interest periods may be changed as described herein.

DESCRIPTION OF THE SECURITIES

GENERAL

The original principal amount and interest rates for the class A-1 notes, class A-2 notes and class A-3 notes are on the cover page of this prospectus supplement.

The original principal amount for each class of class B notes is on the cover page of this prospectus supplement.

The notes will be issued in book-entry form through The Depository Trust Company, Clearstream Banking, societe anonyme, Luxembourg and Euroclear. You will not be entitled to receive definitive certificates representing your interests in the notes, except in certain limited circumstances.

The class A notes will be available in minimum denominations of $50,000 and $1,000 integral multiples. The class B notes will be available in minimum denominations of $50,000 and any integral multiple thereof.

Principal payments on the class B notes will be made in $50,000 lots.

OFFERED SECURITIES


Senior Notes/Class A Notes

o Class A-1 notes
o Class A-2 notes
o Class A-3 notes

Subordinate Notes/Class B Notes

o Class B-1 notes
o Class B-2 notes

Auction Rate Notes

o Class B-1 notes
o Class B-2 notes

LIBOR Term Notes

o Class A-1 notes
o Class A-2 notes
o Class A-3 notes

NON-OFFERED SECURITIES

o The trust will also issue class A-4 notes with an initial principal balance of $75,000,000, class A-IO-1 notes and class A-IO-2 notes (we refer to the class A-IO-1 notes and class A-IO-2 notes together as the class A-IO notes). Beneficial interests in the class A-4 notes, the class A-IO-1 notes and the class A-IO-2 notes will be sold by the depositor in one or more privately negotiated transactions.

o The class A-IO-1 notes and class A-IO-2 notes do not have a note principal balance and will not be entitled to distributions of principal. The class A-IO-1 notes and the class A-IO-2 notes will accrue interest based on their notional amount, which on each quarterly distribution date will equal the outstanding principal balance of the class A-4 notes. However, after the June 25, 2010 quarterly distribution date, the notional amount of the class A-IO-1 notes will equal $0, and the class A-IO-1 notes will not be entitled to any future payments of interest. Once the principal balance of the class A-4 notes has been reduced to zero, the class A-IO-2 notes will not be entitled to any future payments of interest.

o The trust will also issue privately a single class of certificates to the depositor and TERI. o The certificates will not have a principal balance and will not bear interest. o The certificates will only be entitled to distributions on any quarterly distribution date after all other required payments, deposits and distributions are made.

o Any information in this prospectus supplement relating to the class A-4 notes, the class A-IO-1 notes, the class A-IO-2 notes or the certificates is solely for informational purposes to further a better understanding of the notes.

INTEREST PAYMENTS

o The rate of interest on the class A-1 notes, class A-2 notes, class A-3 notes and class A-4 notes for each interest period will be an annual rate equal to the sum of the then applicable three-month LIBOR plus the following margins:

   class A-1 notes              0.12%
   class A-2 notes              0.26%
   class A-3 notes              0.38%
   class A-4 notes              0.43%

   However, for the initial interest period the LIBOR rate will be determined by the following formula:

   X + ((17/30)o(Y-X))

   where, X = three-month LIBOR, and Y = four-month LIBOR, in each case, as of the second business day before the start of the initial interest period.

o The rate of interest on the class A-IO-1 notes will be 7.87% per annum. The rate of interest on the class A-IO-2 notes will be 0.12% per annum. Interest calculations for the class A-1 notes, class A-2 notes, class A-3 notes, class A-4 notes and class A-IO-2 notes are based on actual/360. Interest calculations for the class A-IO-1 notes are based on 30/360.

o The rate of interest on the class B notes for the initial interest period will be determined by the underwriters. For each other auction period, the interest rate for the class B notes will be the least of:

  (1) The rate determined pursuant to the auction procedures; and

  (2) The maximum rate, which is equal to the least of:

      o the LIBOR rate for a comparable period plus initially a margin of 2.50%;

      o 17%; and

      o the maximum rate permitted by law.

Interest calculations for the class B notes are based on actual/365 or 366, as applicable.

After issuance of the notes, you may obtain the current interest rates for the notes from the administrator's website at www.firstmarblehead.com, the indenture trustee's website at https://trustinvestorreporting.usbank.com/ or by telephone from the indenture trustee at (866) 252-4360.

PRINCIPAL PAYMENTS


Principal payments on the notes will be made or allocated on each quarterly distribution date, to the extent of available funds, in an amount equal to the principal distribution amount.


For each quarterly distribution date, the principal distribution amount is generally equal to the amount necessary, so that after distributing such amount to the notes, the ratio, expressed as a percentage, of (a) the sum of the pool balance plus the pre-funded amount for the quarterly distribution date plus amounts on deposit in the reserve account, the future distribution account and the collection account (excluding funds on deposit in the TERI pledge fund) to
(b) the outstanding principal amount of the notes, would equal at least 103%.

On each quarterly distribution date occurring on and after either:

(a) The quarterly distribution date on which the outstanding principal balance of the trust student loans is equal to or less than 10% of the sum of the aggregate principal balance of the initial trust student loans and the additional student loans acquired with funds in the pre-funding account; or

(b) A TERI Trigger Event (as defined in the glossary);

all amounts remaining in the collection account after clause 14 below under priorities for distribution on quarterly distribution dates will be distributed as principal to the noteholders.

We refer to the distribution date described in clause (a) as the 10% pool balance distribution date.


Principal will not be paid to a class of class B notes on a quarterly distribution date unless it is also an auction rate note interest payment date for that class of class B notes. Instead, principal will be allocated to the applicable class. Principal allocated but not paid to the class B notes on a quarterly distribution date will be deposited in the future distribution account and then paid on the applicable auction rate note interest payment date.

CREDIT ENHANCEMENT

o Excess interest on the trust student loans
o Subordination of the class B notes to the class A notes
o Reserve account
o TERI guaranty on the trust student loans together with certain guaranty fees pledged to secure payments of claims on defaulted student loans

DISTRIBUTIONS


Future Distribution Account


On or before the 25th calendar day of each month other than the month in which a quarterly distribution date occurs, or if that day is not a business day, the immediately following business day (each, a monthly allocation date), the indenture trustee will transfer funds on deposit in the collection account to the future distribution account as follows:

o First, in the amount of fees and expenses expected to accrue and be paid to the indenture trustee, the owner trustee, the servicers and the administrator from the calendar day after the current month's monthly allocation date (plus, for the initial monthly allocation date, the fees and expenses accrued from the closing date through and including the initial monthly allocation date) through the following month's monthly allocation date, plus previously accrued and unpaid amounts not previously deposited in the future distribution account;

o Second, in the amount of fees and expenses expected to accrue and be paid to the auction agent and the broker-dealers from the calendar day after the current month's monthly allocation date (plus, for the initial monthly allocation date, the fees and expenses accrued from the closing date through and including the initial monthly allocation date) through the following month's monthly allocation date, plus previously accrued and unpaid amounts not previously deposited in the future distribution account;

o Third, for each class of class A notes, an amount equal to interest at the then applicable interest rate, from the calendar day after the current month's monthly allocation date (plus, for the initial monthly allocation date, the interest accrued from the closing date through and including the initial monthly allocation date) through the following month's monthly allocation date, plus previously accrued and unpaid amounts not deposited in the future distribution account; and

o Fourth, for each class of class B notes, an amount equal to interest expected to accrue on the class B notes at the then applicable auction rates from the calendar day after the current month's monthly allocation date (plus, for the initial monthly allocation date, the interest accrued from the closing date through and including the initial monthly allocation date) through the following month's monthly allocation date, plus previously accrued and unpaid amounts not previously deposited in the future distribution account.

Auction Rate Notes Distributions

On each auction rate note interest payment date for a class of auction rate notes that is not a quarterly distribution date, the indenture trustee will make the following distributions:

o First, from amounts on deposit in the future distribution account allocated to the auction agent and the broker-dealers, and then from amounts on deposit in the collection account and the reserve account, pro rata, to the auction agent and the broker-dealers, their fees and expenses;

o Second, from amounts on deposit in the future distribution account to pay interest on that class of auction rate notes, and then from amounts on deposit in the collection account and the reserve account, to that class of auction rate notes, an amount equal to the interest payable thereon;

o Third, from amounts on deposit in the future distribution account to pay principal on that class of auction rate notes, if any, to that class of auction rate notes; and

o Fourth, from amounts on deposit in the future distribution account to pay carryover amounts on that class of auction rate notes, if any, to that class of auction rate notes.

Monthly Servicing Payments

On each monthly servicing payment date, the servicers will be paid an amount equal to the servicing fees then payable to the servicers from amounts on deposit in the future distribution account that were allocated for servicing fees, or to the extent necessary, from the collection account and the reserve account.


Quarterly Distribution Dates


On each quarterly distribution date, the indenture trustee will make the following distributions and deposits to the extent of available funds in the order indicated below. Only if an auction rate note interest payment date is also a quarterly distribution date will a class of class B notes be paid interest or principal on a quarterly distribution date.

(1) Pro rata: indenture trustee fees and expenses up to the amount specified in the indenture; owner trustee fees and expenses up to the amount specified in the trust agreement; servicer fees up to the amount specified in the servicing agreements; administrator fees up to the amount specified in the administration agreement; to the extent the quarterly distribution date is also an auction rate note interest payment date, broker-dealer fees and expenses up to the amount specified in the broker-dealer agreements and auction agent fees and expenses up to the amount specified in the auction agency agreement;

(2) To the future distribution account, an amount necessary to provide for one month's expected payments of fees and expenses for each of the items in clause (1);

(3) To TERI, certain additional guaranty fees, which will be deposited into the TERI pledge fund;

(4) To the holders of each class of class A notes, interest on a pro rata basis;

(5) If the quarterly distribution date is the final maturity date for a class of class A notes, to the holders of that class of notes, the amount required to reduce the outstanding principal balance of that class of notes to zero;

(6) If the quarterly distribution date is also an auction rate note interest payment date for one or more classes of class B notes, to the holders of those class B notes, interest on a pro rata basis;


(7) To the future distribution account, an amount necessary to provide for one month's expected interest payments on the class A notes;

(8) To the future distribution account, an amount necessary to provide for one month's expected interest payments on the class B notes;

(9) To the reserve account, an amount, if any, necessary to reinstate the balance of the reserve account to the greater of 1.25% of the outstanding principal amount of the notes as of the last day of the immediately preceding collection period and $1,500,000;

(10) To TERI, to purchase certain rehabilitated trust student loans;

(11) To the holders of the notes or to the future distribution account, as the case may be, the principal distribution amount less any amount distributed as principal under clause (5);

(12) To the holders of the class B notes or to the future distribution account, as the case may be, carryover amounts, if any;

(13) Pro rata: any unreimbursed advances to The First Marblehead Corporation, and for all amounts in excess of the maximum amounts specified in clause
     (1) for indenture trustee fees and expenses; owner trustee fees and expenses; servicer indemnities and expenses; administrator fees; broker-dealer fees and expenses; auction agent fees and expenses;

(14) To the holders of the class A-1 notes, any remaining amounts until the outstanding principal balance of that class is reduced to zero;

(15) On and after the 10% pool balance distribution date or a TERI Trigger Event, to the holders of the notes or to the future distribution account, as the case may be, any remaining amounts as payment of principal until paid in full; and

(16) Any remaining amounts will be paid first to the structuring advisor, any unpaid and accrued structuring advisory fees, and then to the certificateholders.

On each quarterly distribution date, available funds will include, among other amounts:

o If any class of class B notes has an auction rate note interest payment date on that quarterly distribution date, then amounts equal to fees and expenses to be paid to the auction agent and the broker-dealers and interest and principal payable on that class, which will be deposited into the collection account from the future distribution account; and

o All amounts on deposit in the future distribution account for the class A notes interest accrual, which will be deposited into the collection account.


Payment of the Principal Distribution Amount

Prior to an event of default, on each quarterly distribution date, the principal distribution amount for the notes will be payable to each class of class A notes (other than the class A-IO notes) sequentially in ascending numerical order until each class is paid in full and then, to each class of class B notes on a pro rata basis until each class is paid in full.

If an event of default occurs and continues, on each quarterly distribution date, the principal distribution amount for the notes will be payable to each class of class A notes (other than the class A-IO notes) on a pro rata basis until each class is paid in full and then, to each class of class B notes on a pro rata basis until each class is paid in full.

FINAL MATURITY DATES


The unpaid principal amount of each class of notes will be payable in full on the applicable final maturity date listed on the cover page of this prospectus supplement.


TRUST PROPERTY


FORMATION OF THE TRUST


The trust is a Delaware statutory trust. The only activities of the trust will be acquiring, owning and servicing the trust student loans and the other assets of the trust, issuing and making payments on the securities and other related activities.


THE TRUST'S ASSETS


The assets of the trust will include:

o Private student loans guaranteed by TERI. It is anticipated that on the closing date the trust will purchase student loans having an aggregate principal balance and accrued interest of approximately $572,261,755.

o Collections and other payments on the trust student loans.

o Funds in the pre-funding account, the future distribution account and the reserve account. It is anticipated that there will be approximately $55,893,158 in the pre-funding account, which will be used to purchase student loans and $114,130,609 in the reserve account on the closing date.

o TERI will pledge approximately 80% of its guaranty fees to the trust to secure payments of claims on defaulted student loans under the TERI guaranty agreements. It is anticipated that there will be approximately $34,697,646 in the TERI pledge fund on the closing date.

o On the closing date, the sum of the outstanding principal balance of the initial trust student loans, the amount deposited into the TERI pledge fund, the pre-funding account, the future distribution account, the reserve account and the collection account on the closing date will be no less than 98.3% of the outstanding principal amount of the notes.

TRUST STUDENT LOANS


The trust student loans are all private student loans that are not reinsured by the Department of Education or any other government agency. The trust student loans are guaranteed by TERI. All trust student loans were originated from several different banks under different loan programs that were structured with the assistance of The First Marblehead Corporation.


THE INITIAL TRUST STUDENT LOANS


The student loans in the initial pool will be purchased by the trust from the depositor with proceeds from the sale of the notes.


The initial trust student loans have the characteristics set forth below as of April 30, 2004. Unless otherwise specified, percentages are of the initial pool principal balance (including certain interest accrued to be capitalized).

Aggregate Characteristics as of the Statistical Cutoff Date (April 30, 2004)

o Aggregate principal
  amount:..........................$503,446,069

o Aggregate principal
  amount and accrued
  interest:........................$510,080,409

o Weighted average
  annual percentage
  spread over LIBOR:......................4.31%

o Weighted average
  remaining term:....................263 months

o Percentage of cosigned
  loans:..................................80.7%

At the closing of the delivery of the notes, the trust expects to acquire approximately $572,261,755 of principal and accrued interest of student loans (approximately $62,181,346 in excess of the outstanding principal balance and accrued interest of the trust student loans as of the statistical cutoff date). The aggregate characteristics of the trust student loans as of the closing date (other than the aggregate principal amount) will be similar in all material respects to the trust student loans as of the statistical cutoff date.

ADDITIONAL STUDENT LOANS


Additional student loans will be purchased by the trust from the depositor with proceeds on deposit in the pre-funding account. All of the additional student loans will be private student loans that have been newly or recently originated. The additional student loans will have generally the same attributes applicable to the initial trust student loans, but the addition of the additional student loans will affect the aggregate statistical characteristics of the trust student loans. The additional student loans will have a weighted average annual percentage spread over LIBOR of at least 4.65%. The additional student loans may be purchased on different dates and may have different related cutoff dates, but all purchases of additional student loans by the trust will occur on or before July 30, 2004. We expect to purchase substantially all of the additional student loans by June 30, 2004. The trust will purchase all student loans that the sellers offer to the depositor in accordance with the student loan purchase agreements during the Funding Period (as defined in the glossary) to the extent funds remain in the pre-funding account.


Additional student loans will be purchased with funds in the pre-funding account at a premium up to 9.8% of the outstanding principal balance and accrued interest of the additional student loans. In addition, upon each purchase of additional student loans, the amount deposited into the TERI pledge fund must be equal to or greater than 6% of the principal balance of the additional student loans (TERI guaranty fees that are not part of the assets of the trust will be used to pay this amount).


FUNDING PERIOD


On the closing date, approximately $55,893,158 will be deposited into the pre-funding account. Amounts in this account will be used during the Funding Period for the purchase of additional student loans, to pay capitalized interest and to pay advances for certain fees related to the trust student loans. All amounts remaining in the pre-funding account after the Funding Period will be transferred to the collection account and distributed as described above under "Distributions."


RESERVE ACCOUNT


There will be a reserve account to pay the fees of the trust and interest on the notes.

Amounts in the reserve account in excess of the required reserve amount will be deposited into the collection account and will be used to make payments in the same order of priority as described above under "Distributions" (including to the holders of the certificates after payment of all other amounts). Amounts on deposit in the reserve account also will be available, if necessary, to pay principal on each class of notes on its respective final maturity date.


Initially, the amount in the reserve account will be approximately $114,130,609. If the amount on deposit in the reserve account on any quarterly distribution date beginning with the quarterly distribution date in June 2005 (after giving effect to all deposits or withdrawals therefrom on that quarterly distribution date) exceeds the greater of the respective amount listed below for that quarterly distribution date:

     On or after Quarterly
       Distribution Date                Amount
       -----------------                ------

    June 2005                         $95,000,000
    September 2005                    $80,000,000
    December 2005                     $70,000,000
    March 2006                        $60,000,000
    June 2006                         $50,000,000
    September 2006                    $40,000,000
    December 2006                     $30,000,000
    March 2007                        $25,000,000
    June 2007                         $20,000,000
    September 2007                    $15,000,000
    December 2007                     $10,000,000
    March 2008                        $10,000,000
    June 2008                          $5,000,000
    September 2008 and                $1,500,000
    thereafter

and 1.25% of the outstanding principal amount of the notes as of the last day of the immediately preceding collection period, the administrator will instruct the indenture trustee to deposit the amount of the excess into the collection account for distribution as available funds on the quarterly distribution date to the persons and in the order of priority specified for distributions.


FUTURE DISTRIBUTION ACCOUNT


The administrator will establish a future distribution account as an asset of the trust. On each monthly allocation date, the indenture trustee will deposit specified amounts on deposit in the collection account into the future distribution account. Amounts deposited into the future distribution account will be distributed on future dates.


SERVICERS


The Pennsylvania Higher Education Assistance Agency, also known as PHEAA, will be the initial servicer for approximately 97% of the trust student loans from origination through the date of acquisition by the trust. Approximately 3% of the trust student loans (by principal balance) will be serviced by one or more additional third party servicers.

FEES

------------------------- ---------------------------
Indenture trustee,        Fees not in excess
owner trustee,            of $250,000 per
administrator and any     annum
paying agents

------------------------- ---------------------------
Administrator             Fees equal to
                          0.10% per annum of
                          the aggregate
                          outstanding
                          principal balance
                          of the trust
                          student loans

------------------------- ---------------------------
PHEAA                     Fees as described
                          under "The
                          Servicers"

------------------------- ---------------------------
Broker-dealers and        Fees up to 0.26%
auction agent             per annum of the
                          aggregate
                          outstanding
                          principal balance
                          of the auction
                          rate notes

------------------------- ---------------------------


U.S. FEDERAL INCOME TAX CONSEQUENCES


For federal income tax purposes, the notes will be treated as indebtedness to a noteholder other than the owner of the certificates and not as an equity interest in the trust, and the trust will not be classified as an association or a publicly traded partnership taxable as a corporation.


See "U.S. Federal Income Tax Consequences" in this prospectus supplement.

ERISA CONSIDERATIONS


Any person who purchases or acquires notes shall be deemed to represent, warrant and covenant either:


(a) The purchaser is not, and is not acquiring the notes on behalf of, as a fiduciary of, or with assets of, a Plan (as defined below); or


(b) (1) The notes are rated investment grade or better as of the date of purchase;


    (2) It believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation (as defined below) and agrees to so treat the notes;


    (3) The acquisition and holding of the notes do not result in a violation of the prohibited transaction rules of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, because it is covered by an applicable exemption, including Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14, or by reason of the trust, the depositor, the administrator, the underwriters, the servicers, the indenture trustee, or any of their affiliates not being a Party in Interest (as defined below) with respect to the Plan.


See the section titled "ERISA Considerations" in this prospectus supplement.

RATINGS


The class A notes must be rated in the highest rating category of the following rating agencies: Fitch, Inc., Moody's Investors Service, Inc. and Standard &

Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.


The class B notes must be rated in one of the three highest rating categories of all three rating agencies.





TRANSFER RESTRICTIONS

The class A-4 notes, class A-IO-1 notes and class A-IO-2 notes will be subject to transfer restrictions required by applicable securities laws and may only be transferred together.



                             IDENTIFICATION NUMBERS

         Class               CUSIP Number              ISIN             European Common Code
----------------------  ---------------------  ------------------  --------------------------------
Class A-1 Notes               63543PAL0            US63543PAL04               19438465
Class A-2 Notes               63543PAM8            US63543PAM86               19427056
Class A-3 Notes               63543PAN6            US63543PAN69               19438937
Class A-4 Notes               63543PAP1            US63543PAP18               19439062
Class A-IO-1 Notes            63543PAQ9            US63543PAQ90               19439348
Class A-IO-2 Notes            63543PAR7            US63543PAR73               19439836
Class B-1 Notes               63543PAS5            US63543PAS56               19440036
Class B-2 Notes               63543PAT3            US63543PAT30               19440125

                                  RISK FACTORS

         You should consider the following risk factors together with all the information contained in this prospectus supplement in deciding whether to purchase any of the notes.

YOU MAY HAVE DIFFICULTY                       Application will be made to list
SELLING YOUR SECURITIES                       the offered notes on the Irish
                                              Stock Exchange. There can be no
                                              assurance that this listing will
                                              be obtained. If the notes are not
                                              listed on a securities exchange
                                              and you want to sell your notes,
                                              you will have to locate a
                                              purchaser that is willing to
                                              purchase them. The underwriters
                                              intend to make a secondary market
                                              for the notes. The underwriters
                                              will do so by offering to buy the
                                              notes from investors that wish to
                                              sell. However, the underwriters
                                              will not be obligated to make
                                              offers to buy the notes and may
                                              stop making offers at any time. In
                                              addition, the prices offered, if
                                              any, may not reflect prices that
                                              other potential purchasers would
                                              be willing to pay, were they to be
                                              given the opportunity. There have
                                              been times in the past where there
                                              have been very few buyers of asset
                                              backed securities, and there may
                                              be times in the future. As a
                                              result, you may not be able to
                                              sell your notes when you want to
                                              do so or you may not be able to
                                              obtain the price that you wish to
                                              receive.

IF THE TRUST ASSETS ARE INSUFFICIENT          The trust is not permitted to have
TO MAKE PAYMENTS ON THE                       any significant assets or sources
SECURITIES, YOU MAY INCUR A LOSS              of funds other than the trust
                                              student loans, the guaranty
                                              agreements, the reserve account,
                                              the collection account, the future
                                              distribution account and the
                                              pre-funding account. You will have
                                              no claim to any amounts properly
                                              distributed to the
                                              certificateholders, the indenture
                                              trustee, the owner trustee, the
                                              administrator or the servicers,
                                              from time to time. If you are a
                                              holder of any notes, and the
                                              reserve account, the collection
                                              account, the future distribution
                                              account and the pre-funding
                                              account are exhausted, the trust
                                              will depend solely on payments
                                              with respect to the trust student
                                              loans to make payments on your
                                              notes and you could suffer a loss.

THE CHARACTERISTICS OF THE                    Certain characteristics of the
TRUST STUDENT LOANS MAY CHANGE                trust student loans will vary from
                                              the characteristics of the initial
                                              trust student loans due to
                                              payments received and other
                                              changes in the related initial
                                              trust student loans that occur
                                              from the statistical cutoff date
                                              to the cutoff date and the
                                              addition of additional student
                                              loans. Distribution by loan type
                                              and weighted average interest
                                              rates may vary as a result of
                                              variations in the effective rates
                                              of interest applicable to the
                                              trust student
                                              loans after each transfer of
                                              additional student loans to the
                                              trust and the remaining terms of
                                              the deferral and forbearance
                                              periods.

YOUR YIELD TO MATURITY MAY BE                 The pre-tax return on your
REDUCED BY PREPAYMENTS,                       investment is uncertain and will
DELINQUENCIES AND DEFAULTS                    depend on a number of factors
                                              including the following:

                                              o THE RATE OF RETURN OF PRINCIPAL
                                              IS UNCERTAIN. The amount of
                                              distributions of principal on the
                                              notes and the time when you
                                              receive those distributions
                                              depends on the amount and the
                                              times at which borrowers make
                                              principal payments on the trust
                                              student loans. Those principal
                                              payments may be regularly
                                              scheduled payments or unscheduled
                                              payments resulting from
                                              prepayments or defaults of the
                                              trust student loans.

                                              o YOU MAY NOT BE ABLE TO REINVEST
                                              DISTRIBUTIONS IN COMPARABLE
                                              INVESTMENTS. Asset backed
                                              securities, like the securities
                                              offered by this prospectus
                                              supplement, usually produce more
                                              returns of principal to investors
                                              when market interest rates fall
                                              below the interest rates on the
                                              student loans and produce less
                                              returns of principal when market
                                              interest rates are above the
                                              interest rates on the student
                                              loans. As a result, you are likely
                                              to receive more money to reinvest
                                              at a time when other investments
                                              generally are producing a lower
                                              yield than that on the notes, and
                                              are likely to receive less money
                                              to reinvest when other investments
                                              generally are producing a higher
                                              yield than that on the notes. You
                                              will bear the risk that the timing
                                              and amount of distributions on
                                              your notes will prevent you from
                                              attaining your desired yield.

THE TRUST'S PURCHASE OF STUDENT               The sum of the outstanding
LOANS AT A PREMIUM MAY RESULT IN              principal balance of the initial
LOSSES                                        trust  student loans, the amount
                                              deposited in the TERI pledge fund,
                                              the pre-funding account, the
                                              reserve account, the future
                                              distribution account and the
                                              collection account on the closing
                                              date will be no less than 98.3% of
                                              the outstanding principal amount
                                              of the notes. There can be no
                                              assurance that the aggregate
                                              principal amount of the notes will
                                              be equal to or less than the sum
                                              of the principal amount of the
                                              trust student loans plus the
                                              amounts on deposit in the
                                              pre-funding account, the future
                                              distribution account and the
                                              reserve account. If an event of
                                              default occurs under the
                                              indenture, and the trust student
                                              loans are liquidated at a time
                                              when the outstanding principal
                                              amount of the notes exceeded the
                                              sum of the principal amount of the
                                              trust student loans and the
                                              amounts on deposit in the
                                              pre-funding
                                              account, the reserve account, the
                                              future distribution account and
                                              the collection account, the
                                              noteholders may suffer a loss.

RELIANCE ON THIRD PARTY SERVICERS             Although the servicers are
FOR SERVICING THE TRUST STUDENT               obligated to cause the trust
LOANS                                         student loans to be serviced in
                                              accordance with the terms of the
                                              servicing agreements, the timing
                                              of payments will be directly
                                              affected by the ability of the
                                              servicers to adequately service
                                              the trust student loans. In
                                              addition, you will be relying on
                                              compliance by each of the
                                              servicers with private program
                                              regulations to ensure that TERI is
                                              obligated to maintain guaranty
                                              payments. If a servicer defaults
                                              on its obligations and is
                                              terminated, you will be relying on
                                              the ability of the administrator
                                              to find an alternative servicer to
                                              service the trust student loans
                                              and you may suffer a delay in the
                                              timing of payments until any
                                              transfer of servicing is completed
                                              or effective.

RISK OF DEFAULT BY TERI ON THE                If TERI defaults on its guaranty
TRUST STUDENT LOANS                           obligations, and you own any class
                                              of notes, you will rely primarily
                                              on payments from the related
                                              borrower for payments on the
                                              related private student loan and,
                                              to a limited extent, on guaranty
                                              fees paid to TERI but deposited in
                                              the TERI pledge fund to secure its
                                              guaranty obligations. In these
                                              circumstances, if you are a holder
                                              of any notes, you will bear the
                                              risk of loss resulting from the
                                              failure of any borrower of a trust
                                              student loan if the limited credit
                                              enhancement provided by the
                                              financing structure available to
                                              the notes is inadequate to cover
                                              the loss. Moreover, if a TERI
                                              Trigger Event (as defined in the
                                              glossary) occurs, payments on the
                                              notes may be accelerated and you
                                              will bear the risk of reinvestment
                                              and any adverse effect on the
                                              weighted average life and yield on
                                              your notes.

INVESTORS IN THE SUBORDINATE                  Principal on the subordinate notes
NOTES ARE SUBJECT TO VARIABILITY OF           will not begin to be paid until
CASH FLOWS AND FACE GREATER RISK              all of the class A notes are paid
OF LOSS                                       in full. Thus, investors in the
                                              subordinate notes will bear losses
                                              on the trust student loans prior
                                              to the losses being borne by
                                              holders of the senior notes.
                                              Investors in the subordinate notes
                                              also will bear a greater risk of
                                              any adverse effects on the
                                              anticipated yield and weighted
                                              average life of their notes
                                              resulting from the variability in
                                              payments on their subordinate
                                              notes.

SEQUENTIAL PAYMENT OF THE CLASS               Class B noteholders bear a greater
A NOTES AND A SUBORDINATION OF THE            risk of loss than class
CLASS B NOTES RESULT IN A GREATER             noteholders and, among the class A
RISK OF  LOSS FOR SOME HOLDERS                noteholders, those with a higher
                                              class numerical designation bear a
                                              greater risk of loss than those
                                              with a lower class numerical
                                              designation because:

                                              o In general, distributions of
                                              principal will be made, first, to
                                              the class A notes in ascending
                                              numerical designation, and then,
                                              only after the outstanding amount
                                              of each class A note has been
                                              reduced to zero, to the class B
                                              notes. Holders of those classes of
                                              notes receiving principal later
                                              have a greater risk of suffering a
                                              loss on their investments as
                                              compared to holders of notes whose
                                              principal payments have an earlier
                                              sequential priority.

                                              o Distributions of interest on the
                                              class B notes will be subordinate
                                              to the payment of interest and, in
                                              some circumstances, payments of
                                              principal on the class A notes.
                                              Distributions of principal on the
                                              class B notes will be subordinate
                                              to the payment of both interest
                                              and principal on the class A
                                              notes. Holders of the class B
                                              notes have a greater risk of
                                              suffering a loss on their
                                              investments as compared to holders
                                              of the class A notes.

PAYMENT PRIORITIES ON THE NOTES               Upon the occurrence of an event of
CHANGE UPON CERTAIN EVENTS OF                 default with respect to the notes
DEFAULT                                       and the acceleration of the notes,
                                              payment of the principal of and
                                              interest on the subordinate notes
                                              will be fully subordinated to the
                                              payment in full of all amounts due
                                              and payable on the senior notes.
                                              Following acceleration, if
                                              available funds are not sufficient
                                              to fully repay all of the notes,
                                              the holders of the subordinate
                                              notes will suffer a loss.

THE FAILURE TO PAY THE                        So long as senior notes are
SUBORDINATE NOTES IS NOT AN EVENT             outstanding, the indenture
OF DEFAULT                                    provides that there cannot be an
                                              event of default for the failure
                                              to pay interest or principal on
                                              the subordinate notes. If amounts
                                              otherwise allocable to the
                                              subordinate notes are used to fund
                                              payments of interest and/or
                                              principal on the senior notes,
                                              distributions on the subordinate
                                              notes may be delayed or reduced
                                              and you may suffer a loss.

WITHDRAWAL OR DOWNGRADING OF                  The rating of the notes will
INITIAL RATINGS WILL ADVERSELY                depend primarily on an assessment
AFFECT THE PRICES FOR THE NOTES               by the rating agencies of the
                                              trust student loans and the
                                              structure of the transaction. Any
                                              subsequent downgrade in the
                                              assessment of the credit quality
                                              of the trust student loans may
                                              result in a reduction in the
                                              rating initially assigned to the
                                              notes.

                                              A security rating is not a
                                              recommendation to buy, sell or
                                              hold securities. Similar ratings
                                              on different types of securities
                                              do not necessarily mean the same
                                              thing. You should analyze the
                                              significance of each rating
                                              independently from any other
                                              rating. Any rating agency may
                                              change its rating of the notes
                                              after the notes are issued if that
                                              rating agency believes that
                                              circumstances have changed. Any
                                              subsequent withdrawal or
                                              downgrading of a rating will
                                              likely reduce the price that a
                                              subsequent purchaser will be
                                              willing to pay for the applicable
                                              notes.

                                              None of the trust, the depositor,
                                              the sellers, the administrator,
                                              the servicers or the indenture
                                              trustee are required to maintain
                                              the rating of any class of the
                                              notes. Any downgrade in the
                                              ratings assigned to your notes
                                              could result in a decline in the
                                              market value and liquidity of your
                                              securities.

THE NOTES ARE NOT                             The notes, and in particular the
SUITABLE INVESTMENTS                          subordinate notes, are not a
FOR ALL INVESTORS                             suitable investment if you require
                                              a regular or predictable schedule
                                              ofpayments or payment on any
                                              specific date. The notes are
                                              complexinvestments that should be
                                              considered only by investors who,
                                              either alone or with their
                                              financial, tax and legal advisors,
                                              have the expertise to analyze the
                                              prepayment, reinvestment, default
                                              and market risk, the tax
                                              consequences of an investment, and
                                              the interaction of these factors.

CONSUMER PROTECTION LAWS                      Numerous federal and state
MAY AFFECT ENFORCEABILITY OF                  consumer protection laws and
THE TRUST STUDENT LOANS                       related regulations impose
                                              substantial requirements upon
                                              lenders and servicers involved in
                                              consumer finance. These
                                              requirements may apply to
                                              assignees such as the trust and
                                              may result in both liability for
                                              penalties for violations and a
                                              material adverse effect upon the
                                              enforceability of the trust
                                              student loans. For example,
                                              federal law such as the
                                              Truth-in-Lending Act can create
                                              punitive damage liability for
                                              assignees and defenses to
                                              enforcement of the trust student
                                              loans, if errors were made in
                                              disclosures that must be made to
                                              borrowers. Certain state
                                              disclosure laws, such as those
                                              protecting co-signers, may also
                                              affect the enforceability of the
                                              trust student loans if appropriate
                                              disclosures were not given or
                                              records of those disclosures were
                                              not retained. If the interest rate
                                              on the loans in question exceeds
                                              applicable usury laws, that
                                              violation can materially adversely
                                              affect the enforceability of the
                                              loans.

                                              If the loans were marketed or
                                              serviced in a manner that is
                                              unfair or deceptive, or if
                                              marketing, origination or
                                              servicing violated any applicable
                                              law, then state unfair and
                                              deceptive practices acts may
                                              impose liability on the loan
                                              holder, as well as creating
                                              defenses to enforcement. Under
                                              certain circumstances, the holder
                                              of a trust student loan is subject
                                              to all claims and defenses that
                                              the borrower on that loan could
                                              have asserted against the
                                              educational institution that
                                              received the proceeds of the loan.
                                              Many of the trust student loans
                                              have been priced by lenders using
                                              a so-called "risk based pricing"
                                              methodology in which borrowers
                                              with lower creditworthiness are
                                              charged higher prices. If pricing
                                              has an adverse impact on classes
                                              protected under the federal Equal
                                              Credit Opportunity Act and other
                                              similar laws, claims under those
                                              acts may be asserted against the
                                              originator and, possibly, the loan
                                              holder.

LIMITATIONS ON GUARANTY                       The guaranty agreements with TERI
AGREEMENTS                                    require holders and servicers of
                                              the trust student loans to follow
                                              specified procedures to ensure
                                              that the trust student loans are
                                              properly originated and serviced.
                                              Failure to follow these specified
                                              procedures may result in TERI's
                                              refusal to make guaranty payments
                                              with respect to the trust student
                                              loans. Loss of any guaranty
                                              payments could adversely affect
                                              the amount of revenues and the
                                              trust's ability to pay principal
                                              and interest on the notes. The
                                              sellers and servicers have agreed
                                              to perform origination and
                                              servicing procedures in accordance
                                              with the specified procedures.
                                              Upon a material breach of the
                                              specified procedures, the sellers
                                              and servicers are obligated to
                                              purchase the trust student loans
                                              affected by the breach and/or to
                                              indemnify for losses incurred.

CERTAIN CONCERNS REGARDING                    It is intended by the depositor
RECHARACTERIZATION OF THE LOAN                and the trust that the transfers
PURCHASES BY THE TRUST                        of the trust student loans by the
                                              several different banks to the
                                              depositor and by the depositor to
                                              the trust constitute sales of the
                                              trust student loans to the
                                              depositor and to the trust. If the
                                              transfers constitute sales, the
                                              trust student loans and the
                                              proceeds thereof would not be the
                                              property of the sellers or of the
                                              depositor, should the sellers or
                                              the depositor become the subject
                                              of any proceeding under any
                                              insolvency law after the transfer
                                              of the trust student loans to the
                                              depositor and to the trust.

                                              Each of the sellers will warrant
                                              to the depositor in a student loan
                                              purchase agreement that the sale
                                              of the trust student loans by that
                                              seller to the depositor is a valid
                                              sale of the trust student loans by
                                              that seller to the depositor. The
                                              depositor will warrant to the
                                              trust in a deposit and sale
                                              agreement that that the sale of
                                              the trust student loans by the
                                              depositor to the trust is a valid
                                              sale of the trust student loans by
                                              the depositor to the trust.

                                              Notwithstanding the foregoing, if
                                              a seller or the depositor were to
                                              become subject to any proceeding
                                              under any insolvency law and a
                                              creditor or receiver in insolvency
                                              or a seller or the depositor
                                              itself were to take the position
                                              that the sale of trust student
                                              loans by that seller to the
                                              depositor or the depositor to the
                                              trust should instead be treated as
                                              a pledge of the trust student
                                              loans to secure a borrowing of
                                              that seller or the depositor,
                                              delays in payments of collections
                                              on trust student loans to the
                                              holders of the notes could occur
                                              or (should the court rule in favor
                                              of a seller, the depositor,
                                              receiver or creditor), reductions
                                              or delays in the amounts of
                                              payments could result.

                                              If the transfer of the trust
                                              student loans by a seller to the
                                              depositor or by the depositor to
                                              the trust is treated as a pledge
                                              instead of a sale, a tax or
                                              government lien on the property of
                                              a seller or the depositor arising
                                              before the transfer of the trust
                                              student loans to the depositor or
                                              to the trust may have priority
                                              over the indenture trustee's
                                              interest in the trust student
                                              loans. As a precaution that the
                                              sale of the trust student loans
                                              would not be deemed to be a sale,
                                              the indenture trustee will also
                                              have a valid perfected first
                                              priority security interest in the
                                              trust student loans.

VARIABILITY OF REVENUES; FINANCIAL            Amounts received with respect to
HEALTH OF TERI AS STUDENT LOAN                the trust student loans for a
GUARANTOR                                     particular period may vary in both
                                              timing and amount from the
                                              payments actually due on the trust
                                              student loans for a variety of
                                              economic, social and other
                                              factors, including both individual
                                              factors, such as additional
                                              periods of deferral or forbearance
                                              prior to or after a borrower's
                                              commencement of repayment, and
                                              general factors, such as a general
                                              economic downturn which could
                                              increase the amount of defaulted
                                              trust student loans.

                                              Failures by borrowers to pay
                                              timely principal and interest on
                                              the trust student loans will
                                              affect the amount of revenues,
                                              which may reduce the amount of
                                              principal and interest available
                                              to be paid to the holders of the
                                              notes. In addition, failures by
                                              borrowers of student loans to pay
                                              timely principal and interest due
                                              on the student loans could
                                              obligate TERI as student loan
                                              guarantor to make payments
                                              thereon, which could adversely
                                              affect the solvency of TERI and
                                              its ability to meet its guaranty
                                              obligations. The inability of TERI
                                              as student loan guarantor to meet
                                              its guaranty obligations could
                                              reduce the amount of principal and
                                              interest paid to the holders of
                                              the notes. TERI will pledge a
                                              portion of its guaranty fees to
                                              the indenture trustee to secure
                                              its guaranty obligations, pursuant
                                              to a TERI security agreement.
                                              However, the funds in the TERI
                                              pledge fund may not be sufficient
                                              to meet TERI's guaranty
                                              obligations with respect to the
                                              trust student loans. Additionally,
                                              if TERI were to become subject to
                                              any insolvency proceeding, delays
                                              in payments of collections on
                                              trust student loans to the holders
                                              of the notes could occur or
                                              (should the court rule in favor of
                                              a seller, receiver or creditor),
                                              reductions or delays in the
                                              amounts of payments could result.

REPURCHASE OF TRUST STUDENT                   Upon the occurrence of a breach of
LOANS BY THE SELLERS                          representations and warranties
                                              with respect to a trust student
                                              loan, the depositor may have the
                                              option to repurchase the related
                                              trust student loan from the trust
                                              and, regardless of the repurchase,
                                              must indemnify the trust with
                                              respect to losses caused by the
                                              breach. Similarly, the seller of
                                              the loan to the depositor may then
                                              have the option to repurchase the
                                              related trust student loan from
                                              the depositor and, regardless of
                                              the repurchase, must indemnify the
                                              depositor with respect to losses
                                              caused by the breach. If the
                                              respective seller were to become
                                              insolvent or otherwise be unable
                                              to repurchase the trust student
                                              loan or to make required indemnity
                                              payments, it is unlikely that a
                                              repurchase of the trust student
                                              loan from the trust or payments to
                                              the trust would occur.

RISK OF LOSS OF CARRY-OVER                    The interest rate for the auction
AMOUNT                                        rate notes will be based generally
                                              on the outcome of auctions of the
                                              notes. The applicable auction rate
                                              on each auction rate note will be
                                              limited by the maximum rate. If,
                                              in respect of any interest period,
                                              there does not exist a positive
                                              spread between the maximum rate
                                              and the auction rate, the
                                              applicable auction
                                              rate on the auction rate notes for
                                              the interest period will be the
                                              maximum rate. Any carry-over
                                              amount for a class of auction rate
                                              notes arising as a result of the
                                              applicable auction rate being the
                                              maximum rate is to be paid on the
                                              next distribution date or on any
                                              succeeding distribution date for
                                              that class to the extent funds are
                                              available therefor after making
                                              all required prior distributions
                                              and deposits with respect to the
                                              distribution date and assuming no
                                              further carry-over amount is
                                              accruing on the notes. There is no
                                              assurance that there will be funds
                                              available from collections on the
                                              trust student loans to pay the
                                              carry-over amount. The ratings on
                                              the auction rate notes only
                                              address the likelihood of the
                                              ultimate payment of principal and
                                              stated interest and do not address
                                              the likelihood of the payment of
                                              carry-over amounts.

LACK OF LIQUIDITY FACILITY FOR                The auction rate notes will not be
AUCTION RATE NOTES                            supported by a liquidity facility.
                                              If an existing owner were to
                                              submit a sell order or a hold
                                              order subject to an interest rate
                                              that is determined to be greater
                                              than the maximum auction rate for
                                              the auction date, and sufficient
                                              clearing bids were not obtained on
                                              the auction date, the existing
                                              owner would not have its notes
                                              purchased through the auction
                                              procedures on the auction date. In
                                              this event, no assurance can be
                                              given that a broker-dealer will
                                              purchase or will otherwise be able
                                              to locate a purchaser prior to the
                                              next auction date or that
                                              sufficient clearing bids will be
                                              obtained on any succeeding auction
                                              date.

EFFECT OF THE SERVICEMEMBERS                  Under the Servicemembers Civil
CIVIL RELIEF ACT OF 2003;                     Relief Act of 2003, loans entered
DEFERMENT FOR ARMED FORCES                    into by persons on active duty in
PERSONNEL                                     military service prior to their
                                              period of active duty may bear
                                              interest at no more than 6% per
                                              year during the period of active
                                              service and for a grace period
                                              after separation. Installment
                                              payments must be reduced
                                              correspondingly. The
                                              Servicemembers Civil Relief Act of
                                              2003 also limits the ability of a
                                              loan servicer to take legal action
                                              against the borrower during the
                                              borrower's period of active
                                              military duty and for a grace
                                              period thereafter. Certain fees
                                              and penalties are also suspended.
                                              Finally, under the servicing
                                              procedures adopted for the trust
                                              student loans, armed forces
                                              personnel may be granted
                                              additional deferments for
                                              repayment so long as they are
                                              serving in overseas duty.

                             FORMATION OF THE TRUST

         The National Collegiate Student Loan Trust 2004-1 is a newly formed Delaware statutory trust. The trust will be governed by a Trust Agreement dated as of June 10, 2004 among the depositor, TERI and Wachovia Trust Company, National Association, as owner trustee for the transactions described in this prospectus supplement. We refer to this agreement as the "trust agreement." The beneficial ownership of the trust will be held by the depositor (75%) and TERI (25%).

         The trust has taken steps in structuring these transactions that are intended to make it unlikely that the voluntary or involuntary application for relief by The First Marblehead Corporation under bankruptcy or insolvency laws will result in consolidation of the assets and liabilities of the trust with those of The First Marblehead Corporation or an affiliate of The First Marblehead Corporation. Pursuant to its trust agreement, the trust may not engage in any activity other than:

         (a) Entering into a deposit and sale agreement with the depositor for the purchase of private student loans, servicing agreements supporting the student loans (referred to in this prospectus supplement as the trust student loans) acquired by the trust from the depositor on June 10, 2004 and from time to time thereafter, the Indenture dated as of June 1, 2004 between the trust and U.S. Bank National Association, as indenture trustee (we refer to this agreement as the "indenture"), and all related agreements, documents and instruments;

         (b) Issuing notes under the indenture;

         (c) Issuing certificates under the trust agreement;

         (d) Undertaking all rights, duties and obligations under the trust's agreements; and

         (e) Entering into and performing under the related agreements, documents or instruments and otherwise engaging in any lawful act or activity under Delaware law governing statutory trusts, so long as the same are necessary, appropriate or suitable to accomplish the object or purposes described in (a), (b), (c) and (d).

         The trust agreement will appoint an owner trustee, Wachovia Trust Company, National Association, which is unaffiliated with the beneficial owners of the trust, to act as owner trustee of the trust. First Marblehead Data Services, Inc., as administrator, will be responsible for performing substantially all of the duties of the trust, to a certain extent subject to the direction of the beneficial owners of the trust.

         On the closing date, the property of the trust will consist of:

         (a) The initial trust student loans;

         (b) All funds collected in respect thereof on or after the cutoff date;

         (c) Guaranty agreements and servicing agreements with respect to the trust student loans assigned to the trust and rights to secure payments on defaulted trust student loans under the TERI guaranty agreements with all moneys on deposit in the TERI pledge fund;

         (d) All moneys and investments on deposit in the collection account, the pre-funding account, the future distribution account and the reserve account; and

         (e) The rights of the trust under the indenture, the deposit and sale agreement, the administration agreement, the TERI security agreement and custodial agreements.

                                               USE OF PROCEEDS AND ASSETS

         The trust estimates that the net proceeds from the sale of the notes will be applied substantially as follows:

Purchase Price of Initial Trust Student Loans                    $596,888,470
Reserve Account                                                  $114,130,609
Pre-Funding Account                                               $55,893,158
Collection Account                                                         $0
Deposit to TERI Pledge Fund                                        $6,818,554
Cost of Issuance                                                   $3,042,800
Underwriting Fee                                                   $3,093,888
Structuring Advisory Fee                                          $40,826,718
         TOTAL USES                                              $820,694,197*
_________________
*  Includes proceeds from the class A-4 notes and class A-IO-1 notes

         The assets of the trust and those assets expected to be pledged to the trust at the closing date are estimated to be:

Initial Trust Student Loans                                      $572,261,755
Reserve Account                                                  $114,130,609
Pre-Funding Account                                               $55,893,158
Collection Account                                                         $0
TERI Pledge Fund                                                  $34,697,646
         TOTAL ASSETS                                            $776,983,168

                                   THE SELLERS

         Set forth below is a chart containing certain information regarding the sellers who will sell pools of student loans originated under different programs to the depositor pursuant to student loan purchase agreements. Student loans purchased by the trust with proceeds on deposit in the pre-funding account may be purchased by the depositor from other sellers pursuant to separate student loan purchase agreements, including other affiliates of the trust.


                                                            Trust Student Loans by         Percentage of Trust Student
                                                         Outstanding Principal Balance   Loans by Outstanding Principal
           Seller                  Number of Loans           as of April 30, 2004         Balance as of April 30, 2004
------------------------------ ----------------------- -------------------------------- --------------------------------
Bank One, N.A.                         23,066                     $231,931,550                      46.1%

Charter One Bank, N.A.                 12,691                     $124,788,426                      24.8%

Bank of America, N.A.                  10,325                     $113,255,793                      22.5%

Others                                  4,078                      $33,470,300                       6.5%

------------------------------ ----------------------- -------------------------------- --------------------------------
            Total                      50,160                     $503,446,069                     100.0%

         The securities offered in this prospectus supplement and the accompanying prospectus do not represent an interest in, or obligation of, any of the sellers of the student loans or their affiliates. No purchaser of the offered securities will have any recourse to any of the sellers of the student loans or their affiliates. Neither the certificates nor the notes evidencing student loans supporting the offered securities are insured or guaranteed by the Federal Deposit Insurance Corporation or, at the request of or for the account of any of the sellers of the student loans or their affiliates, by any other governmental agency. The underwriting criteria used by the sellers of the student loans in originating student loans purchased by the depositor may be different from those used by the sellers of the student loans and their affiliates in originating student loans under other existing student loan programs.

                                  THE SERVICERS

         PHEAA will be the initial servicer for approximately 97% (by initial principal balance) of the trust student loans from origination through the date of acquisition by the trust. Approximately 3% of the trust student loans (by principal balance) will be serviced by one or more additional third party servicers under servicing agreements between each of them and The First Marblehead Corporation containing customary terms for servicing agreements for private student loans.

         The Pennsylvania Higher Education Assistance Agency. PHEAA is a public corporation and a governmental instrumentality of the Commonwealth of Pennsylvania. PHEAA was formed in 1964 and has its principal place of business at 1200 North Seventh Street, Harrisburg, Pennsylvania 17102 (Tel. No. (717) 720-2750). In addition to servicing student loans, PHEAA guarantees loans under the federal Title IV programs, administers certain state scholarship and financial aid programs, and issues tax-exempt and taxable notes to finance its direct lending secondary market purchases of student loan portfolios. As of April 30, 2004, PHEAA had total assets of approximately $4.3 billion. As of April 30, 2004, PHEAA serviced approximately 4.1 million student loans, with an aggregate principal balance of over $24.8 billion. PHEAA has approximately 2,200 employees and is one of the largest servicers of education loans in the United States.

         PHEAA will be entitled to receive from the trust a monthly fee for its services in an amount based upon the aggregate principal balance of the trust student loans serviced at the end of each month, multiplied by the applicable servicing fee divided by twelve, equal to the following:

         Trust Student Loan Status                                              Servicing Fee
         -------------------------                                              -------------
         During deferment                                                           0.14%

         During the first 10 years of repayment (and borrower is current)           0.38%

                If delinquent (additional)                                          0.10%

         After 10 years of repayment (and borrower is current)                      0.60%

                If delinquent (additional)                                          0.12%

         In addition, PHEAA is entitled to certain dollar based fees related to defaulted loans.

         PHEAA will pay for any claim, loss, liability or expense, including reasonable attorneys' fees, which arises out of or relates to PHEAA's acts or omissions with respect to the services provided to the trust, where the final determination of liability on the part of PHEAA is established by an arbitrator, by a court of law or by way of settlement agreed to by PHEAA. The maximum liability on the part of PHEAA for all losses incurred by The First Marblehead Corporation on trust student loans serviced by PHEAA as a result of servicing deficiencies will not exceed 10% of the aggregate initial principal amount of all loans serviced by PHEAA and securitized by The First Marblehead Corporation or its affiliates. As of the date of this prospectus supplement, the aggregate initial principal amount of all loans serviced by PHEAA and securitized by The First Marblehead Corporation or its affiliates equals approximately $1.5 billion.

                           THE STUDENT LOAN GUARANTOR

THE EDUCATION RESOURCES INSTITUTE, INC.

         The following description of TERI is based solely on information furnished by TERI, and has not been independently verified by the trust or the underwriters. The inclusion of this information is not, and should not be construed as, a representation by the trust as to its accuracy or completeness or otherwise.

         TERI was incorporated in 1985 for the purpose of guaranteeing student loans and is a private, non-profit corporation organized under Chapter 180 of the Massachusetts General Laws.

It is a student loan guarantor, not a regulated insurance company. TERI's offices are located at 31 St. James Avenue, Boston, Massachusetts 02116, and its telephone number is (617) 426-0681. TERI currently employs approximately 61 people.

         TERI Loan Guaranty Programs. All of the loan programs for which TERI provides guaranties are private, and TERI is not entitled to any federal reinsurance or assistance from the United States Department of Education. Each loan that TERI guarantees under its programs is funded by a participating financial institution. TERI charges a guaranty fee for each loan it guarantees. In addition to the loan programs, the principal loan programs for which TERI provides guaranties are:

         TERI Alternative Program. The TERI Alternative Program (including variants thereof marketed by various lenders under proprietary names) is a private education loan program established by TERI for students enrolled in nationally or regionally accredited 2 to 4-year undergraduate degree-granting institutions in the United States and Canada. To be eligible for a loan under the TERI Alternative Program, a student must be deemed creditworthy or provide a creditworthy co-borrower. At least one applicant must be a U.S. citizen or a certified permanent resident of the United States.

         PEP Program. The PEP Program (including variants thereof marketed by various lenders under proprietary names) is an education loan program established by TERI in 1988 for graduate and professional school students enrolled at least half-time in accredited 2 to 4-year degree-granting institutions in the United States and Canada. Under the PEP Program students with little or no credit history can borrow on their own signature provided their credit profiles do not violate TERI's credit standards. Creditworthy students or students with creditworthy co-borrowers can borrow on more favorable terms.

         With respect to student loans made by lending institutions under the TERI loan guaranty programs, TERI guarantees 100% of the principal (including capitalized interest) plus accrued interest for loans for which one of the following events has occurred:

         o Failure by a borrower to make monthly principal and/or interest payments on a loan when due, provided the failure continues for a specified period (generally from 150 to 180 days);(1)

         o The filing by or against a borrower of a Chapter 13 petition in a bankruptcy or, in a Chapter 7 proceeding the filing of an adversary proceeding pursuant to 11 U.S.C. ss. 523(a)(8);(2)

         o The death of a borrower.(1)
_______________________
(1) Depending on the terms of the applicable guaranty agreement, this event may not entitle the lender to make a claim for payment unless the same condition or another condition applies to all co-signers of a note, if the note has multiple borrowers.

(2) Depending on the terms of the applicable guaranty agreement, a bankruptcy filing by one of several borrowers under Chapter 7 of the Bankruptcy Code may not entitle the lender to make a claim for payment unless and until the same condition or another condition applies to all co-signers of a promissory note, if the note has multiple borrowers, unless the borrower seeks a discharge of the loan pursuant to section 523(a)(8) of the Bankruptcy Code.

         TERI's obligation to honor its guaranty for any loan is subject to certain conditions, including that TERI has timely received the guaranty fees for the loan; that the origination, disbursement, and servicing of the loan have been performed in accordance with program requirements and applicable law; that a claim for guaranty of the loan has been filed timely and in accordance with program requirements; and that the promissory note has been validly transferred and endorsed to TERI. The terms of TERI's guaranty vary depending upon the particular guaranty agreement.

         Attached to this prospectus supplement as Annex I are certain audited financial statements, including statements of income and balance sheets, of TERI as of and for the years ended June 30, 2002 and June 30, 2003, and the unaudited financial statements as of and for the nine months ended March 31, 2004, including consolidated statements of activities and changes in net assets and consolidated statements of financial position of TERI.


         Financial Information Summary. Set forth below is a summary of certain TERI financial information for the last two fiscal years and the nine months ending March 31, 2004(1):


                                                                                 Nine Months
                                                                                    Ending
                                      Fiscal Years Ending June 30,                March 31,
                                      ----------------------------                ---------

                                       2002                   2003                    2004
                               (dollars in millions)  (dollars in millions)  (dollars in millions)
                               ---------------------  ---------------------  ---------------------
Increase in Net Assets                 $7.4                   $14.6                  $25.5
Net Assets                            $35.1                   $49.7                  $75.2
Total Assets                         $148.0                  $191.1                 $276.9
Loan Loss Reserve                     $75.2                  $107.9                 $167.5

___________________________
(1) Source: TERI's audited financial statements for the fiscal years ending June 30, 2002 and 2003. The information for the nine months ending March 31, 2004 is unaudited.

         Loan Loss Reserve. TERI's loan loss reserve represents an amount TERI believes would be adequate to absorb probable losses arising from its guaranty commitments. TERI's management determines the adequacy of the reserve based primarily on historical loan default experience compiled in its database of borrower default data dating back to TERI's inception in 1985. In addition, TERI commissions an actuarial study performed twice annually by a national accounting firm independent of TERI's auditors, which analyzes the adequacy of TERI's reserves. Activity in the loan loss reserve account for the fiscal years ending June 30, 2002 and 2003 and the nine months ending March 31, 2004(1), was as follows:

                                                                                     Nine Months Ending
                                             Fiscal Years Ending June 30,                March 31,
                                             ----------------------------                ---------
                                     (dollars in millions)   (dollars in millions)  (dollars in millions)
                                     ---------------------   ---------------------  ---------------------

                                              2002                    2003                   2004
                                              ----                    ----                   ----
Beginning Balance                            $91.3                   $75.2                  $107.9
Default Claims Paid                        $(49.4)                 $(45.6)                 $(31.4)
Default Claims Recoveries, Net               $33.1                   $34.6                   $25.1
Access Transaction(2)                      $(22.9)                      --                      --
Loan Loss Provision, Net(3)                $  23.1                 $  43.7                 $  65.9
Ending Balance                               $75.2                  $107.9                  $167.5

____________________________
(1) Source: TERI's audited financial statements for the fiscal years ending June 30, 2002 and 2003. The information for the nine months ending March 31, 2004 is unaudited.
(2) On November 15, 2001, TERI and the Access Group, Inc. agreed to and executed a plan that would remove TERI's guarantee from approximately $340 million of Access Group, Inc. loans originated after May 1, 1998 (the "Access Transaction"). TERI's loan loss reserve balance was reduced by $22.9 million in connection with this transfer.
(3) The loan loss provision shown above is net of recovery income of $36.6 million and $35.3 million for the period ending June 30, 2003 and 2002, respectively, and net of recovery income of $25.8 million for the nine month period ending March 31, 2004.

         Reserve Ratio. TERI computes its reserve ratio by dividing the "total dollars available for guaranty payment" by the "total loans outstanding." TERI defines "total dollars available for guaranty payment" as the sum of the amounts set forth below under the caption "-- Summary of Amounts Reserved for Guaranty Commitments." It defines "total loans outstanding" as the aggregate principal amount outstanding of all loans under guaranty as of the end of each fiscal year. TERI's reserve ratio as of June 30 of each of the fiscal years 2002 and 2003 and for the nine months ending March 31, 2004 was as follows.


                    Fiscal Year                    Reserve Ratio
                    -----------                    -------------

                       2002                              4.3%
                       2003                              4.8%
                 Nine months ending                      5.5%
                   March 31, 2004

         Summary of Amounts Reserved for Guaranty Commitments. As a guarantor of student loans, TERI is not entitled to any federal reinsurance or assistance from the United States Department of Education. Although TERI maintains a loan loss reserve intended to absorb losses arising from its guaranty commitments, there can be no assurance that the amount of such reserve will be sufficient to cover the obligations of TERI over the term of the trust student loans. As of June 30, 2002 and 2003 and at March 31, 2004, TERI had available the following reserves to meet its loan guaranty commitments(1):


                                                                                                    As of March 31,
                                                                      As of June 30,                  (dollars in
                                                                  (dollars in thousands)              thousands)
                                                         ----------------------------------------  -----------------
                                                                2002                 2003                2004
                                                         -------------------  -------------------  -----------------
Deferred Guaranty Fees                                           $6,704               $9,578             $14,760
Loan Loss Reserve                                               $75,229             $107,942            $167,512
Unrestricted Net Assets--Board Designated                       $13,326              $13,293             $13,293
Unrestricted Net Assets--Undesignated                           $19,820              $34,446             $59,956
Total Amounts Reserved For Guaranty Commitments                $115,079             $165,259            $255,521

______________________________
(1) Source: TERI's audited financial statements for the fiscal years ending June 30, 2002 and 2003. The information as of March 31, 2004 is unaudited.

The sum of the accounts set forth above is the aggregate of all the amounts made available by TERI to secure its guaranties with various lending institutions under the guaranty agreements described above.

         Reserves under TERI's Guaranty Arrangements. Under its guaranty agreements with lending institutions, TERI has agreed to maintain reserves equal to a percentage of the amount of unpaid principal on outstanding loans, which is either at least 2% in cash and marketable securities or their equivalents or at least 3% in total TERI funds available. As of March 31, 2004, the principal amount outstanding of loans guaranteed by TERI amounted to approximately $4.61 billion, and TERI was required under these agreements to have reserves available of approximately $92.3 million in cash and marketable securities and $138.3 million in total TERI funds available. Certain lenders have required cash collateralization as security for TERI's obligations and, accordingly, at March 31, 2004, approximately $99.5 million of the reserves were required to be so pledged. Amounts so pledged (other than those on deposit in the TERI pledge fund) would not be available to pay TERI's obligations under the TERI guaranty agreements. The TERI pledge fund constitutes a similar cash collateral account supporting TERI's obligations to the trust that would not be available to pay TERI's general obligations until TERI's obligations to the trust are satisfied.

         Guaranty Volume. TERI is one of the largest guarantors of non-federally reinsured student loans in the country. The following chart shows the non-federally reinsured student loans guaranteed by TERI for the fiscal years ending June 30, 2002 and 2003 and the nine months ending March 31, 2004.

              Fiscal Year                                          Private Loans Guaranteed
--------------------------------------------  ------------------------------------------------------------------
                                                              (dollars in millions) (unaudited)
                 2002                                                        $622.9
                 2003                                                        $965.4
   Nine months ending March 31, 2004                                       $1,373.6

         Proprietary School Loans. Student loans made to students attending proprietary schools comprise less than three percent of all TERI-guaranteed loans.

         Net Cohort Default Rate. All TERI-guaranteed loans made in a given fiscal year are referred to collectively as a "cohort." TERI's "net cohort default rate" refers to the total principal amount of guaranty payments made by TERI on defaulted loans of a given cohort, less any subsequent recoveries by TERI expressed as a percentage of the aggregate principal amount of loans guaranteed by TERI for the cohort year. The following table sets forth the total loans guaranteed, total defaults paid (net of recoveries) and the net cohort default rate as of March 31, 2004, for each of the last five cohort (fiscal) years and the nine months ending March 31, 2004.

                                                        Total Net Defaults Paid for
       Cohort Year         Total Loans Guaranteed(1)          Loans Guaranteed            Net Cohort Default Rate
       -----------         -------------------------          ----------------            -----------------------
                                   (dollars in thousands) (unaudited)
          1999                      $265,214                       $11,037                         4.16%
          2000                      $239,564                        $5,407                         2.26%
          2001                       $97,245                        $1,371                         1.41%
          2002                      $622,894                        $2,670                         0.43%
          2003                      $965,416                          $984                         0.10%
   Nine months ending             $1,373,607                          $119                         0.01%
     March 31, 2004

______________________________
(1) Excluding $340 million of loans originated by Access Group, Inc. with respect to which TERI discontinued its guaranty obligations on November 15, 2001.

         The declining trend reflected above in the net cohort default rate experienced by TERI can largely be attributed to the fact that for each succeeding cohort year fewer loans guaranteed by TERI were in repayment as of March 31, 2004. As the number of loans entering repayment increases, the percentage of loans becoming delinquent and subsequently defaulting also tends to increase. There can be no assurance that the net cohort default rate of TERI for any future year will be similar to the historical experience set forth above.

         Recovery Rates. TERI determines its recovery rates by tracking the recovery history of loans that defaulted in a particular year, and dividing the cumulative amount recovered through its collection efforts on such loans by the total initial amount of claims paid on such loans. The following table shows TERI's recovery rates as of March 31, 2004 for the loans that defaulted in each of the last five fiscal years and the nine months ending March 31, 2004.

    Period of Default
     Fiscal Year(1)          Undergraduate Credit-Worthy Recovery Rate        Graduate Credit-Worthy Recovery Rate
-------------------------  ----------------------------------------------  ------------------------------------------
          1999                                  83%                                           49%
          2000                                  85%                                           54%
          2001                                  66%                                           43%
          2002                                  54%                                           42%
          2003                                  33%                                           23%
   Nine months ending                           13%                                            4%
     March 31, 2004

______________________________
(1) As of June 30, 2001, TERI changed its fiscal year from the calendar year to the year ending June 30. Therefore, the fiscal year ending June 30, 2001 was the six month period from January 1, 2001 through June 30, 2001.

         The foregoing chart illustrates that recovery rates tend in general to increase over time as TERI seeks to collect on defaulted loans. However, there can be no assurance that TERI's recovery rate for any future year will be similar to the historical experience set forth above.

    NOTES PREVIOUSLY ISSUED BY AFFILIATES OF THE FIRST MARBLEHEAD CORPORATION

         The National Collegiate Master Student Loan Trust I and The National Collegiate Student Loan Trust 2003-1, bankruptcy remote special purpose Delaware statutory trusts beneficially owned by GATE Holdings, Inc. and TERI, have previously issued several series of student loan asset backed notes, as private placements of securities, having an aggregate initial principal balance of $1,547,600,000. Both of these trusts have paid in full all scheduled interest due and payable on each outstanding series of notes. The student loans owned by these trusts and pledged to secure the notes issued by each of them are not collateral for the notes offered by this trust. The notes issued by these trusts are not pari passu with the notes offered by the trust.

                   CHARACTERISTICS OF THE TRUST STUDENT LOANS

         The following information is derived from reports received from the servicers and sets forth certain characteristics as of April 30, 2004 of a significant portion of the initial trust student loans expected to be acquired by the trust on the closing date. The trust expects that the outstanding principal balance and accrued interest on the closing date of all of the initial trust student loans to be owned by the trust on the closing date will be approximately $572,261,755 (approximately $62,181,346 in excess of the outstanding principal balance and accrued interest of the trust student loans as of the statistical cutoff date). The aggregate characteristics of the initial trust student loans as of the closing date (other than the aggregate principal amount) will be similar in all material respects to the trust student loans as of the statistical cutoff date. In the tables below, the percentages may not always add up to 100.00% and the balances may not always add up to the total amount indicated due to rounding. In addition, the information regarding the distribution of the trust student loans by remaining repayment term is based in part from reports received from the servicers, some of which vary to a limited extent from the actual repayment terms of the student loans.

                     COMPOSITION OF THE TRUST STUDENT LOANS
                             (as of April 30, 2004)

Outstanding Principal Balance                                      $503,446,069

Total Accrued Interest                                               $6,634,341

Total Outstanding Principal and Accrued Interest                   $510,080,409

Number of Borrowers                                                      45,317

Average Outstanding Principal Balance Per Borrower                      $11,109

Number of Loans                                                          50,160

Average Outstanding Principal Balance Per Loan                          $10,037

Weighted Average Annual Interest Rate                             LIBOR + 4.31%

Weighted Average Annual Interest Rate in Repayment                LIBOR + 4.42%

Weighted Average Remaining Term to Maturity                          263 Months

Weighted Average FICO Score for All Loans                                   719

Weighted Average FICO Score for Cosigned Loans                              724

Weighted Average FICO Score for Non-Cosigned Loans                          699

            DISTRIBUTION OF THE TRUST STUDENT LOANS BY MARKETING TYPE
                             (as of April 30, 2004)

                                                                                      Percentage of Trust Student
                                                            Outstanding Principal    Loans by Outstanding Principal
Marketing Type                         Number of Loans             Balance                      Balance
----------------------------------- ----------------------- ----------------------- ---------------------------------
Direct to Consumer                           33,403              $346,948,276                      68.9%
School Channel                               16,757              $156,497,792                      31.1%
---------------------------------- ------------------------ ----------------------- ---------------------------------
Total                                        50,160              $503,446,069                     100.0%
================================== ======================== ======================= =================================


              DISTRIBUTION OF THE TRUST STUDENT LOANS BY LOAN TYPE
                             (as of April 30, 2004)

                                                                                      Percentage of Trust Student
                                                            Outstanding Principal    Loans by Outstanding Principal
Loan Type                               Number of Loans            Balance                      Balance
------------------------------------ ---------------------- ----------------------- ---------------------------------
Credit Ready - No Cosigner                    1,170               $11,195,815                       2.2%
Credit Ready - Cosigned                           8                   $92,435                         *
Credit Worthy - No Cosigner                   7,877               $85,955,653                      17.1%
Credit Worthy - Cosigned                     41,105              $406,202,165                      80.7%
------------------------------------ ---------------------- ----------------------- ---------------------------------
Total                                        50,160              $503,446,069                     100.0%
==================================== ====================== ======================= =================================

*  Less than 0.1%


            DISTRIBUTION OF THE TRUST STUDENT LOANS BY INTEREST RATE
                             (as of April 30, 2004)


                                                                                        Percentage of Trust Student
                                                                       Outstanding          Loans by Outstanding
Current Interest Rate*                             Number of Loans  Principal Balance        Principal Balance
-------------------------------------------------- ---------------- ------------------- -----------------------------
LIBOR + at least 1.00% but less than 3.00%               8,686          $75,535,676                15.0%
LIBOR + at least 3.00% but less than 3.25%               1,000          $10,831,137                 2.2%
LIBOR + at least 3.25% but less than 3.50%                 664           $5,320,665                 1.1%
LIBOR + at least 3.50% but less than 3.75%               1,863          $26,316,818                 5.2%
LIBOR + at least 3.75% but less than 4.00%               3,636          $29,500,013                 5.9%
LIBOR + at least 4.00% but less than 4.25%                 434           $5,734,919                 1.1%
LIBOR + at least 4.25% but less than 4.50%               1,097           $9,779,895                 1.9%
LIBOR + at least 4.50% but less than 4.75%              24,110         $249,059,681                49.5%
LIBOR + at least 4.75% but less than 5.00%               6,780          $71,313,763                14.2%
LIBOR + at least 5.00% but less than 7.00%                 360           $3,680,914                 0.7%
LIBOR + at least 7.00% but less than 7.51%               1,530          $16,372,587                 3.3%
-------------------------------------------------- ---------------- ------------------- -----------------------------
Total                                                   50,160         $503,446,069               100.0%
================================================== ================ =================== =============================

* Base LIBOR Index for second quarter of 2004 set at 1.11%.

                                                                                        Percentage of Trust Student
                                                                       Outstanding          Loans by Outstanding
Repayment Interest Rate*                           Number of Loans  Principal Balance        Principal Balance
-------------------------------------------------- ---------------- ------------------- -----------------------------
LIBOR + at least 2.75% but less than 3.00%               1,609          $12,841,311                 2.6%
LIBOR + at least 3.00% but less than 3.25%               1,109          $12,687,401                 2.5%
LIBOR + at least 3.25% but less than 3.50%               1,314          $12,202,114                 2.4%
LIBOR + at least 3.50% but less than 3.75%               7,899          $77,457,127                15.4%
LIBOR + at least 3.75% but less than 4.00%               3,906          $32,216,953                 6.4%
LIBOR + at least 4.00% but less than 4.25%                 176           $2,023,782                 0.4%
LIBOR + at least 4.25% but less than 4.50%               1,357          $13,504,793                 2.7%
LIBOR + at least 4.50% but less than 4.75%              24,114         $249,095,737                49.5%
LIBOR + at least 4.75% but less than 5.00%               6,785          $71,335,416                14.2%
LIBOR + at least 5.00% but less than 7.00%                 360           $3,680,914                 0.7%
LIBOR + at least 7.00% but less than 7.51%               1,531          $16,400,520                 3.3%
-------------------------------------------------- ---------------- ------------------- -----------------------------
Total                                                   50,160         $503,446,069               100.0%
================================================== ================ =================== =============================

* Base LIBOR Index for second quarter of 2004 set at 1.11%.


      DISTRIBUTION OF THE TRUST STUDENT LOANS BY RANGE OF PRINCIPAL BALANCE
                             (as of April 30, 2004)

                                                                                      Percentage of Trust Student
                                                            Outstanding Principal    Loans by Outstanding Principal
Principal Range                         Number of Loans            Balance                      Balance
------------------------------------ ---------------------- ----------------------- ---------------------------------
Less than $1,000                               103                    $64,858                         *
$1,000 to $1,999                             2,359                 $3,744,804                      0.7%
$2,000 to $2,999                             3,923                 $9,514,070                      1.9%
$3,000 to $3,999                             4,628                $15,864,281                      3.2%
$4,000 to $5,999                             9,423                $47,529,772                      9.4%
$6,000 to $7,999                             6,281                $43,480,987                      8.6%
$8,000 to $9,999                             4,393                $38,908,415                      7.7%
$10,000 to $14,999                           8,703               $101,816,209                     20.2%
$15,000 to $19,999                           4,356                $73,270,261                     14.6%
$20,000 to $24,999                           2,335                $51,050,713                     10.1%
$25,000 to $29,999                           1,058                $28,785,085                      5.7%
$30,000 to $34,999                           2,253                $73,318,206                     14.6%
Over $35,000                                   345                $16,098,408                      3.2%
------------------------------------ ---------------------- ----------------------- ---------------------------------
Total                                       50,160               $503,446,069                    100.0%
==================================== ====================== ======================= =================================

*  Less than 0.1%

   DISTRIBUTION OF THE TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS
                             (as of April 30, 2004)

                                                                                       Percentage of Trust Student
                                                              Outstanding Principal        Loans by Outstanding
Borrower Payment Status                   Number of Loans            Balance                Principal Balance
--------------------------------------- -------------------- ------------------------ -------------------------------
Deferment (Principal and Interest)               43,800            $430,161,961                      85.4%
Deferment (Principal Only)                        3,916             $37,319,812                       7.4%
Forbearance                                          29                $249,821                          *
Repayment (Principal and Interest)                2,415             $35,714,474                       7.1%
--------------------------------------- -------------------- ----------------------- --------------------------------
Total                                            50,160            $503,446,069                     100.0%
======================================= ==================== ======================= ================================

*  Less than 0.1%


       DISTRIBUTION OF THE TRUST STUDENT LOANS BY REMAINING TERM IN STATUS
                             (as of April 30, 2004)

                                                        Weighted Average Months Remaining in Status
                                        -----------------------------------------------------------------------------
Borrower Payment Status                     Deferment          Forbearance          Repayment            Total
--------------------------------------- ------------------- ------------------ -------------------- -----------------
Deferment (Principal and Interest)              26                                     239                265
Deferment (Principal Only)                      24                                     239                263
Forbearance                                                         3                  204                207
Repayment (Principal and Interest)                                                     229                229


     DISTRIBUTION OF THE TRUST STUDENT LOANS BY REMAINING TERM IN DEFERMENT
                             (as of April 30, 2004)

                                                                                      Percentage of Trust Student
                                                           Outstanding Principal    Loans by Outstanding Principal
Remaining Term in Months              Number of Loans             Balance                       Balance
---------------------------------- ----------------------- ----------------------- ----------------------------------
0 - 12 (months)                             11,362               $103,395,569                       22.1%
13 - 24                                     12,720               $125,549,776                       26.9%
25 - 36                                     10,196               $103,346,495                       22.1%
37 - 48                                      8,128                $80,372,361                       17.2%
49 - 60                                      5,180                $53,793,109                       11.5%
60 +                                           130                 $1,024,463                        0.2%
---------------------------------- ----------------------- ----------------------- ----------------------------------
Total                                       47,716               $467,481,773                      100.0%
================================== ======================= ======================= ==================================

      DISTRIBUTION OF THE TRUST STUDENT LOANS BY REMAINING TERM TO MATURITY
                             (as of April 30, 2004)

                                                                                  Percentage of Trust Student Loans
                                                                Outstanding        by Outstanding Principal Balance
Remaining Term to Maturity            Number of Loans        Principal Balance
---------------------------------- ----------------------- ---------------------- -----------------------------------
100 or less (months)                           329                  $826,474                          0.2%
101-150                                        443                $2,293,354                          0.5%
151-230                                        631                $5,013,546                          1.0%
231-240                                      2,143               $35,227,512                          7.0%
241-299                                     46,344              $455,731,152                         90.5%
300-325                                        263                $4,141,967                          0.8%
326-340                                          4                  $127,064                             *
341 or greater                                   3                   $85,000                             *
---------------------------------- ----------------------- ---------------------- -----------------------------------
Total                                       50,160              $503,446,069                        100.0%
================================== ======================= ====================== ===================================

*  Less than 0.1%


             DISTRIBUTION OF THE TRUST STUDENT LOANS BY PROGRAM TYPE
                             (as of April 30, 2004)

                                                                                      Percentage of Trust Student
                                      Number of Loans       Outstanding Principal    Loans by Outstanding Principal
Program Type                                                       Balance                      Balance
---------------------------------- ----------------------- ------------------------ ---------------------------------
Undergraduate                                41,710               $390,448,622                      77.6%
Graduate                                      5,452                $72,809,804                      14.5%
Medical                                         133                 $1,506,368                       0.3%
Continuing Education                          2,027                $18,450,459                       3.7%
K-12                                            722                $19,346,536                       3.8%
Other                                           116                   $884,279                       0.2%
---------------------------------- ----------------------- ------------------------ ---------------------------------
Total                                        50,160               $503,446,069                     100.0%
================================== ======================= ======================== =================================

             DISTRIBUTION OF THE TRUST STUDENT LOANS BY CREDIT SCORE
                             (as of April 30, 2004)

                                    All Loans
                                    ---------

                                                                                      Percentage of Trust Student
                                                            Outstanding Principal    Loans by Outstanding Principal
           Credit Score                Number of Loans             Balance                      Balance
----------------------------------- ----------------------- ----------------------- ---------------------------------
         greater than 800                      1,236               $12,475,311                        2.5%
         791-800                               2,059               $20,376,540                        4.0%
         781-790                               2,712               $26,542,028                        5.3%
         771-780                               2,947               $29,356,903                        5.8%
         761-770                               3,163               $31,647,038                        6.3%
         751-760                               3,106               $30,590,175                        6.1%
         741-750                               3,134               $31,407,312                        6.2%
         731-740                               3,177               $31,987,968                        6.4%
         721-730                               3,368               $33,007,397                        6.6%
         711-720                               3,334               $32,525,654                        6.5%
         701-710                               3,445               $35,465,320                        7.0%
         691-700                               3,515               $35,752,824                        7.1%
         681-690                               3,306               $33,658,864                        6.7%
         671-680                               3,088               $31,683,312                        6.3%
         661-670                               2,828               $28,558,357                        5.7%
         651-660                               2,356               $23,430,019                        4.7%
         641-650                               1,664               $17,148,440                        3.4%
         631-640                                 819                $8,983,638                        1.8%
         621-630                                 399                $4,131,566                        0.8%
         611-620                                  19                  $333,864                        0.1%
         601-610                                   9                  $206,810                           *
         less than equal to 600                  193                $1,579,564                        0.3%
         No Score                                 59                  $703,426                        0.1%
         BAGEL Loans**                           224                $1,893,739                        0.4%
---------------------------------- ------------------------ ----------------------- ---------------------------------
Total                                         50,160              $503,446,069                      100.0%
================================== ======================== ======================= =================================

*  Less than 0.1%
** Loan originator has not yet supplied the credit score information for this segment of the portfolio.

The weighted average FICO score for all loans for which FICO scores are available as of the date of application was 719.

                                 Cosigned Loans
                                 --------------

                                                                                      Percentage of Trust Student
                                                            Outstanding Principal    Loans by Outstanding Principal
           Credit Score                Number of Loans             Balance                      Balance
----------------------------------- ----------------------- ----------------------- ---------------------------------
         greater than 800                    1,210                 $12,041,055                     3.0%
         791-800                             2,006                 $19,566,155                     4.8%
         781-790                             2,590                 $24,812,081                     6.1%
         771-780                             2,744                 $26,749,213                     6.6%
         761-770                             2,913                 $28,453,072                     7.0%
         751-760                             2,755                 $26,486,551                     6.5%
         741-750                             2,701                 $26,247,961                     6.5%
         731-740                             2,665                 $26,117,065                     6.4%
         721-730                             2,784                 $27,213,955                     6.7%
         711-720                             2,664                 $25,664,569                     6.3%
         701-710                             2,644                 $26,654,209                     6.6%
         691-700                             2,671                 $26,654,923                     6.6%
         681-690                             2,388                 $23,788,887                     5.9%
         671-680                             2,193                 $22,781,499                     5.6%
         661-670                             1,873                 $18,794,578                     4.6%
         651-660                             1,570                 $16,057,942                     4.0%
         641-650                             1,207                 $12,503,695                     3.1%
         631-640                               799                  $8,741,567                     2.2%
         621-630                               396                  $4,083,154                     1.0%
         611-620                                13                    $229,442                     0.1%
         601-610                                 6                    $132,487                        *
         less than equal to 600                139                    $995,246                     0.2%
         No Score                               49                    $532,326                     0.1%
         BAGEL Loans**                         133                    $992,969                     0.2%
---------------------------------- ------------------------ ----------------------- ---------------------------------
Total                                       41,113                $406,294,601                   100.0%
================================== ======================== ======================= =================================

*  Less than 0.1%
** Loan originator has not yet supplied the credit score information for this segment of the portfolio.

The weighted average FICO score for cosigned loans for which FICO scores are available as of the date of application was 724.

                               Non-Cosigned Loans
                               ------------------

                                                                                      Percentage of Trust Student
                                                            Outstanding Principal    Loans by Outstanding Principal
           Credit Score                Number of Loans             Balance                      Balance
----------------------------------- ----------------------- ----------------------- ---------------------------------
         greater than 800                       26                    $434,256                       0.4%
         791-800                                53                    $810,385                       0.8%
         781-790                               122                  $1,729,947                       1.8%
         771-780                               203                  $2,607,689                       2.7%
         761-770                               250                  $3,193,965                       3.3%
         751-760                               351                  $4,103,625                       4.2%
         741-750                               433                  $5,159,352                       5.3%
         731-740                               512                  $5,870,903                       6.0%
         721-730                               584                  $5,793,442                       6.0%
         711-720                               670                  $6,861,084                       7.1%
         701-710                               801                  $8,811,111                       9.1%
         691-700                               844                  $9,097,900                       9.4%
         681-690                               918                  $9,869,977                      10.2%
         671-680                               895                  $8,901,812                       9.2%
         661-670                               955                  $9,763,779                      10.1%
         651-660                               786                  $7,372,077                       7.6%
         641-650                               457                  $4,644,745                       4.8%
         631-640                                20                    $242,072                       0.2%
         621-630                                 3                     $48,412                          *
         611-620                                 6                    $104,422                       0.1%
         601-610                                 3                     $74,323                       0.1%
         less than equal to 600                 54                    $584,319                       0.6%
         No Score                               10                    $171,100                       0.2%
         BAGEL Loans**                          91                    $900,770                       0.9%
---------------------------------- ------------------------ ----------------------- ---------------------------------
Total                                        9,047                 $97,151,468                     100.0%
================================== ======================== ======================= =================================

*  Less than 0.1%
** Loan originator has not yet supplied the credit score information for this segment of the portfolio.


The weighted average FICO score for non-cosigned loans for which FICO scores are available as of the date of application was 699.

            DISTRIBUTION OF THE TRUST STUDENT LOANS BY BORROWER STATE
                             (as of April 30, 2004)

                                                                                      Percentage of Trust Student
                                                           Outstanding Principal    Loans by Outstanding Principal
State                                  Number of Loans            Balance                       Balance
----------------------------------- ---------------------- ----------------------- ----------------------------------
Alabama                                      526                   $5,581,988                     1.1%
Alaska                                        45                     $499,039                     0.1%
Arizona                                    1,001                  $10,989,816                     2.2%
Arkansas                                     363                   $3,267,486                     0.6%
California                                 3,247                  $42,509,364                     8.4%
Colorado                                     713                   $7,990,227                     1.6%
Connecticut                                  400                   $4,384,589                     0.9%
Delaware                                     121                   $1,145,043                     0.2%
District of Columbia                          80                     $934,348                     0.2%
Florida                                    2,071                  $24,304,289                     4.8%
Georgia                                      934                  $10,479,181                     2.1%
Hawaii                                       116                   $1,600,061                     0.3%
Idaho                                        129                   $1,135,369                     0.2%
Illinois                                   2,771                  $27,521,804                     5.5%
Indiana                                    1,953                  $17,784,718                     3.5%
Iowa                                         271                   $2,433,508                     0.5%
Kansas                                       464                   $4,015,965                     0.8%
Kentucky                                     658                   $5,835,182                     1.2%
Louisiana                                  1,667                  $15,845,378                     3.1%
Maine                                        160                   $1,296,723                     0.3%
Maryland                                     878                   $9,324,582                     1.9%
Massachusetts                                808                   $9,045,677                     1.8%
Michigan                                   2,552                  $24,275,812                     4.8%
Minnesota                                    499                   $4,731,214                     0.9%
Mississippi                                  273                   $2,606,925                     0.5%
Missouri                                     740                   $6,793,511                     1.3%
Montana                                       98                     $812,370                     0.2%
Nebraska                                     288                   $2,594,049                     0.5%
Nevada                                       206                   $3,354,123                     0.7%
New Hampshire                                186                   $1,794,394                     0.4%
New Jersey                                   963                  $11,327,981                     2.3%
New Mexico                                   172                   $1,688,053                     0.3%
New York                                   3,226                  $29,490,998                     5.9%
North Carolina                               886                   $9,244,230                     1.8%
North Dakota                                  65                     $612,542                     0.1%
Ohio                                       3,530                  $32,392,307                     6.4%
Oklahoma                                     850                   $8,012,347                     1.6%
Oregon                                       436                   $4,796,691                     1.0%
Pennsylvania                               5,135                  $42,747,309                     8.5%
Rhode Island                                 102                     $917,522                     0.2%
South Carolina                               456                   $4,648,851                     0.9%
South Dakota                                  73                     $661,713                     0.1%
Tennessee                                    564                   $5,861,499                     1.2%
Texas                                      5,205                  $54,592,501                    10.8%
Utah                                         208                   $2,599,181                     0.5%
Vermont                                       57                     $616,062                     0.1%
Virginia                                   1,223                  $12,014,743                     2.4%
Washington                                   838                   $8,862,836                     1.8%
West Virginia                                406                   $3,906,608                     0.8%
Wisconsin                                  1,338                  $10,585,824                     2.1%
Wyoming                                       84                   $1,100,591                     0.2%
Other                                        125                   $1,878,945                     0.4%
----------------------------------- ---------------------- ----------------------- ----------------------------------
Total                                     50,160                 $503,446,069                   100.0%
=================================== ====================== ======================= ==================================

               DISTRIBUTION OF THE TRUST STUDENT LOANS BY SERVICER
                             (as of April 30, 2004)

                                                                                      Percentage of Trust Student
                                                            Outstanding Principal    Loans by Outstanding Principal
Servicer                               Number of Loans             Balance                      Balance
----------------------------------- ----------------------- ----------------------- ---------------------------------
PHEAA                                        48,216              $486,999,767                     96.7%
Others                                        1,944               $16,446,302                      3.3%
----------------------------------- ----------------------- ----------------------- ---------------------------------
Total                                        50,160              $503,446,069                    100.0%
=================================== ======================= ======================= =================================

              TERI GUARANTY AGREEMENTS AND TERI SECURITY AGREEMENT

         The trust student loans are guaranteed 100% by TERI as to payment of principal and interest conditioned upon all guaranty fees having been paid, the sellers having followed the procedures specified by TERI in connection with the underwriting, origination and servicing and collection of the trust student loans, and a claim having been filed within the time period and in accordance with the procedures set forth in the TERI guaranty agreements. TERI agrees to use all reasonable efforts to make payment within 60 days of receipt of a properly filed claim, and in any event within 90 days of receipt.

         A claim for payment on a trust student loan may be made under the TERI guaranty agreements if:

         (a) The borrower or each of the co-borrowers, if applicable, have failed to make monthly principal and/or interest payments on the loan when due, provided the failure continues for a period of 150 consecutive days;

         (b) The borrower or each of the co-borrowers, if applicable, has filed a Chapter 13 petition in a bankruptcy or, in a Chapter 7 proceeding has filed an adversary proceeding pursuant to 11 U.S.C. ss. 523(a)(8); or

         (c) The borrower or each of the co-borrowers has died.

         If TERI denies a claim with respect to a trust student loan on the grounds of due diligence deficiencies and the claim is not cured, the sellers or the servicers may be liable for the claim and must reimburse the depositor for the lost amount of the trust student loan. The depositor will then reimburse the trust for the lost amount of the trust student loan.

         If TERI will have purchased a trust student loan due to a TERI guaranty event, the trust will repurchase, (to the extent there are Available Funds) the trust student loan from TERI, if TERI succeeds, after purchase, in obtaining from the borrower three full consecutive on-time monthly payments, and the borrower is within thirty days of being current on the trust student loan; provided that the repurchase by the trust may be invoked by TERI only once as to any trust student loan. We refer to these trust student loans as "rehabilitated trust student loans."

         The rehabilitated trust student loan will have the benefit of the TERI guaranty agreements.

         To secure the payment of the TERI guaranty amount with respect to a claim for payment on a trust student loan, TERI will enter into the TERI security agreement. Pursuant to the TERI security agreement, TERI will pledge approximately 80% of its guaranty fees to the trust by deposit into the TERI pledge fund. The TERI pledge fund is pledged to the trust, which in turn pledges all of its interest in the TERI pledge fund and all of its rights under the TERI security agreement to the indenture trustee for the benefit of the noteholders.

         The indenture trustee, at the direction of TERI, will withdraw amounts from the TERI pledge fund to the extent that guaranty claims on the trust student loans acquired by the trust are payable by TERI under the TERI guaranty agreements and that applicable procedures under the

TERI security agreement have been followed. Funds in the TERI pledge fund will be invested in eligible securities, which have substantially the same criteria for investment as funds held in the trust accounts, as directed by TERI, in accordance with the TERI security agreement. In addition, recoveries on defaulted trust student loans, on which guaranty payments have been made from the TERI pledge fund, received by TERI, net of costs of collection, will be deposited in the TERI pledge fund. If the trust purchases a rehabilitated trust student loan in which a guaranty payment has been made from the TERI pledge fund, all proceeds from the purchase, net of costs of collection, will be deposited in the TERI pledge fund. Funds may be released from the TERI pledge fund to TERI to the extent that the balance of the TERI pledge fund on any quarterly distribution date exceeds 16% of the aggregate principal balance of the trust student loans then held by the trust as of the last day of the related Collection Period. As of the closing date, approximately $34,697,646 of the guaranty fees payable to TERI for guaranteeing the trust student loans will be on deposit in the TERI pledge fund held by the indenture trustee for the benefit of the noteholders. If the trust acquires additional trust student loans, a portion of the TERI guaranty fees will be deposited into the TERI pledge fund.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The notes will be issued pursuant to the terms of the indenture. Certificates representing beneficial ownership interests in the trust will be issued privately to the depositor and TERI, pursuant to the terms of the trust agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes, the certificates, the indenture and the trust agreement. Only the class A-1 notes, class A-2 notes, class A-3 notes, class B-1 notes and class B-2 notes are offered by this prospectus supplement. Any information presented in this prospectus supplement relating to the class A-4 notes, class A-IO-1 notes, class A-IO-2 notes or the certificates is for informational purposes only to provide for a better understanding of the notes.

         The class A notes will be available in minimum denominations of $50,000 and $1,000 integral multiples in book-entry form only. The class B notes will be available for purchase in minimum denominations of $50,000 and any integral multiple thereof in book-entry form only.

THE NOTES

         Interest on the Class A Notes. Interest will accrue on the principal balance of the class A-1 notes, class A-2 notes, class A-3 notes and class A-4 notes at a rate per annum equal to the sum of the then applicable three-month LIBOR (as of the second business day before the applicable interest accrual period) plus the following margins:

         class A-1 notes              0.12%
         class A-2 notes              0.26%
         class A-3 notes              0.38%
         class A-4 notes              0.43%

         However, for the initial interest period the LIBOR rate will be determined by the following formula:

         X + ((17/30)o(Y-X))

where, X = three-month LIBOR, and Y = four-month LIBOR, in each case, as of the second business day before the start of the initial interest period. For purposes of calculating LIBOR, a business day is any day on which banks in London and New York City are open for the transaction of business. Interest due for any interest period for the class A-1 notes, class A-2 notes, class A-3 notes, class A-4 notes and class A-IO-2 notes will be determined based on the actual number of days in the interest period over a 360-day year. Interest due for any interest period for the class A-IO-1 notes will be determined based on 30 days over a 360-day year.

         Interest will accrue on the notional amount of the class A-IO-1 notes (which is equal to the outstanding principal balance of the class A-4 notes on any quarterly distribution date until the quarterly distribution date in June
2010) and the class A-IO-2 notes (which is equal to the outstanding principal balance of the class A-4 notes on any quarterly distribution date) at a rate per annum equal to 7.87% for the class A-IO-1 notes and 0.12% for the class A-IO-2 notes. Interest will accrue from and including the closing date or from the most recent quarterly distribution date on which interest has been paid to, but excluding, the current quarterly distribution date and will be payable to the noteholders on each quarterly distribution date.

         After the June 25, 2010 quarterly distribution date, the notional amount of the class A-IO-1 notes (if not reduced to $0 by prior distributions) will equal $0 and the class A-IO-1 notes will not be entitled to any future payments of interest. Once the principal balance of the class A-4 notes has been reduced to zero, the class A-IO-2 notes will not be entitled to any future payments of interest.

         Interest on the Class B Notes. Interest on the class B notes will accrue for each auction rate note interest period and will be payable in arrears, on each auction rate note interest payment date and will be calculated by applying the applicable auction rate for the auction rate note interest period or part thereof, multiplying the product by the actual number of days in the auction rate note interest period or part thereof concerned divided by 365 or 366, and truncating the resultant figure to the nearest one cent.

         The rate of interest on the class B notes for the auction rate note initial interest period will be determined by the underwriters. The rate of interest on the class B notes for each subsequent auction rate note interest period will be the auction rate unless the auction rate exceeds the maximum rate or the maximum rate is lower than the all hold rate, in which case the rate of interest on the class B notes for the auction rate note interest period will be the maximum rate; provided that, unless otherwise specified by the market agents, if, on any auction date, an auction is not held for any reason, then the rate of interest for the next succeeding auction rate note interest period will equal the maximum rate on the auction date. Notwithstanding the foregoing, if:

         (a) The ownership of the class B notes is no longer maintained in book-entry form by the securities depository, the rate of interest on the class B notes for any auction rate note interest period commencing after the delivery of certificates representing class B notes in certificated form will equal the maximum rate on the business day immediately preceding the first day of the auction rate note interest period; or

         (b) A payment default occurs, auctions will be suspended and the applicable auction rate for the auction rate note interest period commencing on or after the payment default and for each auction rate note interest period thereafter, to and including the auction rate note interest period, if any, during which, or commencing less than two business days after, the payment default is cured will equal the default rate.

         The applicable auction rate cannot exceed the maximum rate.

         Carryover Amount. If, for any auction period for any outstanding class B note, the auction rate exceeds the maximum rate, as determined as described above, then the applicable interest rate for the class B note for that auction period will be the maximum rate. The excess of the amount of interest that would have accrued on the class B note at the auction rate over the amount of interest actually accrued at the maximum rate, together with any unpaid portion of any excess from prior auction periods, will accrue as the carryover amount. The carryover amount will bear interest at a rate equal to one-month LIBOR from the auction rate note interest payment date for the auction period for which the carryover amount was calculated until paid or extinguished as described herein. No reference to "principal" or "interest" herein or in the indenture includes within the meaning of the words any carryover amount or any interest accrued on any carryover amount.

         The carryover amount (and interest accrued thereon) will be paid by the indenture trustee, if ever, on the class B note on the next occurring auction rate note interest payment date, and each succeeding auction rate note interest payment date until paid, for each auction period subsequent to the auction period in which the carryover amount accrued, if and to the extent that:

         (a) During the subsequent auction period, no additional carryover amount is accruing thereon, and if paid, the carryover amount is paid solely to the extent that during the auction period, the amount of interest that would be payable on the class B note at the maximum rate exceeds the amount of interest that is payable for the auction period on the class B note at the interest rate in effect for the auction period; and

         (b) Moneys are available pursuant to the terms of the indenture in an amount sufficient to pay all or the portion of the carryover amount as described in clause (a) above.

         Any payment obligation for the carryover amount with respect to any outstanding class B note is extinguished when the class B note is paid at maturity or by earlier redemption.

         Distributions of Principal. Principal payments will be made or allocated to the noteholders on each quarterly distribution date in an amount generally equal to the Principal Distribution Amount for the quarterly distribution date, until the principal balance of the notes is reduced to zero. Principal payments on the notes will generally be derived from Available Funds remaining after the distribution of transaction fees, interest and certain other amounts. Principal payments on the class B notes will be made in $50,000 lots.

         Unless an event of default occurs, principal payments on the notes will be applied (1) to the class A-1 notes, until paid in full, then (2) to the class A-2 notes, until paid in full, then (3) to the class A-3 notes, until paid in full, then (4) to the class A-4 notes, until paid in full, and finally (5) pro rata to the class B notes until paid in full. The aggregate outstanding principal amount of each class of notes will be payable in full on the final maturity date for that class of notes.

         If an event of default occurs and continues, on each quarterly distribution date, the principal distribution amount for the notes will be payable to each class of class A notes (other than the class A-IO notes) on a pro rata basis until each class is paid in full and then, to each class of class B notes on a pro rata basis until each class is paid in full.

         The final maturity date is June 25, 2014 for the class A-1 notes, June 25, 2027 for the class A-2 notes, June 25, 2029 for the class A-3 notes and June 25, 2031 for the class A-4 notes. The final maturity date for the class A-IO-1 notes is June 25, 2010 and for the class A-IO-2 notes is June 25, 2031. The final maturity date for the class B notes is June 1, 2039.

         On the final maturity date for each class of notes, amounts on deposit in the reserve account and the future distribution account, if any, will be available, if necessary, to be applied to reduce the principal balance of the class of notes to zero. Although the maturity of certain of the trust student loans will extend well beyond the final maturity date for the class B notes, the actual date on which the aggregate outstanding principal and/or accrued interest of any class of notes are paid may be earlier than the final maturity date for that class of notes, based on a variety of factors.

         On each quarterly distribution date occurring on and after either the quarterly distribution date on which the outstanding aggregate Pool Balance is equal to or less than 10% of the sum of the aggregate initial trust student loan pool balance plus the aggregate initial principal balance of all additional student loans or a TERI Trigger Event, all amounts remaining in the collection account after clause 14 under "Distributions and Payments--Distributions from the Collection Account" will be distributed or allocated to the future distribution account, as applicable, as principal payments on the notes.

ACCOUNTS

         The administrator will establish and maintain separate segregated accounts as follows: the collection account, the pre-funding account, the future distribution account and the reserve account. We refer to these accounts collectively as the "trust accounts." Each account will be established in the name of the indenture trustee on behalf of the noteholders and the trust. In addition, TERI will pledge a portion of its guaranty fees to the indenture trustee to secure its guaranty obligations, pursuant to the TERI security agreement. Amounts pledged pursuant to the TERI security agreement will be held by the indenture trustee in a separate TERI pledge fund. The cost of issuance account does not constitute an account held by the indenture trustee as part of the trust's property and does not secure payment of the notes.

         Funds in the trust accounts will be invested as provided in the indenture in eligible investments. Eligible investments are generally limited to short-term U.S. government backed securities, certain highly rated commercial paper and money market funds and other investments acceptable to the rating agencies as being consistent with the rating of the notes. Eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding the related quarterly distribution date. Investment earnings on funds deposited in the trust accounts, net of losses and investment expenses, will be deposited in the collection account on each quarterly distribution date and will be treated as collections of interest on the trust student loans.

         The trust accounts will be maintained as eligible deposit accounts. Any trust accounts may be maintained with the sellers or any of their affiliates, if the accounts qualify as eligible deposit accounts; provided, however, that at all times when any accounts are held by the sellers, or any of their affiliates, the accounts will be segregated accounts.

         Collection Account. The collection account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $0. On or about the third business day prior to each quarterly distribution date, the administrator will provide the indenture trustee with certain information with respect to the distributions to be made on the quarterly distribution date.

         On or before the business day preceding each Monthly Servicing Payment Date that is not a quarterly distribution date, the administrator will cause a portion of the amount of the Available Funds equal to the servicing fees allocated to the trust student loans payable on that date to be deposited into the collection account. On or before the business day prior to each quarterly distribution date, the administrator will cause (or will cause the servicers and the indenture trustee to cause) the amount of Available Funds to be deposited into the collection account.

         Pre-Funding Account. On the closing date, the trust will deposit approximately $55,893,158 into the pre-funding account, which will be used on or prior to July 30, 2004, for the purchase of additional student loans, to pay capitalized interest and to pay advances for certain fees related to the additional student loans. We expect to purchase substantially all of the additional student loans by June 30, 2004. All amounts remaining in the pre-funding account after the Funding Period will be transferred to the collection account and distributed as described above under "Distributions and Payments." Additional student loans will be purchased with funds in the pre-funding account at a premium up to 9.8% of the outstanding principal balance and accrued interest of the additional student loans. In addition, upon each purchase of additional student loans, the amount deposited into the TERI pledge fund must be equal to or greater than 6% of the principal balance of the additional student loans (TERI guaranty fees that are not part of the assets of the trust will be used to pay this amount).

         All additional student loans to be acquired by the trust will be purchased by the depositor from the sellers pursuant to student loan purchase agreements. During the Funding Period to the extent funds remain in the pre-funding account, the trust will purchase from the depositor all student loans that the sellers offer to the depositor in accordance with the student loan purchase agreements. The trust will acquire additional student loans on various transfer dates during the Funding Period, as of the related subsequent cutoff date.

         Reserve Account. The reserve account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to approximately

$114,130,609. The amount on deposit in the reserve account to the extent used will be replenished up to the specified reserve account balance on each quarterly distribution date from the amount of Available Funds remaining after payment of the prior amounts set forth under "Distributions and Payments" above with respect to the notes, all for the quarterly distribution date.

         Funds will be withdrawn from the reserve account to the extent that the amount of Available Funds is insufficient to pay the servicing fees with respect to the trust student loans on any Monthly Servicing Payment Date and any of the items specified in clauses (1) through (8) under "Distributions and Payments--Distributions from the Collection Account," on any quarterly distribution date. These funds will be paid from the reserve account to the persons and in the order of priority specified for distributions out of the collection account in clauses (1) through (8) on a quarterly distribution date. In addition, on the final maturity dates for each class of notes, amounts on deposit in the reserve account, if any, will be available, if necessary, to be applied to reduce the principal balance of the class of notes to zero.

         If the amount on deposit in the reserve account on any quarterly distribution date beginning with the quarterly distribution date in June 2005 (after giving effect to all deposits or withdrawals therefrom on that quarterly distribution date) exceeds the greater of the respective amount listed below for that quarterly distribution date:

     On or after Quarterly Distribution Date               Amount
     ---------------------------------------               ------

    June 2005                                            $95,000,000
    September 2005                                       $80,000,000
    December 2005                                        $70,000,000
    March 2006                                           $60,000,000
    June 2006                                            $50,000,000
    September 2006                                       $40,000,000
    December 2006                                        $30,000,000
    March 2007                                           $25,000,000
    June 2007                                            $20,000,000
    September 2007                                       $15,000,000
    December 2007                                        $10,000,000
    March 2008                                           $10,000,000
    June 2008                                             $5,000,000
    September 2008 and thereafter                         $1,500,000

and 1.25% of the outstanding principal amount of the notes as of the last day of the immediately preceding Collection Period, the administrator will instruct the indenture trustee to deposit the amount of the excess into the collection account for distribution as Available Funds on the quarterly distribution date to the persons and in the order of priority specified for distributions. Upon any distribution to the certificateholders of any amounts included as Available Funds, the noteholders will not have any rights in, or claims to, these amounts. Subject to the limitation described in the preceding sentence, amounts held from time to time in the reserve account will continue to be held for the benefit of the trust.

         If there are insufficient Available Funds in the collection account to pay the trust's fees and expenses, and there are no amounts on deposit in the pre-funding account and reserve account, The First Marblehead Corporation, in its sole discretion, will have the right, but not the obligation, to advance funds to the collection account. The First Marblehead Corporation will be reimbursed for advances as described under "Distributions and Payments."

         Future Distribution Account. On or prior to the 20th calendar day of each month other than the month in which a quarterly distribution date occurs, or if that day is not a business day, the immediately following business day, the administrator will instruct the indenture trustee to transfer funds on deposit in the collection account to the future distribution account, on or before the 25th calendar day of the same month, or if that day is not a business day, the immediately following business day as follows:

         o First, in the amount of fees and expenses expected to accrue and be paid to the indenture trustee, the owner trustee, the servicers and the administrator from the calendar day after the current month's Monthly Allocation Date (plus, for the initial Monthly Allocation Date, the fees and expenses accrued from the closing date through and including the initial Monthly Allocation Date) through the following month's Monthly Allocation Date plus previously accrued and unpaid amounts not previously deposited in the future distribution account;

         o Second, in the amount of fees and expenses expected to accrue and be paid to the auction agent and the broker-dealers from the calendar day after the current month's Monthly Allocation Date (plus, for the initial Monthly Allocation Date, the fees and expenses accrued from the closing date through and including the initial Monthly Allocation
           Date) through the following month's Monthly Allocation Date plus previously accrued and unpaid amounts not previously deposited in the future distribution account;

         o Third, for each class of class A notes, an amount equal to interest at the then applicable interest rate, from the calendar day after the current month's Monthly Allocation Date (plus, for the initial Monthly Allocation Date, the interest accrued from the closing date through and including the initial Monthly Allocation Date) through the following month's Monthly Allocation Date, plus previously accrued and unpaid amounts not deposited in the future distribution account; and

         o Fourth, for each class of class B notes, an amount equal to interest expected to accrue on the class B notes at the then applicable auction rates from the calendar day after the current month's Monthly Allocation Date (plus, for the initial Monthly Allocation Date, the interest accrued from the closing date through and including the initial Monthly Allocation Date) through the following month's Monthly Allocation Date, plus previously accrued and unpaid amounts not previously deposited in the future distribution account.

DISTRIBUTIONS AND PAYMENTS

         Distributions from the Future Distribution Account. On each auction rate note interest payment date for a class of class B notes, that is not a quarterly distribution date, the indenture trustee will make the following distributions:

         o First, from amounts on deposit in the future distribution account allocated to the auction agent and the broker-dealers, and then from amounts on deposit in the collection account and the reserve account, pro rata, to the auction agent and the broker-dealers, their fees and expenses;

         o Second, from amounts on deposit in the future distribution account to pay interest on that class of class B notes, and then from amounts on deposit in the collection account and the reserve account, to that class of class B notes, an amount equal to the interest payable thereon;

         o Third, from amounts on deposit in the future distribution account to pay principal on that class of auction rate notes, if any, to that class of auction rate notes; and

         o Fourth, from amounts on deposit in the future distribution account to pay carryover amounts on that class of auction rate notes, if any, to that class of auction rate notes.

         The following chart summarizes the distributions that will be made on each auction rate note interest payment date that is not a quarterly distribution date:

                          -----------------------------------------------------------------------
                                               FUTURE DISTRIBUTION ACCOUNT
                             (Collection account if insufficient funds in future distribution account)
                          -----------------------------------------------------------------------
                          -----------------------------------------------------------------------

                          -----------------------------------------------------------------------
                          -----------------------------------------------------------------------
                  1st                         BROKER-DEALERS; AUCTION AGENT
                                                          (Fees)
                          -----------------------------------------------------------------------
                          -----------------------------------------------------------------------

                          -----------------------------------------------------------------------
                          -----------------------------------------------------------------------
                  2nd                                 CLASS B NOTES
                                                        (Interest)
                          -----------------------------------------------------------------------
                          -----------------------------------------------------------------------

                          -----------------------------------------------------------------------
                          -----------------------------------------------------------------------
                  3rd                                 CLASS B NOTES
                                                       (Principal)
                          -----------------------------------------------------------------------

         Payment on Monthly Servicing Payment Date. On each Monthly Servicing Payment Date, an amount equal to the servicing fees then payable to the servicers will be paid from amounts on deposit in the future distribution account that were allocated for servicing fees, or to the extent necessary, from the collection account and the reserve account.

         Distributions from the Collection Account. On each quarterly distribution date, the administrator will instruct the indenture trustee to make the following distributions and deposits, in the amounts and in the order of priority specified below, to the extent of Available Funds for the related Collection Period. Only if an auction rate note interest payment date is also a quarterly distribution date will a class of class B notes be paid interest or principal on a quarterly distribution date.

         (1) Pro rata: indenture trustee fees and expenses up to the amount specified in the indenture; owner trustee fees and expenses up to the amount specified in the trust agreement; servicing fees with respect to the trust student loans due on the quarterly distribution date and all prior unpaid servicing fees allocated to the trust student loans up to the amount specified in the servicing agreements; administration fees with respect to the trust student loans up to the amount specified in the administration agreement; to the extent the quarterly distribution date is also an auction rate note interest payment date, broker-dealer fees and expenses up to the amount specified in the broker-dealer agreements and auction agent fees and expenses up to the amount specified in the auction agency agreement;

         (2) To the future distribution account, an amount necessary to provide for one month's expected payments of fees and expenses for each of the items in clause (1);

         (3) To TERI, the additional guaranty fees pursuant to the TERI guaranty agreements, which will be deposited into the TERI pledge fund;

         (4) To holders of each class of class A notes, the Interest Distribution Amount for the class A notes on a pro rata basis;

         (5) If the quarterly distribution date is the final maturity date for a class of class A notes, to the holders of that class of notes, the amount required to reduce the outstanding principal balance of that class of notes to zero;

         (6) If the quarterly distribution date is also an auction rate note interest payment date for one or more classes of class B notes, to the holders of the class B notes, the Interest Distribution Amount for the class B notes on a pro rata basis;

         (7) To the future distribution account, an amount necessary to provide for one month's expected interest payments on the class A notes as described under "Accounts;"

         (8) To the future distribution account, an amount necessary to provide for one month's expected interest payments on the class B notes as described under "Accounts;"

         (9) To the reserve account, an amount, up to the amount, if any, necessary to reinstate the balance of the reserve account to the greater of 1.25% of the outstanding principal amount of the notes as of the last day of the immediately preceding Collection Period and $1,500,000;

         (10) To TERI, to purchase rehabilitated trust student loans;

         (11) To the holders of (i) the class A-1 notes, until paid in full, then (ii) the class A-2 notes, until paid in full, then (iii) the class A-3 notes, until paid in full, then (iv) the class A-4 notes, until paid in full, and then (v) to the holders of the class B-1 notes and the class B-2 notes, on a pro rata basis, until paid in full, or to the future distribution account, as the case may be, the Principal Distribution Amount less any amount distributed as principal under clause (5);

         (12) To the holders of the class B notes or to the future distribution account, as the case may be, carryover amounts, if any;

         (13) Pro rata: any unreimbursed advances to The First Marblehead Corporation and for all amounts in excess of the maximum amounts specified in clause (1), for indenture trustee fees and expenses pursuant to the indenture; owner trustee fees and expenses pursuant to the trust agreement; indemnities and expenses of the servicers; the portion of the administration fee allocated to the notes and all unpaid administration fees from prior Collection Periods allocated to the notes; broker-dealer fees and expenses pursuant to the broker-dealer agreements; auction agent fees and expenses pursuant to the auction agency agreement;

         (14) To the holders of the class A-1 notes, any remaining amounts until the outstanding principal balance of that class is reduced to zero;

         (15) On and after the 10% Pool Balance Distribution Date or a TERI Trigger Event, to the holders of the notes or to the future distribution account, as the case may be, any remaining amounts as payment of principal allocated among the noteholders as described in clause (11) until paid in full; and

         (16) To the structuring advisor, any unpaid and accrued structuring advisory fees, and then to the certificateholders, any remaining amounts.

         Upon any distribution to The First Marblehead Corporation or the certificateholders of any amounts included as Available Funds, the noteholders will not have any rights in, or claims to, those amounts.

         The following chart summarizes the distributions that will be made on each quarterly distribution date:

                  ------------------------------------------------------------------------------------------
                                                     COLLECTION ACCOUNT

                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------

       -----------------------------------------------------------------------------------------------------------------

           --------------- -------------- ------------ ------------------- -------------------- --------------------
             INDENTURE     OWNER TRUSTEE   SERVICERS     ADMINISTRATOR       BROKER-DEALERS        AUCTION AGENT
  1st         TRUSTEE        (Fees and    (Servicing    (Administration    (Fees and expenses)  (Fees and expenses)
             (Fees and       expenses)       fees)           fees)
             expenses)
           --------------- -------------- ------------ ------------------- -------------------- --------------------

       -----------------------------------------------------------------------------------------------------------------

                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------
            2nd                                  FUTURE DISTRIBUTION ACCOUNT
                                                     (Fees and expenses)
                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------

                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------
            3rd                                             TERI
                            (Additional guaranty fees to be deposited into the TERI pledge fund)
                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------

                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------
            4th                                      CLASS A NOTEHOLDERS
                                                         (Interest)
                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------

                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------
            5th                                      CLASS A NOTEHOLDERS
                                                (Principal on final maturity)
                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------

                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------
            6th                                      CLASS B NOTEHOLDERS
                                                         (Interest)
                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------

                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------
            7th                                  FUTURE DISTRIBUTION ACCOUNT
                                                (Interest for class A notes)
                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------

                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------
            8th                                  FUTURE DISTRIBUTION ACCOUNT
                                                (Interest for class B notes)
                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------

                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------
            9th                                        RESERVE ACCOUNT

                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------

                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------
                                                            TERI   10th
                                       (Purchase of rehabilitated trust student loans)
                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------

                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------
           11th                                          NOTEHOLDERS
                                               (Principal Distribution Amount)
                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------

                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------
           12th                                      CLASS B NOTEHOLDERS
                                                     (Carryover amounts)
                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------

                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------
           13th        The First Marblehead Corporation; INDENTURE TRUSTEE; OWNER TRUSTEE; SERVICERS;
                                        ADMINISTRATOR; BROKER-DEALERS; AUCTION AGENT
                  (All amounts due these parties in excess of the maximum amounts to be distributed in (1))
                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------

                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------
           14th                                     CLASS A-1 NOTEHOLDERS
                                         (Any remaining amounts until paid in full)
                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------

                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------
           15th                                          NOTEHOLDERS
                      (On       and after the 10% Pool Balance Distribution Date
                                or a TERI Trigger Event, any remaining amounts
                                as payment of principal until paid in full)
                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------

                  ------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------------
           16th                            STRUCTURING ADVISOR; CERTIFICATEHOLDERS
                                     (Structuring advisory fees; any remaining amounts)
                  ------------------------------------------------------------------------------------------

         On each quarterly distribution date, Available Funds will include, among other amounts:

         (1) If any class of class B notes has an auction rate note interest payment date on that quarterly distribution date, then amounts equal to fees and expenses to be paid to the auction agent and the broker-dealers and interest and principal payable on that class, which will be deposited into the collection account from the future distribution account; and

         (2) All amounts on deposit in the future distribution account for the class A notes interest accrual, which will be deposited into the collection account.

CREDIT ENHANCEMENT

         Excess Interest. Excess interest is created when interest collections received on the trust student loans during a Collection Period and related investment earnings exceed the interest on the notes at the related Note Interest Rates and certain fees and expenses of the trust. Excess interest with respect to the trust student loans is intended to provide "first loss" protection for the notes. Excess interest (as part of all interest collections) will be collected and deposited into the collection account and will become part of the Available Funds. There can be no assurance as to the rate, timing or amount, if any, of excess interest. The application of excess interest to the payment of principal on your notes will affect the weighted average life and yield on your investment. Excess interest not applied to make required distributions on any quarterly distribution date, and not deposited into the reserve account, will be paid to the certificateholders and will not be available on subsequent quarterly distribution dates to make payments on any class of the notes.

         Subordination of the Subordinate Notes. The rights of the holders of the subordinate notes to receive payments of interest are subordinated to the rights of the holders of the senior notes to receive payments of interest and the rights of the holders of the subordinate notes to receive payments of principal are subordinated to the rights of the holders of the senior notes to receive payments of interest and principal. Consequently, Available Funds will be applied to the payment of interest on the senior notes before payment of interest on the subordinate notes. Moreover, for so long as the senior notes are outstanding, the holders of the subordinate notes will not be entitled to any payments of principal.

         Reserve Account. The reserve account is intended to enhance the likelihood of timely receipt by the noteholders of the full amount of interest due to them and to decrease the likelihood that holders will experience losses. In certain circumstances, however, the reserve account could be depleted.

MATURITY AND PREPAYMENT ASSUMPTIONS

         The rate of payment of principal of each class of notes and the yield on each class of notes will be affected by prepayments of the trust student loans that may occur as described below. Each of the sellers is generally obligated to repurchase any trust student loan as a result of a breach of any of its representations and warranties contained in its student loan purchase agreement and each of the servicers is obligated to purchase any trust student loan pursuant to its servicing agreement as a result of a breach of certain covenants with respect to the trust student loan, in each case where the breach materially adversely affects the interests of the noteholders in that trust student loan and is not cured within the applicable cure period. In addition, holders of the notes will receive accelerated payments of principal from excess interest collections in the event of either a TERI Trigger Event or on and after the 10% Pool Balance Distribution Date. Any reinvestment risk from the accelerated payment of principal will be borne by the noteholders receiving the prepayment.

         On the other hand, scheduled payments with respect to, and maturities of, the trust student loans may be extended, including pursuant to grace periods, deferral periods and, under certain circumstances, forbearance periods. The rate of payment of principal of the notes, and the yield on the notes may also be affected by the rate of defaults resulting in losses on defaulted trust student loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of TERI to make guaranty payments with respect thereto. In addition, the maturity of certain of the trust student loans will extend well beyond the final maturity date for the class B notes.

         The rate of prepayment on the trust student loans cannot be predicted. You will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of trust student loans related to the notes. Reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time you receive payments from the trust than the interest rates and the spreads that would otherwise have been had prepayments not been made or had prepayments been made at a different time.

CERTIFICATES

         On the closing date, the trust will issue privately a single class of certificates to the depositor and TERI. The certificates will represent the beneficial ownership interests in the trust's assets. The certificates will not have a principal balance and will not bear interest. On each quarterly distribution date, the certificates will not be entitled to any distributions with respect to Available Funds until all amounts owed to the noteholders have been paid. Once a distribution has been made in respect of the certificates, it will not be available to pay any of the noteholders.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, the notes will be characterized as indebtedness to a noteholder other than the owner of the certificates and not as representing an ownership interest in the assets of the trust or an equity interest in the trust. In addition, for federal income tax purposes, the trust will not be classified as an association taxable as a corporation for federal income tax purposes, a taxable mortgage pool as defined in section 7701(i) of the Internal Revenue Code of 1986, as amended (referred to as the Code in this prospectus supplement), or a "publicly traded partnership" as defined in Treasury regulation section 1.7704-1. See "U.S. Federal Income Tax Consequences" in the prospectus.

         Prospective investors in the notes should see "U.S. Federal Income Tax Consequences" and "State Tax Consequences" in the prospectus for a discussion of the application of certain federal income and state and local tax laws to the trust and purchasers of the notes.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, and section 4975 of the Code impose certain fiduciary and prohibited transaction restrictions on:

         (a) Employee benefit plans as defined in section 3(3) of ERISA, subject to Title I of ERISA;

         (b) Plans described in section 4975(e)(1) of the Code, subject to section 4975(c) of the Code, including individual retirement accounts or Keogh plans;

         (c) Any entities whose underlying assets include plan assets by reason of an investment in these entities by a plan described in (a) or (b); and

         (d) Persons who have certain specified relationships to these Plans--these persons are called "Parties in Interest" under ERISA and "Disqualified Persons" under the Code.

         We refer to entities described in (a), (b) and (c) as "Plans."

         Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account and the insurance company might be treated as a Party in Interest as to a Plan by virtue of that investment. ERISA also imposes various duties on persons who are fiduciaries of Plans and prohibits certain transactions between a Plan and its Parties in Interest or Disqualified Persons.

         The depositor, the servicers, the indenture trustee, the owner trustee or the administrator may be the depositor of or investment advisor for one or more Plans. Because these parties may receive certain benefits from the sale of the notes, the purchase of the notes using Plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, the notes may not be purchased using the assets of any Plan if the depositor, the servicers, the indenture trustee, the owner trustee or the administrator has investment authority over those assets.

         In addition, under a regulation issued by the Department of Labor called the "Plan Asset Regulation," if a Plan makes an "equity" investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of that entity will be deemed for purposes of ERISA to be assets of the investing Plan unless exceptions in the regulation apply. The Plan Asset Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the notes are treated as debt for purposes of the Plan Asset Regulation, the trust student loans and the other assets of the trust should not be deemed to be assets of an investing Plan. If, however, the notes were treated as "equity" for purposes of the Plan Asset Regulation, a Plan purchasing the notes could be treated as holding the trust student loans and the other assets of the trust. Although there can be no assurances in this regard, it appears that the notes, which are denominated as debt, should be treated as debt and not as "equity interests" for purposes of the Plan Asset Regulation.

         Although it is not free from doubt, it also appears that, so long as the notes retain a rating of at least investment grade, the notes should continue to be treated as indebtedness without substantial equity features for the purposes of the Plan Asset Regulation. There is, however, increased uncertainty regarding the characterization of a debt instrument that does not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the ratings of any notes, no subsequent transfer of such notes or any interest therein may be made to a trustee or other person acting on behalf of a Plan, or using Plan assets to effect such transfer, unless an opinion of counsel described below is obtained. A prospective transferee (including any purchaser in the initial transfer of the notes) of the notes or any interest therein who is a trustee or is acting on behalf of a Plan, or using Plan assets to effect such transfer, will be deemed to represent that at the time of such transfer the notes are rated at least investment grade; that such transferee believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation, and agrees to so treat the notes; and that the acquisition and holding of the notes does not result in a violation of the prohibited transaction rules of ERISA or section 4975 of the Code because it is covered by an applicable exemption, including Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14, or by reason of the trust, the depositor, the administrator, the underwriters, the servicers, the indenture trustee, the owner trustee, any provider of credit support or any of their affiliates not being a Party in Interest with respect to such Plan. Alternatively, regardless of the rating of the notes, a prospective transferee of the notes or any interest therein who is a trustee or is acting on behalf of a Plan, or using Plan assets to effect such transfer, may provide the indenture trustee an opinion of counsel satisfactory to the indenture trustee, which opinion will not be at the expense of the trust, the depositor, the administrator, the underwriters, the servicers, the indenture trustee or the owner trustee, that the purchase, holding and transfer of the notes or interests therein is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the trust, the depositor, the administrator, the underwriters, the servicers, the indenture trustee or the owner trustee to any obligation in addition to those undertaken in the indenture.

         Before making an investment in the notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of the investment in their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations:

         o Whether the fiduciary has the authority to make the investment;

         o Whether the investment constitutes a direct or indirect transaction with a Party in Interest;

         o The diversification by type of asset of the Plan's portfolio;

         o The Plan's funding objectives;

         o The tax effects of the investment; and

         o Whether under the general fiduciary standards of investment procedure and diversification an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  UNDERWRITING

         The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York on or about June 10, 2004 against payment in immediately available funds and also Clearstream Banking, societe anonyme, Luxembourg and Euroclear.

         Subject to the terms and conditions set forth in the underwriting agreement relating to the notes, the trust will sell to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of each class of notes set forth opposite its name.


       PRINCIPAL            UBS SECURITIES     DEUTSCHE BANK     CITIGROUP GLOBAL       GOLDMAN,
         AMOUNT                  LLC          SECURITIES INC.      MARKETS INC.        SACHS & CO.         TOTAL
       ---------            --------------    --------------     ----------------      -----------         -----
  CLASS A-1 NOTES              $89,795,799       $67,511,567          $15,846,317      $15,846,317      $189,000,000
  CLASS A-2 NOTES             $162,535,146      $122,199,508          $28,682,673      $28,682,673      $342,100,000
  CLASS A-3 NOTES              $49,886,555       $37,506,425           $8,803,510       $8,803,510      $105,000,000
  CLASS B-1 NOTES              $39,500,000                $0                   $0               $0       $39,500,000
  CLASS B-2 NOTES                       $0       $39,500,000                   $0               $0       $39,500,000
          TOTAL               $341,717,500      $266,717,500          $53,332,500      $53,332,500      $715,100,000

         In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the notes offered hereby if any of the notes are purchased. The trust has been advised by the underwriters that the underwriters propose initially to offer the notes at the respective prices set forth on the cover page of this prospectus supplement, and to certain dealers at those prices less a concession not in excess of 0.195% per class A-1 note, 0.195% per class A-2 note, 0.195% per class A-3 note, 0.246% per class B-1 note and 0.246% per class B-2 note. The underwriters may allow and dealers may reallow to other dealers a discount not in excess of 0.0975% per class A-1 note, 0.0975% per class A-2 note, 0.0975% per class A-3 note, 0.123% per class B-1 note and 0.123% per class B-2 note. After the initial offering, prices, concessions and reallowances may be changed.

         The underwriting agreement provides that the obligations of the underwriters thereunder are subject to certain conditions precedent, including the delivery of certain legal opinions by their counsel. The underwriters are committed to take and pay for all of the notes if any are taken. The depositor and The First Marblehead Corporation have agreed in the underwriting agreement to indemnify the underwriters and their controlling persons against certain liabilities in connection with the offer and sale of the notes.

         The underwriters propose to offer the notes for resale initially at the offering price set forth on the cover hereof. After the initial offering, the offering price and other selling terms may be changed at any time without notice.

         Beneficial interests in the class A-4 notes, the class A-IO-1 notes and the class A-IO-2 notes will be sold by the depositor in one or more privately negotiated transactions. There is currently no underwriting arrangement in effect for these notes or the beneficial interests in these notes. Proceeds to the depositor from any sale of beneficial interests in the class A-4 notes, the class A-IO-1 notes and the class A-IO-2 notes will equal the purchase price paid by their purchaser, net of any expenses payable by the depositor.

         The trust has informed the underwriters that it does not intend to apply for listing of the notes through the National Association of Securities Dealers Automated Quotation System.

         The notes are new issues of securities with no established trading market. The depositor has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

         In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with The First Marblehead Corporation, the depositor and their affiliates.

         During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes. The lead underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

         In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer's short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealer who sold those notes as part of the offering.

         In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of such transactions.

         Each underwriter has represented and agreed that:

         (a) It has not offered or sold and will not offer or sell any notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

         (b) It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000, received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the trust; and

         (c) It has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

         No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the prospectus, this prospectus supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this prospectus supplement comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute such prospectus supplement, in all cases at their own expense.

         We have not authorized any offer of the notes to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended. The notes may not be lawfully offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the Financial Services Act 1986, as amended.

                                  LEGAL MATTERS

         Certain legal matters relating to the notes will be passed upon for the trust and the administrator by Thacher Proffitt & Wood LLP, New York, New York, and for the underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Certain federal income tax and other matters will be passed upon for the trust by Thacher Proffitt & Wood LLP, New York, New York.

                                     RATINGS

         It is a condition to the issuance of the class A notes that the class A notes be rated in the highest rating category of all three rating agencies. It is a condition to the issuance of the class B notes that the class B notes be rated in one of the three highest rating categories of all three rating agencies. No application was made to any other rating agency for the purpose of obtaining additional ratings of the notes.

         Any ratings, if assigned, reflect only the view of the rating agency rating the notes. Any explanation of the significance of the ratings may be obtained only from the rating agency. The trust has furnished to the rating agencies certain information and materials, some of which may not have been included in this prospectus supplement, relating to the notes. Generally, rating agencies base their ratings on that information and materials and on investigation, studies and assumptions made by the rating agencies. There can be no assurance that ratings when assigned will continue for any given period of time.

                                     EXPERTS

         The financial statements of TERI as of and for the years ended June 30, 2002 and June 30, 2003 attached to this prospectus supplement as Annex I have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report appearing in Annex I, and are included in reliance upon the report of that firm given upon their authority as experts in accounting and auditing.

                                    GLOSSARY
                            FOR PROSPECTUS SUPPLEMENT

         "Available Funds" means, with respect to any distribution date, any Monthly Servicing Payment Date or any other distribution date pursuant to the indenture, the sum of the following amounts received with respect to the then elapsed portion of the related Collection Period to the extent not previously distributed:

         (a) All collections received by a servicer (or any sub-servicer acting on its behalf) on the trust student loans, (including any guaranty payments received) but net of any applicable administrative fees, a portion of any late fees or similar fees received from a borrower;

         (b) All liquidation proceeds and all Recoveries in respect of liquidated student loans which were written off in prior Collection Periods or prior months of the Collection Period;

         (c) The aggregate Purchase Amounts received for trust student loans repurchased by a seller or a servicer or under an obligation which arose during the elapsed portion of the Collection Period;

         (d) Investment earnings for the distribution date;

         (e) Amounts withdrawn from the reserve account in excess of the specified reserve account balance and deposited into the collection account;

         (f) Amounts transferred from the pre-funding account to the collection account;

         (g) Amounts on deposit in the future distribution account;

         (h) Any amounts advanced by The First Marblehead Corporation in its discretion; and

         (i) Any proceeds received in connection with the sale of the trust student loans, or sums collected by the indenture trustee pursuant to the indenture; provided, however, that Available Funds will exclude all payments and proceeds (including liquidation proceeds) of any trust student loans, the related Purchase Amount of which has been included in Available Funds, for a prior distribution date; provided, further, that if on any distribution date there would not be sufficient funds, after application of Available Funds and amounts available from the reserve account, the future distribution account and the pre-funding account, to pay any of the items specified in clauses (1) through (6) as described in "Description of the Securities--Distributions and Payments--Distributions from Collection Account" for the distribution date, then Available Funds for the distribution date will include, in addition to the Available Funds, amounts being held by the indenture trustee, or on deposit in the collection account, with respect to Available Funds relating to the distribution date which would have constituted Available Funds for the distribution date succeeding the distribution date, up to the amount necessary to pay the items specified in clauses (1) through (6) as described in "Description of the Securities--Distributions and Payments--Distributions from Collection Account," and the Available Funds, for the succeeding distribution date will be adjusted accordingly.

         "Collection Period" means, with respect to the first quarterly distribution date, the period beginning on June 1, 2004 and ending on August 31, 2004, and with respect to each subsequent quarterly distribution date, the Collection Period means the three calendar months immediately following the end of the previous Collection Period.

         "Cumulative Default Rate" means the percentage equivalent of the fraction the numerator of which is the cumulative principal balance of the trust student loans which are defaulted trust student loans on the quarterly distribution date, and the denominator of which is the cumulative principal balance (on a loan by loan basis, the beginning principal balance of each trust student loan on the first date each loan first enters repayment status) of all trust student loans that have entered repayment status plus any prepayments on the trust student loans that have occurred prior to those trust student loans entering repayment.

         "Funding Period" means the period from the closing date until the first to occur of:

         (a) An event of default occurring under the indenture, a servicer default occurring under the servicing agreements or an administrator default occurring under the administration agreement;

         (b) Certain events of insolvency with respect to the depositor and the administrator; or

         (c) July 30, 2004.

         "Interest Carryover Shortfall" means, with respect to any distribution date and any class of notes, the excess of the sum of the related Interest Distribution Amount with respect to that class of notes, on the preceding distribution date for the class of notes over the amount of interest actually distributed to the holders of that class of notes on the preceding distribution date, plus interest on the amount of excess interest due to the holders of that class of notes to the extent permitted by law, at the then current Note Interest Rate for that class of notes.

         "Interest Distribution Amount" means, with respect to any distribution date for a class of notes, the sum of the aggregate amount of interest accrued at the applicable Note Interest Rate for the related interest period or the auction rate note interest period on the outstanding principal balance or outstanding notional amount, as applicable, of the class of notes on the immediately preceding distribution date for that class of notes after giving effect to all principal distributions, or notional amount allocations, as applicable, to noteholders of that class on that date (or, in the case of the first distribution date, on the closing date) and the Interest Carryover Shortfall for that class and that distribution date.

         "Monthly Allocation Date" means the 25th calendar day of each month other than the month in which a Quarterly Distribution occurs, or if that day is not a business day, the immediately following business day.

         "Monthly Servicing Payment Date" means the 25th calendar day of each month, or, if that day is not a business day, the immediately following business day.

         "Note Interest Rate" means with respect to any interest period:

         (a) In the case of the class A-1 notes, class A-2 notes, class A-3 notes and class A-4 notes, the interest rate per annum equal to the sum of three-month LIBOR (or in the case of the initial interest period, the blended rate of LIBOR calculated under "Description of the Securities--The Notes") plus:

          class A-1 notes          0.12%

          class A-2 notes          0.26%

          class A-3 notes          0.38%

          class A-4 notes          0.43%

         (b) In the case of the class A-IO-1 notes, 7.87% per annum, and in the case of the class A-IO-2 notes, 0.12% per annum; and

         (c) The auction rate with respect to the class B notes.

         "Pool Balance" means, at any time, the aggregate principal balance of the trust student loans at the end of the preceding Collection Period (including accrued interest thereon for the Collection Period to the extent interest will be capitalized upon commencement of repayment or during deferment or forbearance).

         "Principal Distribution Amount" means, with respect to any quarterly distribution date, the amount necessary, so that after distributing such amount to the notes, the ratio, expressed as a percentage, of (a) the sum of the Pool Balance plus the pre-funded amount for the quarterly distribution date plus amounts on deposit in the reserve account, the future distribution account and the collection account (excluding funds on deposit in the TERI pledge fund) to
(b) the outstanding principal amount of the notes, would equal at least 103%; provided, however, that the Principal Distribution Amount will not exceed the outstanding principal balance of the notes. In addition, on the final maturity date for each related class of notes, the principal required to be distributed to that class of notes will include the amount required to reduce the outstanding principal balance of that class of notes to zero.

         "Purchase Amount" means, as of the close of business on the last day of a Collection Period, 100% of the amount required to prepay in full the respective trust student loan, in each case under the terms thereof including all accrued interest thereon expected to be capitalized upon entry into repayment.

         "Recoveries" means, with respect to any liquidated student loan, moneys collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which the trust student loan, became a liquidated student loan, net of the sum of any amounts expended by the servicers (or any sub-servicer acting on its behalf) for the account of any obligor and any amounts required by law to be remitted to the obligor.

         "10% Pool Balance Distribution Date" means the quarterly distribution date on which the outstanding aggregate Pool Balance is equal to or less than 10% of the sum of the aggregate initial trust student loan pool balance plus the aggregate initial principal balance of all additional student loans.

         "TERI Trigger Event" means with respect to the trust student loans on any distribution date, when the Cumulative Default Rate exceeds 15%; provided, however, that a TERI Trigger Event will not have occurred if TERI is continuing to pay claims on defaulted trust student loans that have met the due diligence requirements.

                                     ANNEX I

                     THE EDUCATION RESOURCES INSTITUTE, INC.

       CONSOLIDATED FINANCIAL STATEMENTS, JUNE 30, 2003 AND JUNE 30, 2002

           UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS, MARCH 31, 2004

Consolidated Financial Statements
for the Years Ended June 30, 2003 and June 30, 2002

Report of Independent Auditors .............................................TF-4
Statements of Financial Position ...........................................TF-5
Statements of Activities and Changes in Net Assets .........................TF-6
Statements of Cash Flows ...................................................TF-7
Notes to Financial Statements ..............................................TF-8

Unaudited Consolidated Financial Statements for the Nine Months Ended March 31, 2004

Statements of Financial Position ..........................................TF-22
Statements of Activities and Changes in Net Assets ........................TF-23
Statements of Cash Flows ..................................................TF-24

         The Education Resources Institute, Inc. and Subsidiary
         Consolidated Financial Statements
         June 30, 2003 and 2002

The Education Resources Institute, Inc. and Subsidiary
Index
June 30, 2003 and 2002
--------------------------------------------------------------------------------

                                                                         Page(s)

Report of Independent Auditors ................................................1

Consolidated Financial Statements

Statements of Financial Position ..............................................2

Statements of Activities and Changes in Net Assets ............................3

Statements of Cash Flows ......................................................4

Notes to Financial Statements ..............................................5-17

[LOGO OF PRICEWATERHOUSECOOPERS]
--------------------------------------------------------------------------------

                                                      PricewaterhouseCoopers LLP
                                                      One International Place
                                                      Boston MA 02110-2611
                                                      Telephone (617) 530 5000
                                                      Facsimile (617) 530 5001

                         Report of Independent Auditors

To the Board of Directors of
The Education Resources Institute, Inc.

In our opinion, the accompanying consolidated statements of financial position and the related consolidated statements of activities and changes in net assets and cash flows present fairly, in all material respects, the financial position of The Education Resources Institute, Inc. and its subsidiary ("TERI") at June 30, 2003 and 2002 and the changes in its net assets and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of TERI's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

September 4, 2003

The Education Resources Institute, Inc. and Subsidiary
Consolidated Statements of Financial Position
June 30, 2003 and 2002
--------------------------------------------------------------------------------

                                                       2003            2002
                                                   -------------   -------------
Assets
Cash and equivalents
  Cash                                             $   2,735,042   $   8,500,693
  Marketable securities treated as equivalents         1,234,579       3,839,681
                                                   -------------   -------------
    Total cash and equivalents                         3,969,621      12,340,374

Marketable securities                                 84,504,684      51,006,781
Restricted cash and equivalents                       12,655,332       7,621,892
                                                   -------------   -------------
    Total investments                                 97,160,016      58,628,673

Receivables
  Guarantee fees                                      18,156,449      11,407,340
  Residual interest in securitized portfolios         13,669,370       3,680,696
  Accrued interest                                       567,272         771,318
  Other                                                  313,983         212,476
                                                   -------------   -------------
    Total receivables                                 32,707,074      16,071,830

Notes receivable                                       6,674,019       7,305,348

Prepaid expenses and other assets, net                   638,883         668,257

Student loans
  Student loans receivable                            20,615,407      27,849,626
  Receivables recoverable on claim payments           29,312,985      25,157,293
                                                   -------------   -------------
    Total student loans                               49,928,392      53,006,919
                                                   -------------   -------------
    Total assets                                   $ 191,078,005   $ 148,021,401
                                                   =============   =============

Liabilities and Net Assets
Accounts payable and accrued expenses              $     968,893   $   1,068,694
Due to First Marblehead Education Resources            2,272,229       1,927,413
Accrued pension liability                                310,282         327,635
Deferred revenue - other                               1,207,536       1,158,157
Deferred guarantee fees                                9,578,241       6,704,169
Loan loss reserves                                   107,942,083      75,228,737
Bonds payable                                         19,060,000      26,460,000
                                                   -------------   -------------
    Total liabilities                                141,339,264     112,874,805

Net assets
  Unrestricted
    Undesignated                                      34,445,513      19,820,464
    Board-designated                                  13,293,228      13,326,132
  Permanently restricted                               2,000,000       2,000,000
                                                   -------------   -------------
      Total net assets                                49,738,741      35,146,596
                                                   -------------   -------------
      Total liabilities and net assets             $ 191,078,005   $ 148,021,401
                                                   =============   =============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                        2                                   TF-5

The Education Resources Institute, Inc. and Subsidiary
Consolidated Statements of Activities and Changes in Net Assets
Years Ended June 30, 2003 and 2002
--------------------------------------------------------------------------------

                                                        2003           2002
                                                   -------------   -------------
Revenue
Guarantee fees                                     $  67,648,014   $  42,458,718
Residual interest in securitized portfolios           10,175,301       3,607,438
Investment income                                      2,046,105       2,480,816
Grants and contracts                                   2,463,639       2,899,707
Origination fees                                       5,337,145       2,843,725
HEIC membership fees                                     120,032          77,572
Interest income                                        1,381,955       2,439,762
Interest income - FMC - notes receivable                 421,739         457,820
Contractual income - FMC                                 747,528         747,528
Other                                                      2,877         159,807
                                                   -------------   -------------
    Total revenue                                     90,344,335      58,172,893

Expenses
Compensation and employee fringe benefits              2,293,273       2,868,431
Office expenses                                          367,031         393,653
Rent (net of reimbursement)                              260,429         137,043
Professional fees (FMER)                              20,534,471      14,191,953
Professional fees (other)                              2,971,472       3,439,479
Loan servicing fees                                      236,857         329,475
Collection costs                                       4,229,603       4,333,267
Printing and promotion                                    65,134          86,605
Loan loss provision, net                              43,736,775      23,102,882
Depreciation and amortization                            158,453         210,742
Grants                                                    41,469         167,178
Interest expense                                         416,431         858,509
Other expenses                                           440,792         614,001
                                                   -------------   -------------
    Total expenses                                    75,752,190      50,733,218
                                                   -------------   -------------
Increase in net assets                                14,592,145       7,439,675

Net assets, beginning of year                         35,146,596      27,706,921
                                                   -------------   -------------
Net assets, end of year                            $  49,738,741      35,146,596
                                                   =============   =============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

TF-6                                    3

The Education Resources Institute, Inc. and Subsidiary
Consolidated Statements of Cash Flows
Years Ended June 30, 2003 and 2002
--------------------------------------------------------------------------------

                                                                      2003               2002
                                                                 --------------    --------------
Cash flows from operating activities
Changes in net assets                                            $   14,592,145    $    7,439,675

Adjustments to reconcile changes in net assets to net cash
 provided by operating activities
  Depreciation and amortization                                         158,453           210,742
  Gain on sale of assets                                                      -          (155,620)
  Provision for loan loss reserve (net)                              43,736,775        23,102,882
  Amortization of net discount on securities                            (69,561)         (208,594)
  Unrealized gain on investments in marketable securities               (89,395)          (25,867)
  Change in
    Receivables                                                     (16,635,244)        9,803,400
    Student loans                                                     3,078,527         9,873,053
    Prepaid expenses and other assets                                    49,376         1,058,235
    Default claims paid                                             (45,614,236)      (49,380,669)
    Default claims recoveries (net of adjustments)                   34,590,807        33,157,742
    Access transaction (Note 9)                                               -       (22,927,121)
    Accounts payable and accrued expenses                               227,662           728,996
    Deferred revenue - other                                             49,379          (582,839)
    Deferred guarantee fees                                           2,874,072         1,566,604
                                                                 --------------    --------------
      Total adjustments                                              22,356,615         6,220,944

      Net cash provided by operating activities                      36,948,760        13,660,619

Cash flows from investing activities
Purchases of property and equipment                                     (37,753)          (19,178)
Sale of property and equipment                                                -             5,413
Investments in marketable securities                               (188,477,228)     (124,572,649)
Proceeds from the sale and maturities of investments in
 marketable securities                                              154,997,579       108,537,592
(Increase) decrease in restricted cash and equivalents               (5,033,440)       18,006,387
Proceeds from notes receivable                                          631,329        (7,305,348)
                                                                 --------------    --------------
      Net cash used in investing activities                         (37,919,513)       (5,347,783)

Cash flows from financing activities
Principal payments on bonds payable                                  (7,400,000)       (9,180,000)
                                                                 --------------    --------------
      Net cash used in financing activities                          (7,400,000)       (9,180,000)

Decrease in cash and equivalents                                     (8,370,753)         (867,164)

Cash and equivalents, beginning of year                              12,340,374        13,207,538
                                                                 --------------    --------------
Cash and equivalents, end of year                                $    3,969,621    $   12,340,374
                                                                 ==============    ==============

Supplemental disclosure
Cash paid for interest                                           $      416,431    $      858,509

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                        4                                   TF-7

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

1.       Organization

         The Education Resources Institute, Inc. ("TERI") was incorporated in June 1985 for the purposes of aiding students in attaining an education and assisting educational institutions in providing an education in an economical fashion. To achieve this purpose, TERI's principal service is to function as a guarantor of student loans disbursed by participating lending institutions.

         In addition, TERI's College Access Division, including the Higher Education Information Center ("HEIC"), receives funds from federal, state and private grants, membership fees from colleges and universities and other sources. These funds are used to provide information to students and their families, predominantly low income and/or first generation college students, about opportunities and financial aid for post-high school education and career opportunities.

         In 1994, TERI formed TERI Financial Services, Inc. ("TFSI") to carry out the broad educational purposes of TERI through the creation of a secondary market in student education loans, including, from time to time, purchasing and holding student loan portfolios. TFSI commenced operations in December 1996.

         On June 20, 2001, TERI and First Marblehead Corporation ("FMC"), an education finance company, completed a purchase and sale agreement effective July 1, 2001 (the "Transaction") that provided for FMC to acquire certain operating assets and services of TERI and to establish a new subsidiary of FMC called First Marblehead Education Resources ("FMER"). TERI continues to be a provider of student loan guarantee services and education information and counseling services, including those services performed by HEIC. FMER provides to TERI, under a master servicing agreement, services including loan origination, customer service, default prevention, default processing and administrative services. For fiscal years 2003 and 2002, TERI paid $20,534,471 and $14,191,953, respectively, to FMER for services rendered under the Master Servicing Agreement (Notes 4, 5 and 14).

2.       Summary of Significant Accounting Policies

         Principles of Consolidation
         The consolidated financial statements include the accounts of TERI and TFSI. All significant intercompany balances and transactions are eliminated in consolidation.

         Basis of Presentation
         The accompanying financial statements have been prepared on the accrual basis of accounting and in accordance with Statement of Financial Accounting Standards ("SFAS") No. 117, Financial Statements of Not-for-Profit Organizations.

         Accordingly, net assets and changes therein are classified as follows:

         Unrestricted Net Assets
         Net assets not subject to donor-imposed stipulations which TERI may use at its discretion.

TF-8                                    5

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

         Permanently Restricted Net Assets
         Net assets subject to donor-imposed stipulations which must be maintained in perpetuity by TERI. The donors of these assets permit TERI to use all or part of the related investment and appreciation earned for general or specific purposes. There were no changes in permanently restricted net assets as of June 30, 2003 and 2002.

         The Board Designated Unrestricted net asset account was established to track contributions originally received by TERI from American Student Assistance ("ASA") in connection with TERI's incorporation. The terms of the contributions provide that the principal and any income derived therefrom be used by TERI for various purposes related to the advancement of higher education, including the payment of loan defaults. The account has been designated by TERI's Board of Directors for the payment of such defaults.

         Permanently restricted net assets represent endowment funds for the benefit of HEIC. The income from these funds is required to be used for the purpose of disseminating higher education information within and outside the City of Boston.

         Cash and Equivalents and Marketable Securities
         TERI considers all highly liquid debt instruments purchased with a maturity at date of acquisition of 90 days or less to be cash equivalents. Cash and equivalents are carried at cost.

         Marketable securities consist primarily of readily marketable debt securities with maturities of more than 90 days at the date of acquisition. The portfolio is stated at amortized cost, which approximates fair value. The fair value of marketable securities is based upon quoted market prices.

         There are no donor-restricted endowment funds for which the fair value of the assets at June 30, 2003 is less than the level required by donor stipulations or law. During the fiscal years 2003 and 2002, TERI's reported investment income was $2,046,105 and $2,480,816, respectively.

         Cash and Equivalents and Marketable Securities Held in Designated Accounts
         Pursuant to certain guarantee agreements, cash and equivalents and marketable securities are required to be deposited to various trust accounts and pledged as collateral for the payment of defaults on certain loans. Balances in these accounts revert to TERI's general accounts and are then available to meet defaults on other loans, upon satisfying certain ratios or upon payment of all defaults covered by the agreements. As of June 30, 2003 and 2002 amounts held in these accounts equaled $54,093,782 and $34,226,310, respectively.

         Residual Interest in Securitized Portfolios
         TERI is a 25 percent beneficial owner of the residual value of TERI guaranteed loans held in trusts created by FMC.

         TERI records an asset in its Consolidated Statements of Financial Position for the estimated fair value of its residual interest in FMC securitizations. Fair value quotes are generally not available for residual interests, so TERI estimated fair value, based on the present value of future expected cash flows, using management's best estimates of the key assumptions such as credit losses, prepayment speeds and discount rates commensurate with the risks involved (Note 4). At June 30, 2003 and 2002, the discount rates used were 12 percent and 10 percent, respectively.

                                        6                                   TF-9

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

         TERI records income for its share of the change in the fair value and any income it earns above the residual interest in securitized portfolios receivable. During fiscal year 2003 and 2002, TERI recognized $10,175,301 and $3,607,438, respectively, of income from residual interests in securitized portfolios.

         Student Loans
         In its capacity as a guarantor, TERI is required to reimburse lenders for unpaid principal and interest on defaulted loans (Note 9). Amounts paid to lenders are charged against loan loss reserves. As a result of these transactions, TERI effectively purchases the loans from the lender at par and assumes all rights of the lender, including the right to collect the loan. TERI recognizes a receivable at the time of purchase equal to the estimated fair value of the balance so acquired. Fair value is estimated based on TERI's historical recovery experience and management's best estimate of future recovery rates. These receivables are listed as receivables recoverable on claim payments on the consolidated statements of financial position. As of June 30, 2003 and 2002, receivables recoverable on claim payments equaled $29,312,985 and $25,157,293, respectively.

         TERI uses a cost recovery method to account for recoveries received after payment has been remitted to the lender. Under this method, cash recoveries are first recorded as a reduction of the receivable recoverable on claim payment asset and then, to the extent the recoveries exceed the established receivable for a given default cohort year, are recorded as income.

         TERI is able to "cure" some student loan defaults by collection efforts under which the student brings the loan current and establishes a history of continuous monthly payments. When a loan is cured, as defined within the guarantee agreements, it is subject to repurchase by the lender. Under the guarantee agreements, the lender is obligated to purchase the loan from TERI for the amount of principal plus accrued interest then outstanding. TERI, in return, reinstates the guarantee on the loan. In the event of a second default on a cured loan, TERI is required to repurchase the loan from the lender, however the lender has no further obligation under the agreement. When the cured loans are repurchased by lenders, the transaction is accounted for by TERI using the cost recovery method described above.

         In addition, TFSI holds a student loan portfolio. These loans are classified as loans held to maturity and are included in the student loans receivable on the consolidated statements of financial position. Student loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported at their outstanding unpaid principal balances. At June 30, 2003 and 2002, student loans receivable held by TFSI equaled $20,615,407 and $27,849,626, respectively. These loans are guaranteed by TERI and default claims are paid from TERI's loan loss reserve.

         TERI is licensed by the Massachusetts Division of Banks under the Small Loan Licensing Act. This act governs loans with a principal balance of $6,000 or less and establishes certain minimum capital requirements and administrative requirements with respect to such loans. TERI is subject to annual review in connection with the renewal of its license.

TF-10                                   7

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

         Property and Equipment
         Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. The useful life for property and equipment is three to five years. Ordinary repairs and maintenance are charged to expense, whereas major improvements are capitalized.

         Grants and Contracts
         TERI receives grants from federal, state and private sources and membership fees from colleges and universities. Grants are recognized as revenue when earned. This revenue is used to provide information to students and their families about financial aid for post-high school education and career opportunities. As a recipient of federal and state funds, TERI is subject to certain federal and state regulations. Management believes it is in compliance with all such regulations.

         Grant receipts, which are for the support of future operations, are included in deferred revenue - other on the consolidated statements of financial position and totaled $1,207,536 and $1,158,157 at June 30, 2003 and 2002, respectively.

         Guarantee Fees
         TERI's principal source of revenue is guarantee fees. TERI receives a guarantee fee of 5 percent to 12 percent of the principal balance of each loan guaranteed based upon its guarantee agreements with lenders. On certain loans, TERI earns a supplemental guarantee fee. These supplemental fees vary by program and are normally due when a loan enters repayment status. Supplemental fees, which have not yet been paid, are included in guarantee fees receivable which was $18,156,449 and $11,407,340 at June 30, 2003 and 2002, respectively. A percentage of all guarantee fees received, ranging from approximately 84 percent to 95 percent, is recognized as revenue at the time the guarantee is issued; simultaneously, 70 percent to 87 percent of the guarantee fee is expensed and added to loan loss reserves. The portion of the guarantee fee which is recognized, but not expensed to the loan loss reserve, is intended to offset the cost of operations of TERI. A portion ranging from 5 percent to 16 percent of the guarantee fee is deferred to cover ongoing direct costs. This fee is amortized into revenue using the sum-of-years digits method over an average loan period of ten years.

         Income Taxes
         TERI and TFSI have been determined by the Internal Revenue Service ("IRS") to be an organization described in Internal Revenue Code ("IRC") Section 501(c)(3) and, therefore, exempt from taxation.

         Use of Estimates
         The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the revenue and expenses reported for the period. Actual results could differ from these estimates.

                                        8                                  TF-11

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

         Management makes significant estimates and assumptions regarding the collection of accounts and student loans receivable and the providing of the loan loss reserves at the date of the consolidated statements of financial position. These estimates and assumptions are based upon historical and current experience and expectations of future performance on the part of TERI, the economy, actuarial studies performed by outside parties, and other factors. It is possible that the actual collection of accounts and student loans receivable or payment of defaults will differ from these estimates.

         Fair Value of Financial Instruments
         The estimated fair values of TERI's financial instruments have been determined, where practicable, by using appropriate valuation methodologies. Due to their short-term nature, cash equivalents are carried at cost. Marketable securities are reported at quoted market prices derived from recognized national publications. Receivables for guarantee fees and residual interest are recorded at their estimated net realizable value. Student loans receivables are recorded at their current outstanding principal balance, while receivables recoverable on claims payments are based on management's estimate of amounts recoverable.

         Reclassification
         Certain prior year amounts have been reclassified to conform to the current year presentation.

3.       Marketable Securities

         Marketable securities consisted of the following:

                                            Amortized   Unrealized     Quoted
                 June 30, 2003                Cost         Gain     Market Price
                 -------------            ------------  ----------  ------------
         Marketable securities treated
          as cash equivalents
          Commercial paper                $  1,234,579  $       --  $  1,234,579
                                          ------------  ----------  ------------
         Subtotal                            1,234,579          --     1,234,579
                                          ------------  ----------  ------------
         Marketable securities
           Government agency obligations    73,297,229      64,649    73,361,878
           Certificates of deposit           7,513,845          --     7,513,845
           Bonds                             1,638,353      57,244     1,695,597
           Commercial paper                  1,932,087       1,277     1,933,364
                                          ------------  ----------  ------------
         Subtotal                           84,381,514     123,170    84,504,684
                                          ------------  ----------  ------------
         Total Marketable Securities      $ 85,616,093  $  123,170  $ 85,739,263
                                          ============  ==========  ============

TF-12                                   9

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

                                           Amortized   Unrealized      Quoted
                 June 30, 2002               Cost      Gain (Loss)  Market Price
                 -------------           ------------  -----------  ------------
         Marketable securities
          treated as cash equivalents
          Government agency obligations  $    999,533  $        47  $    999,580
          Commercial paper                  2,840,101           --     2,840,101
                                         ------------  -----------  ------------
         Subtotal                           3,839,634           47     3,839,681
                                         ------------  -----------  ------------
         Marketable securities
           Government agency obligations   33,340,257       32,388    33,372,645
           Certificates of deposit          2,305,396           --     2,305,396
           Bonds                            2,306,383         (808)    2,305,575
           Commercial paper                13,021,016        2,149    13,023,165
                                         ------------  -----------  ------------
         Subtotal                          50,973,052       33,729    51,006,781
                                         ------------  -----------  ------------
         Total Marketable Securities     $ 54,812,686  $    33,776  $ 54,846,462
                                         ============  ===========  ============

         For fiscal years 2003 and 2002, the unrealized gains on marketable securities reported as a component of investment income in the consolidated statements of activities and changes in net assets were $89,395 and $25,867, respectively.

4.       Residual Interest in Securitized portfolios

         TERI is a 25 percent beneficial owner of the residual value of TERI guaranteed loans held in Trusts created by FMC.

         Quoted market prices are generally not available for TERI's residual interests so TERI estimates fair value, based on the present value of future expected cash flows estimated using management's best estimates of the key assumptions including credit losses, prepayment speeds and discount rates commensurate with the risks involved.

         The following table summarizes key economic assumptions used in measuring the fair value of the residual interests as of June 30, 2003 and 2002:

                                                             2003     2002
                                                             ----     ----
         Default rate (percentage of original balance)        8.1%     9.0%
         Prepayment rate                                      7.0%     7.0%
         Weighted average life (years)                        9.59     9.44
         Expected credit losses (1)                           0.0%     0.0%

         (1) All loans which TERI retains a residual interest in are guaranteed by TERI. Therefore the securitizations are not expected to experience credit losses.

                                       10                                  TF-13

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

         The estimates of the prepayment speed and default rates affect the weighted average life of the securitized loans and therefore affect the valuation estimate of the residual interest. Prepayments and defaults shorten the average life of the loans, and if all other factors remain equal, will reduce the value of the residual interest asset. TERI uses historical statistics on prepayments and borrower defaults to estimate these amounts.

         The following table provides a summary of the changes in the fair value of the residual interest in securitized portfolios for the years ending June 30, 2003 and 2002.

                                                       2003            2002
                                                  -------------    -------------
         Beginning balance                        $   3,680,696    $      73,258
         New securitizations and adjustments         10,175,301        3,607,438
         Payments received                             (186,627)              --
                                                  -------------    -------------
         Ending balance                           $  13,669,370    $   3,680,696
                                                  =============    =============

5.       Notes Receivable

         In fiscal year 2001, FMC purchased certain assets of TERI (Note 1). FMC's payment of the purchase price to TERI included two promissory notes with a combined value of $7.9 million. The two promissory notes are for ten years and bear interest at 6 percent per annum.

         Principal amounts due from notes receivable for the fiscal years ended June 30 are as follows:

         2004                                                       $    670,267
         2005                                                            711,608
         2006                                                            755,508
         2007                                                            802,095
         2008                                                            851,566
         Thereafter                                                    2,882,975
                                                                    ------------
         Total                                                      $  6,674,019
                                                                    ============

6.       Deferred Guarantee Fees

         Deferred guarantee fees to cover ongoing costs will be recognized as income for the fiscal years ended June 30 as follows:

         2004                                                       $  2,136,866
         2005                                                          1,795,732
         2006                                                          1,484,730
         2007                                                          1,204,936
         2008                                                            953,906
         Thereafter                                                    2,002,071
                                                                    ------------
         Total                                                      $  9,578,241
                                                                    ============

TF-14                                  11

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

7.       Reserve Agreement with Lending Institutions

         As part of the guarantee agreements with lending institutions, TERI has agreed to maintain a reserve, calculated as a percentage of the amount of unpaid principal on outstanding loans which is either at least 2 percent in cash and equivalents and marketable securities, or 3.0 percent in total TERI funds. At June 30, 2003 and 2002, the balance of loans outstanding guaranteed directly by TERI (excluding the loans guaranteed indirectly by TERI of approximately $76 million and $107 million at June 30, 2003 and 2002, respectively, see Note 9) amounted to approximately $3.4 billion and $2.7 billion, respectively. At June 30, 2003, TERI was required to have no less than approximately $69 million in cash and equivalents and marketable securities and $103 million in total TERI funds available (consisting of loan loss reserves, deferred guarantee fees and unrestricted and/or board-designated unrestricted net assets) as security for TERI's performance as guarantor (Note 10). At June 30, 2002, $54 million in cash and equivalents and marketable securities and $81 million in total TERI funds were required. TERI was in compliance with each of these requirements as of June 30, 2003 and 2002, respectively.

8.       Agreement with Nellie Mae, Inc.

         In December 1991 and July 1992, TERI entered into guarantee agreements with Nellie Mae, Inc. ("Nellie Mae") in connection with TERI guaranteed student loans. As part of these agreements, TERI transferred funds to Nellie Mae to be held in separate reserve accounts. The funds held in the reserves are to be used to reimburse Nellie Mae for principal and accrued interest of defaulted loans. Any balance remaining in the reserves after all of the student loans have been repaid, and after repayment of the indebtedness incurred by Nellie Mae, will be distributed in equal shares to TERI and Nellie Mae.

         TERI has guaranteed to Nellie Mae the payment of principal and accrued interest applicable to those loans that default, to the extent such amounts exceed the reserves, and a Nellie Mae contribution of 1 percent of the original principal amount of loans guaranteed under these agreements. Custodial reserve balances representing amounts remaining from Nellie Mae's 1 percent contribution were $342,370 and $295,349 at June 30, 2003 and 2002, respectively.

         TERI is to maintain reserves similar to that described in Notes 7 and 9 of at least 1/2 to 1 percent of the aggregate outstanding and unpaid principal balance of the specified loans (approximately $66 million and $94.6 million of loans were outstanding at June 30, 2003 and 2002, respectively). TERI was in compliance with this requirement as of June 30, 2003 and 2002, respectively.

9.       Loan Loss Receivable

         At June 30, 2003 and 2002, TERI in its capacity as a guarantor has guaranteed, either directly or indirectly (Notes 7 and 8), the payment to its contracting lenders of approximately $3.5 billion and $2.8 billion, respectively, in outstanding principal value of student loans. In the event of default by the borrower, TERI is generally required to reimburse the lender for the outstanding principal and interest on the related loan.

                                       12                                  TF-15

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

         TERI's guarantee agreements require lenders to follow certain credit origination policies and due diligence guidelines for a loan to be eligible for claim payment. TERI may refuse to pay a default claim if these requirements have not been met. When a borrower defaults and a default claim is paid, TERI assumes the position of the lender and has full rights and recourse against all borrowers on the note.

         TERI provides a reserve against possible loss exposure in its portfolio using several assumptions based on actuarial studies, historical experience of other similar portfolios of student loans, and management's assessment of the creditworthiness of different types of loans. The assumptions used in determining the reserve against possible loss exposure includes estimated loan recovery levels consistent with historical performance, but which have not yet been achieved with respect to more recently defaulted loan cohorts. Accordingly, the evaluation of the provision for loan loss reserves is inherently subjective as it requires material estimates that may be susceptible to significant changes.

         The following table summarizes activity in the loan loss reserve account for fiscal years 2003 and 2002.

                                                    2003              2002
                                               --------------    --------------
         Beginning balance                     $   75,228,737    $   91,275,902
         Default claims paid                      (45,614,236)      (49,380,669)
         Default claims recoveries, net            34,590,807        33,157,742
         Access transaction                                --       (22,927,120)
         Loan loss provision, net*                 43,736,775        23,102,882
                                               --------------    --------------
         Ending balance                        $  107,942,083    $   75,228,737
                                               ==============    ==============

         * The loan loss provision shown above is net of recovery income of $36.6 million and $35.3 million for the period ending June 30, 2003 and 2002, respectively.

         On November 15, 2001, TERI and the Access Group agreed to and executed a plan that would remove TERI's guarantee from approximately $340 million of Access Group loans originated after May 1, 1998 (the "Access transaction"). TERI's loan loss reserve balance was reduced by $22.9 million in connection with this transfer.

TF-16                                  13

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

10.      Summary of Amounts Available to Meet Guarantee Commitments

         At June 30, 2003 and 2002, TERI had the following reserves available to meet its loan guarantee commitments:

                                                         2003           2002
                                                    -------------  -------------
         Deferred guarantee fees                    $   9,578,241  $   6,704,169
         Loan loss reserves (Note 9)                  107,942,083     75,228,737
         Board-designated unrestricted net assets      13,293,228     13,326,132
         Undesignated net assets                       34,445,513     19,820,464
                                                    -------------  -------------
         Reserves available to meet guarantee
          with lending institutions (Note 7)        $ 165,259,065  $ 115,079,502
                                                    =============  =============

         Additional reserves were available at June 30, 2003 and 2002 to meet TERI's indirect loan guarantee commitments (Note 8).

11.      Bonds Payable

         On May 25, 1999, TFSI issued $61,360,000 of taxable student loan revenue bonds - Select Auction Variable Rate Securities ("SAVRS"). The net proceeds of the bonds were used to close out a repurchase agreement and to pay down a revolving line of credit.

         The Senior Series 1999A bonds and the Subordinate Series 1999B bonds (collectively, the "Bonds") bear interest rates determined on the basis of orders placed in an auction conducted on the 18th day of each month. At June 30, 2003, the interest rates for the Senior Series 1999A and Subordinate Series 1999B bonds were 1.14 percent and 1.20 percent, respectively. At June 30, 2002, the interest rates for the Senior Series 1999A and Subordinate Series 1999B bonds were 1.98 percent and
         2.15 percent, respectively.

         Principal and interest payments on the Bonds are to be paid exclusively from revenues and recoveries of principal on student loans held by TFSI. The student loans are guaranteed by TERI. The Bonds are not guaranteed by TERI.

         Principal payments are to be made on bond payment dates to the extent funds are available for such purpose in accordance with the indenture. The Bonds, which are subject to optional redemption prior to their maturity, have a final maturity date of November 18, 2030.

         Total interest paid on the Bonds payable was $416,431 and $858,509 for the years ended June 30, 2003 and 2002, respectively.

                                       14                                  TF-17

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

12.      Retirement Plans

         Pension Plan
         TERI has a defined benefit pension plan funded through group annuities which covers substantially all employees. Plan costs are charged to expense and funded annually. Net pension cost included the following components:

                                                           2003         2002
                                                        ----------   ----------
         Service cost                                   $   96,849   $  314,543
         Interest on projected benefit obligations         192,964      250,611
         Actual return on plan assets                     (236,048)    (251,297)
                                                        ----------   ----------
         Net periodic pension cost                      $   53,765   $  313,857
                                                        ==========   ==========

         At June 30, 2003 and 2002, the plan's funded status and pension liabilities were as follows:

                                                        2003           2002
                                                    ------------   ------------
         Actuarial present value of accumulated
          benefit obligation
           Vested                                   $  3,170,518   $  2,347,238
           Nonvested                                      26,969         68,292
                                                    ------------   ------------
         Accumulated benefit obligation                3,197,487      2,415,530
         Projected salary increases                      423,653        384,617
                                                    ------------   ------------
         Projected benefit obligation                  3,621,140      2,800,147
         Fair value of plan assets at beginning
          of year                                      2,794,825      2,916,996
         Employer contributions                               --        690,000
         Actual return on plan assets                    176,498        162,308
         Net benefits payments                           (84,119)      (101,403)
         Assets spun off to FMER                              --       (873,076)
                                                    ------------   ------------
         Fair value of plan assets at end of year      2,887,204      2,794,825
                                                    ------------   ------------
         Projected benefit obligation in excess
          of plan assets                                 733,936          5,322
         Unrecognized net (loss)/gain                   (949,788)        56,622
         Adjustment required to recognize minimum        526,134             --
                                                    ------------   ------------
         Accrued pension liability                  $    310,282   $     61,944
                                                    ============   ============

         During 2002, the actuary identified a gain of $331,560 which was caused by a curtailment/settlement resulting from the transaction with FMC. The actuary deferred the gain which was used to offset the accrual for the unfunded pension liability in fiscal year 2003.

TF-18                                  15

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

         Assumptions used in determining the actuarial present value of the projected benefit obligation as of June 30, 2003 and 2002 were as follows:

         Discount rate                                        5.9%     7.0%
         Salary increase                                      5.5%     5.5%

         Defined Contribution Plan
         TERI also has a defined contribution plan which is funded through group annuities and covers substantially all employees. The expense relating to the defined contribution plan was $33,374 and $211,159 for the year ended June 30, 2003 and 2002, respectively.

         Supplemental Executive Retirement Plan
         Effective December 29, 1995, TERI adopted a supplemental retirement plan for eligible executive officers that provides for monthly or quarterly benefits upon attaining age 65, subject to certain limitations set forth in the agreements. The plan was closed out in fiscal year 2003 with a payout of $317,744 to members of the plan. There is no remaining accrued pension liability. Plan costs were charged to expense and funded annually.

         Net pension costs included the following components:

                                                           2003         2002
                                                        ----------   ----------
         Service cost                                   $       --   $   12,148
         Interest on projected benefit obligation               --       28,587
         Net amortization and deferral                          --       14,039
         Actual return on plan assets                           --           --
                                                        ----------   ----------
         Net periodic pension cost                      $       --   $   54,774
                                                        ==========   ==========

         As of June 30, the plan's funded status and pension liabilities are as follows:

                                                           2003         2002
                                                        ----------   ----------
         Vested                                         $       --   $  459,245
         Nonvested                                              --           --
                                                        ----------   ----------
         Projected benefit obligations                          --      459,245
         Plan assets at fair value                              --      (78,233)
                                                        ----------   ----------
         Funded status                                          --      381,012
         Unrecognized prior service cost                        --     (119,328)
         Unrecognized net gain                                  --        4,007
                                                        ----------   ----------
         Accrued pension liability                      $       --   $  265,691
                                                        ==========   ==========

         The total accrued pension liability of $310,282 as of June 30, 2003 consists of the TERI pension plan obligations. The total accrued pension liability of $327,635 at June 30, 2002 consisted of the TERI pension plan of $61,944 and the TERI supplemental executive retirement plan of $265,691.

         A 7 percent discount rate was used in determining the actuarial present value of the projected benefit obligation as of June 30, 2002.

                                       16                                  TF-19

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

13.      Functional Expense Classification

         TERI's expenditures on a functional basis are shown below:

                                                         2003           2002
                                                     ------------   ------------
         Program expenses
           Education finance                         $ 70,191,442   $ 44,423,506
           Education informational services             2,815,824      3,319,070
                                                     ------------   ------------
         Total program expenses                        73,007,266     47,742,576
         Supporting services - general and
          administrative expenses                       2,328,493      2,132,133
         Interest expense                                 416,431        858,509
                                                     ------------   ------------
         Total operating expenses                    $ 75,752,190   $ 50,733,218
                                                     ============   ============

14.      Related Parties

         During fiscal year 2003 and 2002, TERI's Board of Directors included one member who was also a member of the Board of Directors of American Student Assistance and one member who was on the Board of Directors of FMER. FMER is a subsidiary of FMC and provides administrative services to support TERI operations. For fiscal years 2003 and 2002, TERI paid $20,534,471 and $14,191,953, respectively, to FMER for services rendered under the Master Servicing Agreement (Note 1). TERI is a 25 percent beneficial owner of the residual value of TERI guaranteed loans held in trusts created by FMC (Note 4).

         TERI leased office facilities from American Student Assistance under an operating lease that expired March 31, 2003. The lease provided for real estate taxes, insurance and maintenance costs in addition to fixed annual rentals. Payments under the lease totaled $540,351 and $748,929 for the year ended June 30, 2003 and 2002, respectively, of which FMER reimbursed TERI for $430,050 and $611,886, respectively. During fiscal 2003, TERI relocated offices to 31 St. James Avenue, Boston, Massachusetts. TERI subleases office space from FMER under an operating lease that expires March 2004. For fiscal 2003, payments made to FMER under the lease total $80,141.

TF-20                                  17

         The Education Resources Institute, Inc. and Subsidiary
         Unaudited Consolidated Financial Statements
         March 31, 2004

The Education Resources Institute, Inc. and Subsidiary
Consolidated Statements of Financial Position
March 31, 2004 and 2003
--------------------------------------------------------------------------------

                                                      2004             2003
                                                 --------------   --------------
Assets
Cash and equivalents
  Cash                                           $   10,455,500   $    7,077,125
  Marketable securities treated as equivalents        1,172,085        6,732,709
                                                 --------------   --------------
      Total cash and equivalents                     11,627,585       13,809,834

Investments
  Marketable Securities                             125,131,804       67,194,456
  Restricted cash and equivalents                    29,835,657       14,427,610
                                                 --------------   --------------
      Total investments                             154,967,461       81,622,066

Receivables
  Guarantee fees                                     31,985,249       18,725,054
  Residual interest in securitized portfolios        23,105,577       12,571,665
  Accrued interest                                      645,204        1,108,802
  Other                                                 409,207          468,653
                                                 --------------   --------------
      Total receivables                              56,145,237       32,874,174

Notes receivable                                      6,175,098        6,835,411

Prepaid expenses and other assets, net                  571,889          599,404

Student loans
  Student loans receivable                           16,105,861       22,372,367
  Receivables recoverable on claim payments          31,356,679       27,096,110
                                                 --------------   --------------
      Total student loans                            47,462,540       49,468,477
                                                 --------------   --------------
      Total assets                               $  276,949,810   $  185,209,366
                                                 ==============   ==============

Liabilities and Net Assets
Accounts payable and accrued expenses            $      907,834   $      669,703
Due to First Marblehead Education Resources           2,866,330        1,909,875
Accrued pension liability                               376,674          184,851
Deferred revenue - other                              1,228,139        1,330,252
Deferred guarantee fees                              14,759,816       10,665,494
Loan loss reserves                                  167,511,689      102,055,746
Bonds payable                                        14,050,000       20,850,000
                                                 --------------   --------------
      Total liabilities                             201,700,482      137,665,921

Net assets
  Unrestricted:
    Undesignated                                     59,956,100       32,543,445
    Board-designated                                 13,293,228       13,000,000
  Permanently restricted                              2,000,000        2,000,000
                                                 --------------   --------------
      Total net assets                               75,249,328       47,543,445
                                                 --------------   --------------
      Total liabilities and net assets           $  276,949,810   $  185,209,366
                                                 ==============   ==============

The Education Resources Institute, Inc. and Subsidiary
Consolidated Statements of Activities and Changes in Net Assets
Nine Months Ended March 31, 2004 and 2003
--------------------------------------------------------------------------------

                                                        2004            2003
                                                   -------------   -------------
Revenue
Guarantee fees                                     $  98,881,434   $  51,257,361
Residual interest in securitized portfolios            9,847,361       9,006,858
Investment income                                      1,870,826       2,047,427
Grants and contracts                                   1,756,381       1,738,110
Origination fees                                       8,760,304       4,354,637
HEIC membership fees                                     119,518          73,294
Interest income                                          720,674       1,065,416
Interest income - FMC - notes receivable                 290,433         319,418
Contractual income - FMC                                 560,646         560,646
                                                   -------------   -------------
    Total revenue                                    122,807,577      70,423,167

Expenses
Compensation and employee fringe benefits              1,792,433       1,483,820
Office expenses                                          305,761         288,240
Rent (net of reimbursement)                              131,897         214,826
Professional fees (FMER)                              22,959,913      14,777,609
Professional fees (other)                              2,384,121       1,965,175
Loan servicing fees                                      154,715         178,994
Collection costs                                       2,976,104       3,258,828
Printing and promotion                                    61,890          33,167
Loan loss provision, net                              65,928,403      35,020,630
Depreciation and amortization                             99,866         120,615
Grants                                                    40,742          35,469
Interest expense                                         166,543         340,547
Other expenses                                           294,602         308,398
                                                   -------------   -------------
    Total expenses                                    97,296,990      58,026,318
                                                   -------------   -------------
Increase in net assets                                25,510,587      12,396,849
Net assets, beginning of year                         49,738,741      35,146,596
                                                   -------------   -------------
Net assets, end of year                            $  75,249,328   $  47,543,445
                                                   =============   =============

The Education Resources Institute, Inc. and Subsidiary
Consolidated Statements of Cash Flows
Nine months ended March 31, 2004 and 2003
--------------------------------------------------------------------------------

                                                       2004            2003
                                                  -------------   -------------
Cash flows from operating activities
Changes in net assets                             $  25,510,587   $  12,396,849

Adjustments to reconcile changes in net assets
 to net cash provided by operating activities:
  Depreciation and amortization                          99,866         120,615
  Provision for loan loss reserve (net)              65,928,403      35,020,630
  Amortization of net discount on securities           (180,201)        (69,202)
  Realized and unrealized loss (gain) on
   investments in marketable securities                 345,310        (100,166)

  Change in:
    Receivables                                     (23,438,163)    (16,802,344)
    Student loans                                     2,379,164       3,431,419
    Prepaid expenses and other assets                    57,158          93,105
    Default claims paid                             (31,438,490)    (33,382,069)
    Default claims recoveries (net of
     adjustments)                                    25,079,693      25,188,448
    Accounts payable and accrued expenses               599,434        (559,313)
    Deferred revenue - other                             20,603         172,095
    Deferred guarantee fees                           5,181,575       3,961,325
                                                  -------------   -------------
      Total adjustments                              44,634,352      17,074,543
      Net cash provided by operating activities      70,144,939      29,471,392

Cash flows from investing activities
Purchase of property and equipment                       (3,343)        (37,846)
Investments in marketable securities               (133,036,415)   (123,608,608)
Proceeds from the sale and maturities of
 investments in marketable securities                92,244,187     107,590,303
Increase in restricted cash and equivalents         (17,180,325)     (6,805,718)
Proceeds from notes receivable                          498,921         469,937
                                                  -------------   -------------
      Net cash used in investing activities         (57,476,975)    (22,391,932)

Cash flows from financing activities
Principal payments on bonds payable                  (5,010,000)     (5,610,000)
                                                  -------------   -------------
      Net cash used in financing activities          (5,010,000)     (5,610,000)
Increase in cash and equivalents                      7,657,964       1,469,460
Cash and equivalents, beginning of year               3,969,621      12,340,374
                                                  -------------   -------------
Cash and equivalents, end of year                 $  11,627,585   $  13,809,834
                                                  =============   =============

Supplemental disclosure
Cash paid for interest                            $     166,543   $     340,547

PROSPECTUS
               The National Collegiate Funding Student Loan Trusts
                         Student Loan Asset Backed Notes

                                   ----------

                       The National Collegiate Funding LLC
                                    Depositor

The Depositor

         The National Collegiate Funding LLC is a wholly-owned subsidiary of The First Marblehead Corporation.

The Notes

         The depositor intends to form trusts to issue student loan asset backed notes. Each issue will have its own series designation. We will sell the notes from time to time in amounts, at prices and on terms determined at the time of offering and sale.

         Each series may include:

         - One or more classes of notes secured by the assets of that trust; and

         A class of notes may:

         -        Be senior or subordinate to other classes; and

         - Receive payments from one or more forms of credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans.

         Each class of notes will have the right to receive payments on the dates and in the manner described in the applicable supplement to this prospectus.

Trust Assets

         The assets of each trust will include:

         - Private student loans that are not entitled to any federal reinsurance or assistance from any governmental entity;

         - Guaranty obligations of any private guarantors of the student loans, if applicable; and

         - Other funds, investments and property described in the applicable prospectus supplement.

         A supplement to this prospectus will describe the specific amounts, prices and terms of the notes of each series. The supplement will also give details of the specific student loans, credit enhancement and other assets of the trust.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         You should consider carefully the risk factors described in the prospectus supplement that accompanies this prospectus.

         Each issue of notes represents obligations of, or interests in, the applicable trust only. They do not represent interests in or obligations of The First Marblehead Corporation, any seller or guarantor of loans to the depositor, the depositor, the servicers or any of their affiliates.

         The notes are not guaranteed or insured by the United States of America or any governmental agency.

         This prospectus may be used to offer and sell any series of notes only if accompanied by the prospectus supplement for that series.

                                  May 14, 2004

                                Table of Contents

                                   Prospectus

                                                                            Page
                                                                            ----

Prospectus Summary.............................................................1

Formation of the Trusts........................................................6

Use of Proceeds................................................................7

The Depositor, The First Marblehead Corporation, the Administrator,
 the Servicers and the Custodians..............................................7

Description of Student Loan Programs...........................................9

The Student Loan Pools........................................................13

Transfer and Servicing Agreements.............................................14

Description of the Notes......................................................19

Certain Legal Aspects of the Student Loans....................................39

U.S. Federal Income Tax Consequences..........................................41

State Tax Consequences........................................................48

ERISA Considerations..........................................................48

Available Information.........................................................50

Reports To Noteholders........................................................51

Incorporation of Certain Documents by Reference...............................51

Underwriting..................................................................51

Legal Matters.................................................................53

Annex I:  Global Clearance, Settlement and Tax Documentation Procedures......I-1

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              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

         We provide information to you about the notes in two separate documents that progressively provide more detail:

         (a) This prospectus, which provides general information, some of which may not apply to your series of notes; and

         (b) The related prospectus supplement that describes the specific terms of your series of notes, including:

         -        The timing of interest and principal payments;

         - Financial and other information about the student loans and the other assets owned by the trust;

         -        Information about credit enhancement;

         -        The ratings; and

         -        The method of selling the notes.

         You should rely only on the information contained or incorporated in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

         We have made cross-references to captions in this prospectus and the accompanying prospectus supplement under which you can find further related discussions. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

                               PROSPECTUS SUMMARY

         This summary highlights selected information concerning the notes. It does not contain all of the information that you might find important in making your investment decision. You should read the full description of this information appearing elsewhere in this document and in the prospectus supplement for your particular notes.

PRINCIPAL PARTIES

Trust

A Delaware statutory trust to be formed for each series of notes under a trust agreement between the depositor and an owner trustee.

Depositor

The National Collegiate Funding LLC, is a limited liability company and a wholly-owned subsidiary of The First Marblehead Corporation. The depositor is a special purpose "bankruptcy remote" entity formed to purchase student loans from commercial banks, other financial institutions and lenders and to form trusts that will issue student loan asset backed notes.

Owner Trustee

For each series of notes, the related prospectus supplement will specify the owner trustee for the related trust.

Servicers

It is expected that a substantial majority of the trust student loans will be serviced by The Pennsylvania Higher Education Assistance Agency, also known as PHEAA. A portion of the trust student loans will be serviced by one or more additional third party servicers.

Indenture Trustee

For each series of notes, the related prospectus supplement will specify the indenture trustee for the notes.

Administrator

First Marblehead Data Services, Inc., a Massachusetts corporation and wholly-owned subsidiary of The First Marblehead Corporation, will act as administrator of each trust.

Structuring Advisor

The First Marblehead Corporation, a Delaware corporation, will act as structuring advisor to the depositor.

THE NOTES

Each series of notes may include one or more classes of student loan asset backed notes. The notes will be issued under an indenture between the trust and the related indenture trustee. We may offer each class of notes publicly or privately, as specified in the related prospectus supplement.

The notes will be available for purchase in multiples of $1,000 or as otherwise provided in the related prospectus supplement. They will be available initially in book-entry form only. Investors who hold the notes in book-entry form will be able to receive definitive notes only in the limited circumstances described in this prospectus or in the related prospectus supplement.

Classes of notes will have a stated principal amount and will bear interest at a specified rate or may be entitled to:

- Principal distributions with disproportionately low, nominal or no interest distributions;

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

- Interest distributions with disproportionately low, nominal or no principal distributions;

-        Distributions based on a combination of components; or

- Distributions limited to collections from a designated portion of assets in the related trust fund.

Classes of notes may also have different interest rates. The interest rate may be:

-        Fixed;

-        Variable;

-        Adjustable;

-        Auction-determined; or

-        Any combination of these rates.

The related prospectus supplement will specify:

-        The principal or notional amount of each class of notes; and

- The interest rate for each class of notes or the method for determining the interest rate.

If a series includes two or more classes of notes:

- The timing and priority of payments, seniority, interest rates or amount of payments of principal or interest may differ for each class; or

- Payments of principal or interest on a class may or may not be made, depending on whether specified events occur.

The related prospectus supplement will provide this information.

ASSETS OF THE TRUST

The assets of each trust will include a pool of private student loans that are not entitled to any federal reinsurance or assistance from any governmental entity.

We call the student loans owned by a specific trust "trust student loans."

The assets of the trust will include rights to receive payments made on these trust student loans and any proceeds related to them.

We will purchase the student loans from various originators of student loans, including commercial banks, other financial institutions and lenders. We may also purchase student loans from an affiliate or a warehouse which in turn has purchased the loans from one of those originators and is holding student loans on an interim basis. The prospectus supplement for your notes will describe the seller or sellers of the student loans and the approximate aggregate principal balance of the loans sold. The property of each trust also will include amounts on deposit in specific trust accounts, including a collection account, any reserve account, any pre-funding account and any other account identified in the applicable prospectus supplement and the right to receive payments under any swap agreements entered into by the trust.

The student loans may or may not be insured by a guarantor or surety. The prospectus supplement for your notes will describe each guarantor or surety for any student loans related to your notes if your notes have the benefit of the guaranty.

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A trust may also have among its assets various agreements with counterparties providing for interest rate swaps, caps and similar financial contracts. These agreements will be described in the related prospectus supplement.

COLLECTION ACCOUNT

For each trust, the administrator will establish and maintain accounts to hold all payments made on the trust student loans. We refer to these accounts as the collection account. The prospectus supplement will describe the permitted uses of funds in the collection account and the conditions for their application.

PRE-FUNDING ACCOUNT

A prospectus supplement may indicate that a portion of the net proceeds of the sale of the notes may be kept in a pre-funding account for a period of time and used to purchase additional student loans. The prospectus supplement will describe the permitted uses of any funds in the pre-funding account and the conditions to their application.

RESERVE ACCOUNT

For each trust there may be one or more reserve accounts. On the applicable closing date, we will make a deposit into the reserve account, as specified in the prospectus supplement. The initial deposit into the reserve account may also be supplemented from time to time by additional deposits. The prospectus supplement will describe the required amount of each reserve account.

CREDIT AND CASH FLOW OR OTHER ENHANCEMENT OR DERIVATIVE ARRANGEMENTS

Credit or cash flow enhancement for any series of notes may include one or more of the following:

-        Subordination of one or more classes of notes;

-        Reserve accounts;

-        Overcollateralization;

-        Letters of credit, or credit or liquidity facilities;

-        Financial insurance;

-        Surety bonds;

-        Guaranteed investment contracts;

-        Swaps, including interest rate and currency swaps and cap agreements;

-        Interest rate protection agreements;

-        Repurchase obligations;

-        Yield protection agreements;

-        Any combination of the foregoing; or

- Other support, cash deposit, derivative or other arrangements described in the related prospectus supplement.

If any credit or cash flow enhancement applies to a trust or any of the notes issued by that trust, the related prospectus supplement will describe the specific enhancement as well as the conditions for their application. A credit or cash flow enhancement may have limitations and exclusions from coverage. If applicable, the related prospectus supplement will describe these limitations or exclusions.

STUDENT LOAN PURCHASE AGREEMENTS

For each trust, we will acquire the related student loans under a student loan purchase agreement. We will assign our rights under

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

the student loan purchase agreement to the indenture trustee on behalf of the trust. The trust will further assign these rights to the indenture trustee as collateral for the notes.

DEPOSIT AND SALE AGREEMENTS

We will sell student loans to the trusts under a deposit and sale agreement. The trusts may purchase student loans that are owned by one or more trusts that were previously formed by The First Marblehead Corporation or an affiliate. The owner trustee will hold legal title to the trust student loans. The trusts will assign their rights under the deposit and sale agreement to the indenture trustee as collateral for the notes.

SERVICING AGREEMENTS

Each servicer has entered into or will enter into a servicing agreement or servicing agreements covering the student loans held by each trust. Under each servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of and making collections on the trust student loans.

SERVICING FEE

Each servicer will receive a servicing fee specified in the related prospectus supplement. It will also receive reimbursement for expenses and charges, as specified in that prospectus supplement.

The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before the related notes unless any portion of the servicing fee is expressly subordinated to payments on the notes, as specified in the related prospectus supplement.

ADMINISTRATION AGREEMENT

First Marblehead Data Services, Inc., in its capacity as administrator, will enter into an administration agreement with each trust. Under these agreements, First Marblehead Data Services, Inc. will undertake specific administrative duties for each trust.

U.S Bank National Association will enter into an agreement with each trust to perform the duties and obligations of the administrator if First Marblehead Data Services, Inc. ceases to provide administrative services.

ADMINISTRATION FEE

The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before the related notes, as specified in the related prospectus supplement.

STRUCTURING ADVISORY AGREEMENT

The First Marblehead Corporation, in its capacity as structuring advisor, will enter into a structuring advisory agreement. Under this agreement, The First Marblehead Corporation will undertake specific structuring advisory duties for us.

STRUCTURING ADVISOR FEE

The structuring advisor will receive a structuring advisor fee specified in the structuring advisory agreement and the related prospectus supplement.

REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR

Under the deposit and sale agreement for each trust, we, as the seller of the loans to the trust, will make specific representations and warranties to the trust concerning the student loans. We will have an obligation to repurchase any trust student loan if the trust is materially and adversely affected by a breach of our representations or warranties, unless we can cure the breach within the period specified in the applicable prospectus supplement.

REPRESENTATIONS AND WARRANTIES OF THE SELLERS UNDER THE STUDENT LOAN PURCHASE AGREEMENTS

In each student loan purchase agreement, each seller of the student loans will make representations and warranties to us concerning the student loans covered by that student loan purchase agreement. These representations and warranties will be similar to the representations and warranties made by us under the related deposit and sale agreement.

The sellers will have repurchase and reimbursement obligations under the student loan purchase agreement that will be similar to ours under the deposit and sale agreement. We will assign our rights under the student loan purchase agreement to each related trust.

COVENANTS OF THE SERVICERS

Each servicer will service the student loans acquired by us pursuant to the servicing agreement. Each servicer will pay for any claim, loss, liability or expense, including reasonable attorneys' fees, which arises out of or relates to the servicer's acts or omissions with respect to the services provided under the servicing agreement, subject to maximum liability amounts set forth in the servicing agreement. The maximum liability on the part of the servicers may be different for each servicer.

TAX CONSIDERATIONS

See "U.S. Federal Income Tax Consequences."

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other plan or retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, or section 4975 of the Internal Revenue Code of 1986, as amended, also referred to as the Code, should carefully review with its legal advisors whether the plan's purchase or holding of any class of notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code.

RATINGS

All of the notes offered by a prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating agency. The related prospectus supplement will specify the ratings for the notes.

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

                             FORMATION OF THE TRUSTS

The Trusts

         We will establish a separate trust for each series of notes. Each trust will be formed under a trust agreement. We will specify the owner trustee for each trust in the prospectus supplement for your notes. The owner trustee will perform only the following activities:

         - Acquire, hold and sell trust student loans, the other trust assets and related proceeds;

         -        Issue the notes;

         -        Make payments on the notes;

         -        Perform duties as specified in the related trust agreement;
                  and

         -        Engage in other incidental or related activities.

         Each trust will have only nominal initial capital. The proceeds from the sale of the related notes will be used to purchase the trust student loans.

         Following the purchase of the trust student loans, the assets of the trust will include:

         - The trust student loans themselves, legal title to which the owner trustee will hold;

         - All funds collected on the trust student loans on or after the date specified in the prospectus supplement, including any guarantor or surety payments;

         - All funds and investments on deposit in the collection account, any reserve account, any pre-funding account and any other trust accounts or any other form of credit enhancement;

         - Rights under the related transfer and servicing agreements, including the rights, if any, to require the sellers, the servicers or us to repurchase trust student loans from it under some conditions;

         - Rights under the guaranty or surety agreements with guarantors or insurers; and

         -        Any other property described in the prospectus supplement.

         The notes will represent indebtedness of the trust secured by its assets. To facilitate servicing and to minimize administrative burden and expense, the servicers, directly or through a custodian, will retain possession of the promissory notes, credit agreements and other documents related to the trust student loans as custodians for the trust.

                                 USE OF PROCEEDS

         On the closing date specified in the applicable prospectus supplement, the owner trustee will purchase the trust student loans from us and make an initial deposit into the reserve account and the pre-funding account, if any, with the net proceeds of sale of the notes. The owner trustee may also apply the net proceeds for other purposes to the extent described in the related prospectus supplement. We will use the money we receive for general corporate purposes, including purchasing the student loans and acquiring any credit or cash flow enhancement specified in the related prospectus supplement.

       THE DEPOSITOR, THE FIRST MARBLEHEAD CORPORATION, THE ADMINISTRATOR,
                        THE SERVICERS AND THE CUSTODIANS

The Depositor

         The National Collegiate Funding LLC is a wholly-owned subsidiary of The First Marblehead Corporation. We were formed in Delaware on March 13, 2003 as a limited liability company with a single member. We have only limited purposes, which include purchasing student loans from various sellers, transferring the student loans to the trusts and other incidental and related activities. Our principal executive offices are at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, and our telephone number is (800) 895-4283.

         We have taken steps intended to prevent any application for relief by The First Marblehead Corporation under any insolvency law from resulting in consolidation of our assets and liabilities with those of The First Marblehead Corporation. We cannot, without the affirmative vote of 100% of our board of managers, including the affirmative vote of each independent manager, do any of the following:

         - Engage in any business or activity other than our limited purposes (described above);

         - Incur any indebtedness other than in certain limited circumstances;

         -        Dissolve or liquidate, in whole or in part;

         - Consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity; or

         - Institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against us, or file a petition seeking or consenting to, reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestor of the sellers or a substantial property, or make any assignment for the benefit of creditors, or admit in writing our inability to pay our debts generally as they become due, or take any action in furtherance of any of the above.

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

         There can be no assurance that the activities of The First Marblehead Corporation or us would not result in a court concluding that some or all of our assets and liabilities of the seller or those of the trust should be substantively consolidated with or restored to or made a part of those of The First Marblehead Corporation in a proceeding under the Bankruptcy Code. If a court were to reach that conclusion or a filing were made under the Bankruptcy Code, or if an attempt were made to litigate any of the foregoing issues, then delays in distributions on the notes could occur or reductions in the amounts of the distributions could result.

The First Marblehead Corporation

         The First Marblehead Corporation will act as structuring advisor to us. The First Marblehead Corporation provides outsourcing services for private education lending in the United States. The First Marblehead Corporation helps meet the growing demand for private education loans by providing financial and educational institutions, as well as other enterprises, with an integrated suite of services for student loan programs. In providing its services, The First Marblehead Corporation does not serve as a lender, guarantor or loan servicer, but instead receives fees for the services it provides in connection with processing and securitizing its clients' loans. The First Marblehead Corporation focuses primarily on loan programs for undergraduate, graduate and professional education, and, to a lesser degree, on the primary and secondary school market. The First Marblehead Corporation was formed as a limited partnership in 1991 and was incorporated in Delaware in August 1994. On October 31, 2003, The First Marblehead Corporation's common stock was listed on the New York Stock Exchange under the symbol "FMD." The First Marblehead Corporation's principal executive offices are located at 800 Boylston Street, Boston, Massachusetts 02199-8157, and its telephone number is (800) 895-4283.

         The First Marblehead Corporation is the beneficial owner of all of the outstanding capital stock of First Marblehead Data Services, Inc. and is the beneficial owner of all of the outstanding membership interests of The National Collegiate Funding LLC.

The Administrator

         First Marblehead Data Services, Inc. will undertake specific administrative duties for each trust. The services provided by the administrator include, among others:

         - Responding to requests from borrowers, educational institutions, guarantors, the trustees and others with respect to the trust student loans;

         - Administering our accounting and financial reporting activities, including maintaining financial records concerning the trust student loans and preparing annual operating budgets, statistical reports and cash flow projections to the extent required by an indenture; and

         - Retaining and managing collection agents and other professional service providers to collect defaulted trust student loans.

         The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the

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related prospectus supplement. These amounts will be payable before the related notes, as specified in the related prospectus supplement.

         U.S. Bank National Association will enter into an agreement with each trust to perform the duties and obligations of the administrator if First Marblehead Data Services, Inc. ceases to provide administrative services.

The Servicers

         General. It is expected that a substantial majority of the trust student loans will be serviced by The Pennsylvania Higher Education Assistance Agency, also known as PHEAA. PHEAA will act as the servicer under a servicing agreement between The First Marblehead Corporation and PHEAA. The agreement will be assigned to each trust concurrent with the initial purchase of trust student loans. A portion of the trust student loans will be serviced by one or more additional third party servicers under servicing agreements between each of them and The First Marblehead Corporation containing customary terms for servicing agreements for private student loans. A description of PHEAA is provided in the applicable prospectus supplement to this prospectus.

         The Custodians. The indenture trustee and we will enter into a separate custodial agreement with each servicer, pursuant to which all trust student loans (including all trust student loans with respect to which the indenture trustee holds legal title) will be placed in the possession of the custodians, as agents of the indenture trustee, for the purpose of perfecting a security interest to the extent the trust student loans are evidenced by instruments.

         The prospectus supplement for a series may contain additional information concerning the administrator, the servicers, the custodians or us.

                      DESCRIPTION OF STUDENT LOAN PROGRAMS

General

         Several different banks will sell to us pools of student loans originated under different private student loan programs. We may acquire additional student loans originated pursuant to the loan programs and sold by the sellers pursuant to student loan purchase agreements entered into with The First Marblehead Corporation with amounts on deposit in the pre-funding account. None of the trust student loans purchased by us will be guaranteed directly or indirectly by the federal government or by any state, or by any federal or state agency.

The Student Loan Programs

         The loan programs offered by each seller, which are subject to change, include, but are not limited to:

         -        Undergraduate credit-worthy;

         -        Graduate credit-worthy;

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         -        Graduate credit-ready;

         -        Continuing education credit-worthy;

         -        K-12 credit-worthy;

         -        Health profession credit-worthy; and

         -        Health profession credit-ready.

Eligibility Requirements

         To qualify, the applicant must meet the following eligibility requirements:

         - The student borrower must be enrolled at least half-time for the loan period in question, except for continuing education loan borrowers. For all loans except K-12 loans and continuing education loans the program in which the student is enrolled must be a degree- or certificate-granting program.

         - The student borrower must be at least the age of majority at the time of the loan application except for K-12 loan students, because they are not signatories on their promissory notes.

         - To qualify for subsequent loans, the student must maintain satisfactory academic progress.

         - Joint application is not required. If a second signer is necessary to meet credit criteria, or desired by the borrowers, then both applicants become joint applicants for the benefit of the student and co-borrowers under the promissory note. Borrower and co-borrower(s) need to sign the application and promissory note to be eligible for the loan.

         - The student borrower must be a United States citizen/national or a permanent resident alien of the United States.

         The standards for school eligibility to participate in loan programs vary but generally include, without limitation:

         - Accreditation as a degree-granting institution of higher education in the United States or Canada and proof thereof (for graduate loan programs, schools must be accredited to grant master and/or doctorate degrees, or the equivalent, in any professional field);

         - A default rate as reported by the United States Department of Education no greater than 12%;

         - Proof that the school is operating legally in the state in which it is located; and

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

         - Certification that the school is in compliance with all laws of that state concerning its education curriculum.

         For both credit-ready and credit-worthy programs, applicants must meet the following credit criteria. The process of credit underwriting for all loan programs begins with obtaining an online credit bureau report for each applicant. The underwriter must analyze this report to:

         - Determine if the credit score meets the minimum criteria for the particular loan program concerned; and

         - Determine if the credit bureau rating indicates the presence of derogatory items, and if so, then to determine if the report meets the additional judgmental criteria.

         Credit bureau criteria include:

         - The credit bureau report must indicate a credit score that meets or exceeds the minimum requirement for the particular loan program concerned.

         - The Credit Bureau Rating must be E1 or better. (An E1 rating indicates the presence of no more than one major derogatory item, meaning any trade line reported as 90 or more days delinquent.)

         - If the Credit Bureau Rating is E1, the underwriter must review the report to determine that the derogatories meet the judgmental criteria set forth below.

         Where the underwriter is required to apply judgmental criteria to a credit bureau report, a loan may not be approved unless there is:

         -        At least two years of credit history.

         - No record of a paid or unpaid charged off account over $200 within the past five years. An override may be granted after thorough review.

         - No record of a foreclosure, repossession, open judgment or suit, unpaid tax lien or other negative public record items in the past seven years. An override may be granted where the applicant provides written documentation demonstrating the obligation has been paid.

         - No record of a bankruptcy in the past ten years. An override may be granted where the applicant provides written documentation demonstrating that the circumstances leading up to the bankruptcy were beyond his/her control (such as large medical expenses or unemployment due to being laid off).

         - No record of a student loan default. An override may be granted where the applicant provides written documentation demonstrating the obligation has been paid.

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

         For credit-worthy programs only, to be credit-worthy, a borrower must also meet employment, income and length of residence criteria, which vary somewhat depending on the borrower's circumstances (i.e., wage-earning, retired or self-employed). For wage earners, these criteria generally include but are not limited to the following:

         -        The borrower must supply a pay stub not more than 60 days old.
                  If not available, a letter from an employer on company letterhead stationary listing gross yearly salary is acceptable.

         - The borrower must have been employed at his/her current or former employer for a minimum of two continuous years.

         - If the borrower is a student and wishes to have his/her wage income used in the loan decision, the borrower must submit a pay stub no more than 60 days old or a letter from employer(s) documenting start date(s), full-time status and hours worked.

         - The borrower must have resided at his/her current address for a period exceeding 12 months and resided in the United States for the past two years.

Interest

         The rate of interest is variable and adjusts quarterly on the first day of each calendar quarter and is equal to the lesser of:

         -        The maximum borrower interest rate allowed by law; and

         - The average of one-month LIBOR as published in the "Money Rates" section of The Wall Street Journal on the first business day of each of the three calendar months immediately preceding each quarterly interest rate change date (the interest index) plus a margin.

         The margin over the interest index is set by the sellers in the student loan notes and may be tiered to reflect the historic risk characteristics of borrowers, whose credit history places them in a particular tier of a tiered loan program.

Borrower Fees

         For each student loan, an origination fee is added to the loan amount. The origination fee ranges from 0% to 12% at time of disbursement and 0% to 3% at time of repayment. The fee is computed as a percentage of the total of the amount advanced in cash and the fee. The sellers in turn may pay a guaranty fee to a guaranty agency, which may or may not match the amount charged to the borrower. The sellers may also elect to have tiered guaranty fees within a particular program to reflect historic rates of default for loan program borrowers with particular credit characteristics.

Repayment

         Continuing education credit-worthy loans, graduate credit-worthy and credit-ready loans and health profession credit-worthy and credit-ready loans offer full deferment of principal and interest during in-school and grace periods. K-12 credit-worthy loans offer immediate repayment of principal and interest. Undergraduate credit-worthy loans offer immediate repayment of principal and interest, deferment of principal only and full deferment of principal and interest during in-school and grace periods. Generally, borrowers in undergraduate and graduate loan programs can obtain deferments for up to four years, freshmen in five year programs can obtain five year deferments and students who go on to medical and dental internship or residency after finishing an undergraduate or graduate degree can receive deferment for up to a total of eight years. Continuing education loans have a maximum deferment period of two years and health profession loans may be deferred for up to six years. K-12 loan borrowers have no deferment period. When borrowers choose to defer interest, accrued interest is added to the outstanding loan balance either on a quarterly basis or when entering repayment of interest and principal. A hardship forbearance is available for medical or economic hardship for up to a maximum of twelve months during the life of a loan. Forbearance is administered by the servicers in accordance with the servicing guidelines. In addition to providing documentation regarding hardship, the borrower must agree to capitalize all interest accruing during the forbearance period. In general, each loan must be scheduled for repayment of principal and interest over a period of up to 20 years with a minimum monthly payment of $25.00. Loans over $40,000 may be repaid over 25 years.

                             THE STUDENT LOAN POOLS

         We will purchase the trust student loans from sellers described in the related prospectus supplements for your notes out of the portfolio of student loans held by those sellers. The trust student loans must meet several criteria, including:

         - The loan may be guaranteed or insured as to principal and interest by a private guarantor or insurer identified in the prospectus supplement.

         - Each loan was originated in the United States, Canada, its territories or its possessions in accordance with the guidelines of the specific loan program.

         - Each loan contains terms consistent with the program guidelines and the applicable guaranty agreements, if any.

         - Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods.

         - Each loan satisfies any other criteria described in the related prospectus supplement.

         The prospectus supplement for each series will provide information about the trust student loans in the related trust that will include:

         -        The composition of the pool;

         - The distribution of the pool by loan type, payment status, interest rate basis, interest capitalization frequency during deferral period and remaining term to maturity;

         -        The borrowers' states of residence; and

         - The percentages of the trust student loans guaranteed by the applicable guarantors.

Delinquencies, Defaults, Claims and Net Losses

         If a substantial portion of the trust student loans in the trust assets for a particular series of notes are guaranteed by a specific private guarantor, certain historical information about delinquencies, defaults, recoveries, guaranty claims and net losses of comparable guaranteed student loans to the trust student loans will be set forth in the related prospectus supplement. The delinquency, default, recoveries claim and net loss experience on any pool of trust student loans may not be comparable to this information.

Termination

         For each trust, the obligations of the servicers, the owner trustee, the indenture trustee or us under the transfer and servicing agreements will terminate upon:

         - The maturity or other liquidation of the last trust student loan and the disposition of any amount received upon liquidation of any remaining trust student loan; and

         - The payment to the noteholders of all amounts required to be paid to them.

                        TRANSFER AND SERVICING AGREEMENTS

General

         The following is a summary of certain terms of:

         - The student loan purchase agreements, pursuant to which we will acquire the student loans from the sellers;

         - The deposit and sale agreements, pursuant to which we will sell the student loans to the owner trustee on behalf of the trust;

         - The PHEAA servicing agreement, pursuant to which PHEAA will service a substantial majority of the trust student loans; and

         - The administration agreement, pursuant to which the administrator will undertake specific administrative duties for each trust.

         The following summaries do not cover every detail of these agreements and are subject to all of the provisions of the agreements.

The Student Loan Purchase Agreements

         The following is a summary of certain terms of the student loan purchase agreements pursuant to which the sellers have agreed to sell, from time to time, pools containing private education loans originated by them to The First Marblehead Corporation or to us, as an entity designated by The First Marblehead Corporation to acquire the loans.

         Pursuant to each student loan purchase agreement, each seller makes representations and warranties with respect to each of the trust student loans. Although the representations and warranties are negotiated by each seller and there is some variance among the student loan purchase agreements, the representations and warranties generally include the following:

         - Each of the trust student loans: is the valid, binding and enforceable obligation of the borrower executing the same, and of any cosigner thereto, enforceable against each borrower, any student maker named therein, and any cosigner thereunder in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by equitable principles, if subject to a guaranty agreement, is covered by and entitled to the benefits of the guaranty and is fully disbursed;

         - At the time of origination, each trust student loan and any accompanying notices and disclosures conform in all material respects to all applicable state and federal laws, rules and regulations, each trust student loan was documented on forms set forth in the program guidelines and contained consumer loan terms and, if guaranteed, involved guaranty fees payable to a guaranty agency in strict conformity with the program guidelines, the origination of each trust student loan was conducted in substantial compliance with the program guidelines and in compliance in all material respects with all applicable state and federal laws concerning the actions of the seller, and the seller did not discriminate based upon the age, sex, race, national origin, color, religion or handicapped status of any borrower in making the trust student loan;

         - At the time of origination, each trust student loan is in compliance with any applicable usury laws;

         - There is no defense to payment, counterclaim or setoff with respect to any trust student loan (in the case of one seller, this representation is limited to at the time of origination); there is no action before any state or federal court, administrative or regulatory body, pending or threatened against the seller in which an adverse result would have a material adverse effect upon the validity or enforceability of the trust student loans originated by the seller;

         - Each and every trust student loan included in the pool of trust student loans or acquired by us is owned by the seller and is free and clear of any liens, claims or demands of any person, and the seller has the absolute right to transfer the same to us; and

         - With respect to each trust student loan acquired by us, the terms thereof have not been impaired, waived, altered or modified in any respect, except pursuant to written forbearance agreements in accordance with the requirements of the terms set forth in the program guidelines, and the trust student loan has been serviced at all times in substantial compliance with the program guidelines.

         In the event any representation or warranty made by a seller pursuant to the student loan purchase agreement proves to be inaccurate or incomplete in any material respect as of the date when made, the seller has the right (but not the obligation) to elect to repurchase the affected trust student loan or loans for a cash purchase price equal to the outstanding principal balance thereof plus all accrued and unpaid interest. Whether or not the seller exercises the option, it has the obligation to indemnify us with respect to losses arising out of any material breach of its representations or warranties.

Deposit and Sale Agreement

         On the closing date, we will sell to the owner trustee, on behalf of the trust, our entire interest in the student loans acquired by us from the sellers. Each student loan will be listed in an exhibit to the deposit and sale agreement. The owner trustee concurrently with the sale will issue the notes. The trust will apply net proceeds from the sale of the notes to purchase the student loans from us.

         In each deposit and sale agreement, we will make representations and warranties concerning the trust student loans to the related trust for the benefit of noteholders, including representations and warranties that are substantially the same as those made by the sellers to the depositor. Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the trust, we will have repurchase and reimbursement obligations that are substantially the same as those of the sellers.

The Servicing Agreement

         It is expected that a substantial majority of the trust student loans will be serviced by the Pennsylvania Higher Education Assistance Agency, also known as PHEAA, pursuant to the Alternative Servicing Agreement between PHEAA and The First Marblehead Corporation dated October 16, 2001, as amended, which will be assigned to each trust concurrent with the purchase of trust student loans. We refer to this agreement as the "servicing agreement."

         General Terms. Pursuant to the servicing agreement, PHEAA will service and perform other related tasks with respect to the trust student loans in compliance with the program guidelines promulgated by The First Marblehead Corporation and consented to by PHEAA. The following summary describes certain terms of the servicing agreement. The summary is not complete, and is subject to and qualified in its entirety, by reference to all of the provisions of the servicing agreement. PHEAA's duties include the following:

         - Prepare schedules of repayment and coupon books or invoices for each borrower;

         - Collect and maintain records of all payments of trust student loans;

         - Collect all payments required under the terms and provisions of the trust student loans as and when the payments become due, and remit the payments received on each trust student loan to the indenture trustee monthly;

         - Respond to inquiries and communications from borrowers regarding their student loans;

         - Ensure the safekeeping of loan documents delivered to PHEAA relating to the trust student loans in accordance with procedures that PHEAA has established for those purposes;

         -        Furnish each trust with a monthly report of collections; and

         - Reproduce, at PHEAA's own cost and expense, from microfilm duplicates in PHEAA's possession, records or data submitted to PHEAA for processing should the records or data be lost or damaged while in the possession, control or custody of PHEAA or its agents.

         Servicing Compensation. PHEAA will be entitled to receive from each trust a monthly fee for its services in an amount specified in the related prospectus supplement.

         Reporting Obligations. PHEAA will furnish each trust with copies of all material reports, records and other documents and data as required by law or as otherwise required by the servicing agreement. Each trust will provide copies of all of these documents and data to the administrator and the indenture trustee.

         All records and reports relating to the servicing of the trust student loans are subject to review, audit and copying by each trust, its designated representative and external and internal auditors, at PHEAA's principal office.

         Termination by the Trust. The servicing agreement may be terminated at the direction of the indenture trustee, upon the occurrence of any of the following:

         (a) Any of the representations and warranties made in or pursuant to the servicing agreement is not true or is erroneous in any material respect;

         (b) PHEAA fails to perform or observe any of the provisions or covenants set forth in the servicing agreement in any material respect;

         (c) PHEAA discontinues business, generally does not pay its debts as the debts become due, makes a general assignment for the benefit of creditors, admits by answer, default or otherwise the material allegations of petitions filed against it in any bankruptcy, reorganization, insolvency or other proceedings relating to relief of debtors, suffers or permits to continue unstayed and in effect for thirty (30) consecutive days, any judgment, which approves a petition seeking reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator for itself or all or a substantial part of its assets, or takes or omits to take any action in order thereby to affect the foregoing; or

         (d) PHEAA fails to transmit to the indenture trustee any funds collected by PHEAA on the trust student loans within five business days following the day the funds were required to be transmitted under the servicing agreement.

         In the event of a default listed in (a) or (b) above, PHEAA will have the right to cure the breach or error to the trust's full satisfaction, within one hundred twenty (120) days of written notice from the trust. In the event PHEAA is unable to cure the breach within the cure period, PHEAA may be terminated at the time that a successor servicer for the trust student loans is appointed.

         Termination by PHEAA. The servicing agreement may be terminated at the option of PHEAA upon the occurrence of any of the following:

         (a) The trust fails to perform or observe any of the material provisions or covenants of the servicing agreement, which affect PHEAA's ability to perform;

         (b) The trust discontinues business, generally does not pay its debts as the debts become due, makes a general assignment for the benefit of creditors, admits by answer, default or otherwise the material allegations of petitions filed against it in any bankruptcy, reorganization, insolvency or other proceedings relating to relief of debtors, suffers or permits to continue unstayed and in effect for thirty (30) consecutive days, any judgment, which approves a petition seeking reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator for itself or all or a substantial part of its assets, or takes or omits any action in order thereby to affect the foregoing; or

         (c) The trust fails to cure a default relating to the payment of PHEAA's invoices under the servicing agreement within thirty (30) days of PHEAA's notification to the trust of the default.

         In the event of a default listed in (a) or (b) above, the trust will have the right to cure the breach or error to PHEAA's full satisfaction within one hundred and twenty (120) days of written notice from PHEAA. In the event the trust is unable to cure the breach within the provided cure period, PHEAA may terminate the servicing agreement.

         Resignation. The servicing agreement provides that PHEAA may not resign from its obligations and duties as the servicer thereunder, except upon determination that PHEAA's performance of its duties is no longer permissible under applicable law. No resignation will become effective until a successor has assumed PHEAA's servicing obligations and duties under the servicing agreement.

The Administration Agreement

         First Marblehead Data Services, Inc., in its capacity as administrator, will enter into an administration agreement with each trust. The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before the related notes, as specified in the related prospectus supplement.

                            DESCRIPTION OF THE NOTES

General

         Each trust may issue one or more classes of notes under an indenture. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the notes and the indenture. It does not cover every detail of the notes or the indenture and is subject to all of the provisions of the notes and the indenture.

Principal and Interest on the Notes

         The prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, note rate and amount of or method of determining payments of principal and interest on each class of notes. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on the notes will be made before payments of principal. Each class of notes may have a different note rate, which may be a fixed, variable, adjustable, auction-determined rate or any combination of these rates. Classes of notes will have a stated principal amount and will bear interest at a specified rate or may be entitled to:

         - Principal distributions with disproportionately low, nominal or no interest distributions;

         - Interest distributions with disproportionately low, nominal or no principal distributions;

         -        Distributions based on a combination of components; or

         - Distributions limited to collections from a designated portion of assets in the related trust fund.

         The related prospectus supplement will specify the rate for each class of notes or the method for determining the note rate.

         Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any distribution date, in which case each class of noteholders will receive its pro rata share of the aggregate amount available for interest on the notes.

         In the case of a series which includes two or more classes of notes, the prospectus supplement will describe the sequential order and priority of payment of principal and interest of each class. Payments of principal and interest of any class of notes will be on a pro rata basis among all the noteholders of that class.

Fixed Rate Notes

         Each class of fixed rate notes will bear interest or return at the annual rate specified in the applicable prospectus supplement. Interest on each class of fixed rate notes will be computed as specified in the applicable prospectus supplement.

Floating Rate Notes

         Each class of floating rate notes will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement. The applicable prospectus supplement will designate the interest rate index for a floating rate note. The index may be based on LIBOR, a commercial paper rate, a federal funds rate, a U.S. Treasury securities rate, a negotiable certificate of deposit rate or some other rate.

         Floating rate notes also may have either or both of the following:

         -        A maximum limitation, or ceiling, on its interest rate; and

         -        A minimum limitation, or floor, on its interest rate.

         In addition to any prescribed maximum interest rate, the interest rate applicable to any class of floating rate notes will in no event be higher than any maximum rate permitted by law.

         Each trust that issues a class of floating rate notes will appoint, and enter into agreements with, a calculation agent to calculate interest on that class. The applicable prospectus supplement will identify the calculation agent, which may be the administrator or the indenture trustee for that series. In the absence of manifest error, all determinations of interest by the calculation agent will be conclusive for all purposes and binding on the holders of the floating rate notes.

LIBOR Rate Notes

         The LIBOR rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the LIBOR rate notes will be paid in arrears on each distribution date. The distribution date for the LIBOR rate notes will be the business day specified in the prospectus supplement following the end of the interest accrual period for the notes specified in the prospectus supplement. The amount of interest payable to registered owners of LIBOR rate notes for any interest accrual period will be calculated on the basis of a 360-day year for the number of days actually elapsed. The interest rate will be the LIBOR rate for the interest accrual period for the notes plus the margin specified in the related prospectus supplement. Principal on the LIBOR rate notes will be payable as specified in the applicable prospectus supplement.

         The interest rate payable on the LIBOR rate notes may be subject to limitations described in the related prospectus supplement.

         If so provided in the related prospectus supplement, a trust may enter into a LIBOR note derivative product agreement. Under the terms of the agreement, the counterparty will pay to the trust the excess, if any, of the LIBOR rate for the notes over the adjusted student loan rate as provided by the terms of the agreement. The indenture trustee will use those funds to make interest payments on the notes at the LIBOR rate. If these payments are made by the counterparty, the counterparty will become entitled to reimbursement from money remaining in the collection account on any distribution date after payment of interest and principal due on the notes and, if necessary, replenishment of the reserve account to the required minimum balance.

Accrual Notes

         Accrual notes will be entitled to payments of accrued interest commencing only on the interest payment date, or under the circumstances specified in the related prospectus supplement. Prior to the time interest is payable on any class of accrual notes, the amount of accrued interest will be added to the note principal balance thereof on each interest payment date. The principal balance of the accrual notes will begin to be paid from available funds received with respect to the trust student loans after the date that accrued interest is no longer being added to the principal balance of the notes. Accrued interest for each interest payment date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between interest payment dates) on the outstanding note principal balance thereof immediately prior to the interest payment date.

Original Issue Discount Notes

         Original issue discount notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will be issued at a discount from the principal amount payable at maturity. The notes may have a "zero coupon" and currently pay no interest, or may pay interest at a rate that is below market rates at the time of issuance. For original issue discount notes, all or some portion of the interest due will accrue during the life of the note and be paid only at maturity or upon earlier redemption. Each holder of an original issue discount note will be required to include in current income a ratable portion of the original issue discount, even though the holder may not receive any payment of interest during the period.

Distributions

         Beginning on the distribution date specified in the related prospectus supplement, the applicable owner trustee will make distributions of principal and/or interest on each class of notes.

Credit and Cash Flow or other Enhancement or Derivative Arrangements

         General. The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement arrangements for each series. If provided in the related prospectus supplement, credit or cash flow enhancement may take the form of:

         -        Subordination of one or more classes of notes;

         -        Reserve accounts;

         -        Overcollateralization;

         -        Letters of credit, or credit or liquidity facilities;

         -        Financial insurance;

         -        Surety bonds;

         -        Guaranteed investment contracts;

         - Swaps, including interest rate and currency swaps and cap agreements;

         -        Interest rate protection agreements;

         -        Repurchase obligations;

         -        Yield protection agreements;

         -        Any combination of the foregoing; or

         - Other support, cash deposit, derivative or other arrangements described in the related prospectus supplement.

         The presence of a reserve account and other forms of credit or liquidity enhancement is intended to enhance the likelihood of receipt by the noteholders of the full amount of distributions when due and to decrease the likelihood that the noteholders will experience losses.

         Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of all distributions. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of notes, noteholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other series.

         Reserve Account. If so provided in the related prospectus supplement, a reserve account will be established for each series of notes. The indenture trustee will maintain the reserve account. It will be funded by an initial deposit by the trust. As further described in the related prospectus supplement, the amount on deposit in the reserve account may be increased after the closing date. The increase will be funded by deposits into the reserve account of the amount of any collections on the related trust student loans remaining on each distribution date after the payment of all other required payments. The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of the reserve account.

Auction Rate Notes Auction Procedures

         If a class of notes is offered by a prospectus supplement that has an auction-determined note rate, the notes will be subject to the auction procedures. By purchasing auction rate notes, whether in an auction or otherwise, each prospective purchaser will be deemed to have agreed to participate in auctions on the terms described herein; and so long as the beneficial ownership of the auction rate notes is maintained in book-entry form to sell, transfer or otherwise dispose of the auction rate notes only pursuant to a bid or sell order in an auction conducted pursuant to the procedures described herein or to or through a specified broker-dealer; provided, that in the case of all transfers other than those pursuant to an auction, either the beneficial owner of the auction rate notes so transferred, its participant or specified broker-dealer advises the agent conducting the auction of the transfer.

         Summary of Auction Procedures. The following summarizes certain procedures that will be used in determining the interest rates on any auction rate notes. Prospective investors in the auction rate notes should read carefully the following summary.

         The interest rate on the auction rate notes will be determined periodically (generally, for periods ranging from 7 days to one year) by means of a "Dutch auction." In this Dutch auction, current investors and potential investors submit orders through an eligible broker/dealer as to the principal amount of auction rate notes the investors wish to buy, hold or sell at various interest rates. The broker/dealers submit their clients' orders to the auction agent, who processes all orders submitted by all eligible broker/dealers and determines the interest rate for the upcoming interest period. The broker/dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate notes.

         In the auction procedures, the following types of orders may be submitted:

         (a) Bid/Hold Orders: the minimum interest rate that a current investor is willing to accept in order to continue to hold some or all of its auction rate notes for the upcoming interest period;

         (b) Sell Orders: an order by a current investor to sell a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

         (c) Potential Bid Orders: the minimum interest rate that a potential investor (or a current investor wishing to purchase additional auction rate notes) is willing to accept in order to buy a specified principal amount of auction rate notes.

         If an existing investor does not submit orders with respect to all of its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received.

         In connection with each auction, auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then outstanding principal balance (i.e., par) plus any accrued interest. The following example, which is not based upon current market conditions, is included solely to illustrate how the above-described procedures are used in determining the interest rate on the auction rate notes.

         (a)      Assumptions:

                  (i)      Denominations (Units) = $50,000
                  (ii)     Interest Period = 28 Days
                  (iii)    Principal Amount Outstanding = $25 Million (500
                           Units)

         (b)      Summary of All Orders Received for the Auction:

                   Bid/Hold Orders        Sell Orders     Potential Bid Orders
                  -----------------     ---------------   --------------------
                   10 Units at 1.90%     50 Units Sell        20 Units at 1.95%
                   30 Units at 2.02%     50 Units Sell        30 Units at 2.00%
                   60 Units at 2.05%    100 Units Sell        50 Units at 2.05%
                  100 Units at 2.10%    ---------------       50 Units at 2.10%
                  100 Units at 2.12%    200 Units Total       50 Units at 2.11%
                  -----------------                           50 Units at 2.14%
                  300 Units Total                            100 Units at 2.15%
                                                             -----------------
                                                             350 Units Total

         Total units under existing bid/hold orders and sell orders always equal issue size (in this case 500 units).

         (c)      Auction Agent Organizes Orders in Ascending Order:

Order    Number     Cumulative                    Cumulative   Total
Number  of Units  Total (Units)  Order %  Number   of Units   (Units)     %
------  --------  -------------  -------  ------  ----------  -------  ------
  1       10(W)        10         1.90%      7      100(W)      300      2.10%
  2       20(W)        30         1.95%      8       50(W)      350      2.10%
  3       30(W)        60         2.00%      9       50(W)      400      2.11%
  4       30(W)        90         2.02%     10      100(W)      500      2.12%
  5       50(W)       140         2.05%     11       50(L)               2.14%
  6       60(W)       200         2.05%     12      100(L)               2.15%

(W) Winning Order; (L) Losing Order

         Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 2.12%) as the interest rate for the next period that interest will accrue when another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis, with bid/hold orders of existing holders given priority. Notwithstanding the foregoing, in no event will the interest rate exceed the maximum interest rate. Furthermore, if the maximum rate for an upcoming auction rate note interest period is less than the winning rate (in this case, 2.12%), winning bidders will still be required to purchase the auction rate notes for which they bid, which auction rate notes will bear interest at the maximum rate, provided that the difference between the maximum rate and 2.12% will immediately accrue as carry-over amount and be paid on the next occurring quarterly distribution date on which moneys are available under the indenture.

         The above example assumes that a successful auction has occurred (i.e., all sell orders and all bid/hold orders below the new interest rate were fulfilled). In certain circumstances, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale. In these circumstances, the interest rate for the upcoming auction rate note interest period will equal the maximum rate. Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate) the interest rate for the upcoming auction rate note interest period will equal the lesser of the maximum rate and the all hold rate.

         As stated above, the foregoing is only a summary of the auction procedures. A more detailed description of these procedures is contained in the form of indenture filed as an exhibit to the registration statement.

The Indenture

         The following is a summary of some of the provisions of the indenture. This summary is not comprehensive and reference should be made to the indenture for a full and complete statement of its provisions.

         Parity and Priority of Lien. The provisions of each trust's indenture are generally for the equal benefit, protection and security of the registered owners of all of the notes issued by that trust. However, a class of senior notes will have priority over the a class of subordinated notes with respect to payments of principal and interest.

         The revenues and other money, trust student loans and other assets each trust pledges under its indenture will be free and clear of any pledge, lien, charge or encumbrance, other than that created by the indenture. Except as otherwise provided in the indenture, a trust:

         - Will not create or voluntarily permit to be created any debt, lien or charge on the trust student loans which would be on a parity with, subordinate to, or prior to the lien on the indenture;

         - Will not take any action or fail to take any action that would result in the lien of the indenture or the priority of that lien for the obligations thereby secured being lost or impaired; and

         - Will pay or cause to be paid, or will make adequate provisions for the satisfaction and discharge, of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with the indenture as a lien or charge upon the trust student loans.

         Representations and Warranties. Each trust will represent and warrant in its indenture that:

         - It is duly authorized under the Delaware Statutory Trust Act to create and issue the notes and to execute and deliver the indenture and any derivative product, and to make the pledge to the payment of notes and any company derivative payments under the indenture;

         - All necessary trust action for the creation and issuance of the notes and the execution and delivery of the indenture and any derivative product has been duly and effectively taken; and

         - The notes in the hands of the registered owners of the notes and any derivative product are and will be valid and enforceable special limited obligations of the trust secured by and payable solely from the trust's assets.

         Modification of Indenture. With the consent of the senior noteholders (until the senior notes have been paid in full, and then the subordinate noteholders) holding a majority of the outstanding amount of the related classes of notes, the indenture trustee and the trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to the notes, or to modify (except as provided below) in any manner the rights of the noteholders. The holders of any class of interest only notes will not be entitled to exercise any voting rights.

         However, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture will:

         - Change the date of payment of any installment of principal of or interest on each class of notes, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which the note or any interest thereon is payable;

         - Impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

         - Reduce the percentage of the aggregate amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

         - Modify or alter the provisions of the indenture regarding the voting of notes;

         - Reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the trust student loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

         - Decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or certain other related agreements;

         - Modify any of the provisions of the indenture that affect the calculation of the amount of any payment of interest or principal due on any applicable note on any distribution date (including the calculation of any of the individual components of the calculation) or to affect the rights of the holders of the notes to the benefit of any provisions for the mandatory redemption of the notes contained in the indenture; or

         - Permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

         The trust and the indenture trustee may also enter into supplemental indentures without obtaining the consent of noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture, including changing the auction procedures (such as the bidding process) for the auction rate notes, or of modifying in any manner the rights of noteholders so long as the rating agencies confirm their then outstanding ratings of the notes and the action will not, in the opinion of counsel satisfactory to the indenture trustee, materially and adversely affect the interest of any noteholder.

         Events of Default; Rights upon Event of Default. With respect to the notes, an "event of default" under the indenture will include the following:

         - A default for three business days or more in the payment of any interest on any note after the same becomes due and payable; provided however, that so long as the senior notes are outstanding, each holder of any subordinate note will be deemed to have consented to the delay in payment of interest on the subordinate note and to have waived its right to institute suit for enforcement of the payment;

         - A default in the payment of the principal of any note when the same becomes due and payable (but only to the extent of available funds) or on the final maturity date with respect thereto;

         - A default in the observance or performance of any covenant or agreement of the trust made in the transaction documents and the continuation of the default for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of any notes then outstanding;

         - Any representation or warranty made by the trust in the transaction documents or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding; or

         - Certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

         However, the amount of principal required to be distributed to noteholders under the indenture on any distribution date will generally be limited to amounts available after payment of all prior obligations of the trust. The failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final maturity date for the class of notes.

         If an event of default should occur and be continuing with respect to the notes, the indenture trustee at the direction of the senior noteholders (until the senior notes have been paid in full, and then the subordinate noteholders) representing a majority of the outstanding amount of the applicable classes of notes may declare the principal of all the notes to be immediately due and payable. This declaration may be rescinded at the direction of the senior noteholders (until the senior notes have been paid in full, and then the subordinate noteholders) representing a majority of the outstanding amount of the applicable classes of notes if the trust has paid or deposited with the indenture trustee a sum equal to all amounts then due with respect to the notes (without giving effect to this acceleration) and all events of default, other than the nonpayment of the principal of the notes that has become due solely by this acceleration, have been cured or, under the circumstances described below, waived. If provided in the related prospectus supplement that none of the notes sold will be senior notes, the prospectus supplement will describe the noteholders or other persons who will give direction to the indenture trustee in the event of a default. If the notes have the benefit of financial insurance, the insurer will usually be specified as the "interested party" to give direction to the indenture trustee.

         After the occurrence of an event of default or following acceleration of the notes due to a default for three business days or more in the payment of interest on any note after the interest becomes due and payable or a default in the payment of principal, no interest or principal will be paid to the subordinate noteholders until all senior notes have been paid in full.

         Upon an event of default under the indenture, the senior noteholders (until the senior notes have been paid in full, and then the subordinate noteholders) representing a majority of the outstanding amount of the applicable classes of notes will have the right to exercise remedies on behalf of all the noteholders.

         If an event of default shall have occurred and be continuing, the indenture trustee may, or shall at the direction of the senior noteholders (until the senior notes have been paid in full, and then the subordinate noteholders) representing a majority of the outstanding amount of the applicable classes of notes, sell the trust student loans, subject to certain conditions set forth in the indenture.

         If the notes have been declared to be due and payable following an event of default, the indenture trustee may, in its discretion, exercise remedies as a secured party, require the indenture trustee to sell the trust student loans or elect to have the indenture trustee maintain possession of the trust student loans and continue to apply collections with respect to the trust student loans as if there had been no declaration of acceleration.

         However, the indenture trustee is prohibited from selling the trust student loans following an event of default, other than a default in the payment of any principal or a default for three business days or more in the payment of any interest on any note, unless:

         - The holders of all outstanding senior notes consent to the sale;

         - The proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale; or

         - The indenture trustee determines that the collections on the trust student loans would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of the senior notes then outstanding.

         A sale also requires the consent of all the subordinate noteholders unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on the subordinate notes.

         Senior noteholders (until the senior notes have been paid in full, and then the subordinate noteholders) representing a majority of the outstanding amount of the applicable classes of notes (or if only one class is affected, a majority of the outstanding amount of that class) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and the senior noteholders (until the senior notes have been paid in full, and then the subordinate noteholders) representing a majority of the outstanding amount of the applicable classes of notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

         No noteholder will have the right to institute any proceeding with respect to the indenture, unless:

         - The noteholder previously has given to the indenture trustee written notice of a continuing event of default;

         - The holders of not less than 25% in principal amount of the outstanding notes have requested in writing that the indenture trustee institute the proceeding in its own name as indenture trustee;

         - The holder or holders have offered the indenture trustee reasonable indemnity;

         - The indenture trustee has for 60 days failed to institute the proceeding; and

         - No direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding senior notes.

         In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to the trust, none of the indenture trustee, the sellers or, as applicable, the administrator, the servicers or any holder of a certificate, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

         Certain Covenants. The indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

         - The entity formed by or surviving the consolidation or merger is organized under the laws of the United States of America, any state thereof or the District of Columbia;

         - The entity expressly assumes the trust's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

         - No event of default will have occurred and be continuing immediately after the merger or consolidation;

         - The trust has been advised that the ratings of the notes would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation; and

         - The trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse federal tax consequence to the trust or to any noteholder.

         The trust will not, among other things:

         - Except as expressly permitted or required by the indenture, the student loan purchase agreements or certain related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

         - Claim any credit on or make any deduction from the principal and interest payable in respect of the notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended, also referred to as the Code, or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust;

         - Permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby; or

         - Permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the indenture, the student loan purchase agreements or certain related documents.

         The trust may not engage in any activity other than financing, purchasing, owning, selling and servicing student loans and the other assets of the trust, in each case in the manner contemplated by the indenture, the student loan purchase agreements or certain related documents and activities incidental thereto. The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes and the indenture or otherwise in accordance with the student loan purchase agreements or certain related documents.

         Statements to Indenture Trustee and Trust. Before each quarterly distribution date, the administrator will provide to the indenture trustee (with a copy to the owner trustee and the rating agencies) for the indenture trustee to forward to each holder of record of the applicable class of notes a statement setting forth at least the following information as to the notes, to the extent applicable:

         (a) The amount of the distribution allocable to principal of each class of notes;

         (b) The amount of the distribution allocable to interest on each class of notes, together with the interest rates applicable with respect thereto;

         (c) The pool balance as of the close of business on the last day of the preceding collection period, after giving effect to the related payments allocated to principal reported under clause (a) above;

         (d) The aggregate outstanding principal balance or notional amount, as applicable, of each class of notes as of the quarterly distribution date, after giving effect to related payments allocated to principal reported under clause (a) above;

         (e) For each quarterly distribution date, the amount of fees and expenses paid to the indenture trustee and the owner trustee; the amount of the servicing fee paid to each servicer; the amount of fees and expenses paid to each broker-dealer and the auction agent, if any; the amount of fees paid to a guaranty agency; and the amount of the administration fee paid to the administrator, and, in each case, with respect to the collection period, together with the amount, if any, remaining unpaid after giving effect to all payments;

         (f) For each quarterly distribution date, the amount of the aggregate realized losses for the trust student loans, if any, for the collection period and the balance of the trust student loans that are delinquent in each delinquency period as of the end of the collection period;

         (g) The balance of the reserve account on the quarterly distribution date, after giving effect to changes therein on the quarterly distribution date;

         (h) The amount of any interest and expense withdrawal from the reserve account on the quarterly distribution date; and the amount of any withdrawal from the pre-funding account to purchase additional student loans;

         (i) For quarterly distribution dates during the funding period, the remaining pre-funded amount on the quarterly distribution date, after giving effect to changes therein during the related collection period;

         (j) For the first quarterly distribution date on or following the end of the funding period, the amount of any remaining pre-funded amount that has not been used to purchase additional student loans and has been deposited in the collection account;

         (k) The amount of any rehabilitated trust student loans purchased by the trust on the quarterly distribution date; and

         (l) The amount of any advances made by the administrator to the trust.

         Before each auction rate note interest payment date, the administrator will provide to the indenture trustee (with a copy to the owner trustee and the rating agencies) for the indenture trustee to forward to each holder of record of the applicable class of notes a statement setting forth the information in clauses (a) and (b) above with respect to the related auction rate notes.

         A copy of the statements referred to above may be obtained by any noteholder by a written request to the indenture trustee.

         Annual Compliance Statement. The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

         Satisfaction and Discharge of Indenture. The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all notes.

         The Indenture Trustee. The indenture trustee may resign at any time, in which event the administrator will be obligated to appoint a successor indenture trustee. The administrator may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. In these circumstances, the administrator will be obligated to appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee does not become effective until acceptance of the appointment by the successor indenture trustee.

Insolvency Events

         If we become insolvent, the trust student loans will be liquidated and each trust will be terminated 90 days after the insolvency event, or as described in the related prospectus supplement. Promptly after the occurrence of an insolvency event, notice must be given to the noteholders. Any failure to give any required notice, however, will not prevent or delay termination of that trust. Upon termination of the trust, the administrator, on behalf of the owner trustee, will direct the indenture trustee promptly to sell the assets of the trust other than the trust accounts in a commercially reasonable manner and on commercially reasonable terms.

         The proceeds from any liquidation of the trust student loans will be treated as collections on the loans and will be deposited in the collection account for that trust. If the proceeds and other available assets are not sufficient to pay the notes of that series in full, some or all of the noteholders will incur a loss.

List of Noteholders

         Holders of the notes of a series evidencing at least 25% of the outstanding notes may, by written request to the indenture trustee, obtain a list of all noteholders for communicating with other noteholders regarding their rights under the indenture or under the notes. The indenture trustee may elect not to give the noteholders access to the list if it agrees to mail the desired communication or proxy, for and at the expense of the requesting noteholders, to all noteholders of that series.

Reports to Noteholders

         On each distribution date, the administrator will provide to noteholders of record as of the record date a statement containing substantially the same information as is required to be provided on the periodic report to the indenture trustee and the trust under the administration agreement. Those statements will be filed with the Securities and Exchange Commission during the period required by Rule 15d-1 under the Securities Exchange Act of 1934, as amended. The statements provided to noteholders will not constitute financial statements prepared in accordance with generally accepted accounting principles.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the owner trustee will mail to each person, who at any time during that calendar year was a noteholder and who received a payment from that trust, a statement containing certain information to enable it to prepare its federal income tax return.

Weighted Average Lives of Notes

         The weighted average lives of the notes of any series generally will depend on the rate at which the principal balances of the related student loans are paid. Payments may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include borrower prepayments in full or in part, including the discharge of trust student loans by consolidation loans, or as a result of:

         -        Borrower default, death, disability or bankruptcy;

         -        The school's false certification of borrower eligibility;

         - Liquidation of the trust student loan or collection of the related guaranty payments; and

         -        Purchase of a trust student loan by the servicers or us.

         All of the trust student loans are prepayable at any time without penalty.

         A variety of economic, social and other factors, including the factors described below, influence the rate at which student loans prepay. In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available. However, because many student loans bear interest at a rate that is either variable or floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans.

         On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended due to applicable grace, deferral and forbearance periods, or for other reasons. The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the principal payments and yield on the notes. The rate of default also may affect the ability of the guarantors to make guaranty payments.

         Some of the terms of payment that the sellers offer to borrowers may extend principal payments on the notes. The sellers offer some borrowers loan payment terms which provide for an interest only period, when no principal payments are required. If trust student loans have these payment terms, principal payments on the related notes could be affected. The majority of the student loans are fully deferred as to all payments until six months or more after graduation.

         In light of the above considerations, we cannot guarantee that principal payments will be made on the notes on any distribution date, since that will depend, in part, on the amount of principal collected on the trust student loans during the applicable period. As an investor, you will bear any reinvestment risk resulting from a faster or slower rate of prepayment of the loans.

Book-Entry Registration

         Investors acquiring beneficial ownership interests in the notes issued in book-entry form will hold their notes through The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank (referred to as Clearstream, Luxembourg in this prospectus) or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry notes will be issued in one or more instruments which equal the aggregate principal balance of the series of notes and will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's name on the books of its respective depositary which in turn will hold positions in customers' securities accounts in the depositary's name on the books of The Depository Trust Company. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry note will be entitled to receive a physical certificate representing the notes. Unless and until definitive certificates are issued, it is anticipated that the only holder of the notes will be Cede & Co., as nominee of The Depository Trust Company.

         The Depository Trust Company is a New York-chartered limited-purpose trust company that performs services for its participants, some of which, and/or their representatives, own The Depository Trust Company. In accordance with its normal procedures, The Depository Trust Company is expected to record the positions held by each of its participants in notes issued in book-entry form, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing The Depository Trust Company and its participants as in effect from time to time.

         Purchases of the notes under The Depository Trust Company system must be made by or through direct participants, which are to receive a credit for the notes on The Depository Trust Company's records. The ownership interest of each actual purchaser of each series of notes, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners shall not receive written confirmation from The Depository Trust Company of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners shall not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the series of any notes is discontinued.

         To facilitate subsequent transfers, all notes deposited by participants with The Depository Trust Company are registered in the name of The Depository Trust Company's partnership nominee, Cede & Co. The deposit of the notes with The Depository Trust Company and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository Trust Company has no knowledge of the actual beneficial owners of notes. The Depository Trust Company's records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by The Depository Trust Company to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices shall be sent to Cede & Co. If less than all of a class of the notes of any series are being redeemed, The Depository Trust Company's practice is to determine by lot the amount of the interest of each Direct Participant in the class to be redeemed.

         Neither The Depository Trust Company nor Cede & Co. will consent or vote with respect to the notes of any series. Under its usual procedures, The Depository Trust Company mails an omnibus proxy to the applicable trust, or the indenture trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date.

         Principal and interest payments on the notes are to be made to The Depository Trust Company. The Depository Trust Company's practice is to credit direct participant's accounts on the due date in accordance with their respective holdings shown on The Depository Trust Company's records unless The Depository Trust Company has reason to believe that it will not receive payment on the due date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and shall be the responsibility of the participant and not of The Depository Trust Company, the indenture trustee or the trust, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to The Depository Trust Company is the responsibility of the applicable trust, or the indenture trustee. Disbursement of the payments to direct participants shall be the responsibility of The Depository Trust Company, and disbursement of the payments to the beneficial owners shall be the responsibility of direct and indirect participants.

         The Depository Trust Company may discontinue providing its services as securities depository with respect to the notes of any series at any time by giving reasonable notice to the trust or the indenture trustee. In the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

         Clearstream, Luxembourg has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations. Clearstream, Luxembourg facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

         Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank S.A./NV, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian Bank, it is regulated by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating

Procedures of the Euroclear System and applicable Belgian law. These terms and conditions and related operating procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the terms and conditions and related operating procedures only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Distributions with respect to notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant depositary's ability to effect actions on its behalf through The Depository Trust Company.

         Noteholders may hold their notes in the United States through The Depository Trust Company or in Europe through Clearstream, Luxembourg or Euroclear if they are participants of these systems, or indirectly through organizations which are participants in these systems.

         The notes will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of The Depository Trust Company.

         Transfers between participants will occur in accordance with The Depository Trust Company rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following The Depository Trust Company settlement date. Credits or any transactions in securities settled during processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a participant will be received with value on The Depository Trust Company settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in The Depository Trust Company.

         Cross-market transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and directly or indirectly through Clearstream,

Luxembourg participants or Euroclear participants, on the other, will be effected in The Depository Trust Company in accordance with The Depository Trust Company rules on behalf of the relevant European international clearing system by its depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions to the depositaries.

         The Depository Trust Company has advised that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with The Depository Trust Company the notes are credited. Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a noteholder under the indenture on behalf of a participant only in accordance with their relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through The Depository Trust Company.

         Although The Depository Trust Company, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of The Depository Trust Company, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform procedures and procedures may be discontinued at any time.

         None of the trusts, the sellers, the servicers, the indenture trustee or the underwriters will have any responsibility or obligation to any participants of The Depository Trust Company, Clearstream, Luxembourg participants or Euroclear participants or the persons for whom they act as nominees with respect to:

         - The accuracy of any records maintained by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant;

         - The payment by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on the notes;

         - The delivery by any participant of The Depository Trust Company, Clearstream, Luxembourg participant or Euroclear participant of any notice to any beneficial owner which is required or permitted under the terms of the indenture to be given to noteholders or;

         -        Any other action taken by The Depository Trust Company.

         Definitive notes will be issued to beneficial owners of the book-entry notes, or their nominees, rather than to The Depository Trust Company, only if
(a) The Depository Trust

Company or a trust advises the indenture trustee in writing that The Depository Trust Company is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry notes and the trust or the indenture trustee is unable to locate a qualified successor or (b) the noteholders, only if an event of default has occurred, elect to terminate the use of the book-entry system through The Depository Trust Company. Upon the occurrence of either of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through The Depository Trust Company of definitive notes. Upon surrender by The Depository Trust Company of the global note or notes representing the book-entry notes and instructions for re-registration, the indenture trustee will issue definitive notes, and thereafter the indenture trustee will recognize the holders of such definitive notes as noteholders under the indenture.

         See "Annex I: Global Clearance Settlement and Tax Documentation Procedures" for additional information regarding book-entry registration.

                   CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

Transfer of Student Loans

         Each seller intends that the transfer of the student loans by it to us will constitute a valid sale and assignment of those loans. We intend that the transfer of the student loans by us to the trust will also constitute a valid sale and assignment of those loans. Nevertheless, if the transfer of the student loans by a seller to us, or the transfer of those loans by us to the trust, is deemed to be an assignment of collateral as security, then a security interest in the student loans may be perfected by either taking possession of the promissory note or a copy of the master promissory note evidencing the loan or by filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code, or the UCC as it is commonly known, for perfection of security interests in accounts. Accordingly:

         - A financing statement or statements covering the trust student loans naming the applicable seller, as debtor, will be filed under the UCC to protect the interest of the seller if the transfer by the seller is deemed to be an assignment of collateral as security; and

         - A financing statement or statements covering the trust student loans naming us, as debtor, will also be filed under the UCC to protect the interest of the trust if the transfer by us is deemed to be an assignment of collateral as security.

         If the transfer of the student loans is deemed to be an assignment as security for the benefit of a trust or us, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans could have an interest in the student loans with priority over the interest of the trust or us. A tax or other government lien on property of a seller or us arising before the time a student loan comes into existence may also have priority over the interest of the seller, the trust or us in the student loan. Under the student loan purchase agreement and the deposit and sale agreement, however, each seller or we, as applicable, will warrant that it or we have transferred the student loans to the us or the trust, as applicable, free and clear of the lien of any third party. In addition, each seller and we will covenant that it or we will not sell, pledge, assign, transfer or grant any lien on any trust student loan held by a trust or any interest in that loan other than to us or the trust.

         Under the servicing agreement, each servicer as custodian will have custody of any promissory notes, credit agreements or other loan documents evidencing the trust student loans. Our records and the records of each seller and the servicers will be marked to indicate the sale and each seller, we will cause UCC financing statements to be filed with the appropriate authorities, and the trust student loans will be physically segregated, to the extent feasible, stamped or otherwise marked to indicate that the trust student loans have been sold to us or to the trust, as applicable. If, through inadvertence or otherwise, any of the trust student loans were sold to another party that:

         - Purchased the trust student loans in the ordinary course of its business;

         -        Acquired possession of the trust student loans; and

         - Acquired the trust student loans for new value and without actual knowledge of the interest of us or the trust;

then that purchaser might acquire an interest in the trust student loans superior to the interest of us and the trust.

Consumer Protection Laws

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These requirements may apply to assignees such as the trusts and may result in both liability for penalties for violations and a material adverse effect upon the enforceability of the trust student loans. For example, federal law such as the Truth-in-Lending Act can create punitive damage liability for assignees and defenses to enforcement of the trust student loans, if errors were made in disclosures that must accompany all of these loans. Certain state disclosure laws, such as those protecting co-signers, may also affect the enforceability of the trust student loans if appropriate disclosures were not given or records of those disclosures were not retained. If the interest rate on the loans in question exceeds applicable usury laws, that violation can materially adversely affect the enforceability of the loans. If the loans were marketed or serviced in a manner that is unfair or deceptive, or if marketing, origination or servicing violated any applicable law, then state unfair and deceptive practices acts may impose liability on the loan holder, as well as creating defenses to enforcement. Under certain circumstances, the holder of a trust student loan is subject to all claims and defenses that the borrower on that loan could have asserted against the educational institution that received the proceeds of the loan. Many of the trust student loans in question include so-called "risk based pricing," in which borrowers with impaired creditworthiness are charged higher prices. If pricing has an adverse impact on classes protected under the federal Equal Credit Opportunity Act and other similar laws, claims under those acts may be asserted against the originator and, possibly, the loan holder. For a discussion of the trust's rights if the trust student loans were not originated or serviced in all material respects in compliance with applicable laws, see "Transfer and Servicing Agreements" in this prospectus.

Student Loans in Bankruptcy

         Private student loans are generally dischargeable by a borrower in bankruptcy under the U.S. Bankruptcy Code unless they are funded, in whole or in part, by a governmental or nonprofit loan guaranty agency. This "funding" may include a guaranty.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (referred to as the "Code" in this prospectus), the Treasury regulations promulgated thereunder, published rulings of the Internal Revenue Service and judicial decisions, all in effect as of the date hereof, all of which authorities are subject to change or differing interpretations, which could apply retroactively. The discussion below does not purport to deal with the federal income tax consequences applicable to all categories of investors and is directed solely to holders that are institutional investors, hold the notes as capital assets within the meaning of section 1221 of the Code and acquire such notes for investment and not as a dealer or for resale. In addition, this discussion does not address every aspect of the federal income tax laws that may be relevant to a holder in light of its particular investment circumstances, nor does it purport to deal with federal income tax consequences applicable to all categories of holders (some categories of which, such as banks, insurance companies and foreign investors, among others, may be subject to special rules or treatment under the federal income tax laws).

         Prospective investors should be aware that we will not seek any rulings from the Internal Revenue Service regarding any of the tax consequences discussed in this prospectus. For purposes of this tax discussion, references to a holder of a note generally are deemed to refer to the beneficial owner of the note.

         As used in this section, a "United States person" is a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more of these United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

Tax Characterization of the Notes

         Upon issuance of the notes, Thacher Proffitt & Wood LLP, tax counsel to each trust, will deliver its opinion generally to the effect that for federal income tax purposes, except as described in the prospectus supplement, certain classes of the notes will qualify as indebtedness to a noteholder other than the owner of the owner trust certificates and the trust will not be classified as an association taxable as a corporation. Thacher Proffitt & Wood LLP's opinion in the immediately preceding sentence is based on the understanding that, if the trust issues notes only entitled to interest (referred to in this prospectus as the "interest only notes"), one person will acquire at original issuance both the interest only notes and the related class of notes that is entitled to principal only or principal and interest in their entirety, that this person intends to hold beneficial ownership of each of these classes of notes indefinitely for investment, that this person has agreed that it will subsequently sell its interest in these notes only through a sale of a pro rata share of its interest in each of these classes (and will require subsequent purchasers to agree to the same limitation), and this person and the indenture trustee have agreed to treat the two classes of notes as a single debt obligation for all federal income tax purposes. Pursuant to the indenture, the trust and the holders, by acceptance of their notes, will agree to treat such notes as indebtedness for federal income tax purposes.

Taxation of Holders of Notes

         General. Except as provided below, interest on the notes will be taxable as ordinary income for federal income tax purposes when received by a holder using the cash method of accounting or when accrued by a holder using the accrual method of accounting. Interest received on the notes also may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense by taxpayers other than corporations.

         Original Issue Discount. The following discussion of federal income taxation of the notes is based in part upon the rules governing original issue discount within the meaning of section 1273(a) of the Code (referred to in this prospectus as "OID") that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (referred to in this prospectus as the "OID Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances may not be applicable to, the notes.

         The following rules will apply to any notes that are issued with OID. The OID, if any, on a note will be the excess of such note's stated redemption price at maturity over its issue price. The issue price of the notes will be the first cash price at which a substantial amount of that class of notes is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a class of notes is sold for cash on or prior to the closing date, the issue price for such class will be the stated principal amount of each such note on the closing date. Under the OID Regulations, the stated redemption price of a note is equal to the total of all payments to be made on such note other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" or at an "objective rate" that does not operate in a manner that accelerates or defers interest payments on such note. Each trust will take the position that interest payable on the notes constitutes qualified stated interest, and accordingly, it is not anticipated that the notes will be issued with more than a de minimis amount of OID within the meaning of section 1273 of the Code.

         If OID on a note is in excess of a de minimis amount (described below), the holder must include in ordinary gross income the sum of the "daily portions" of OID for each day during its taxable year on which it held such note, including the purchase date but excluding the disposition date. In the case of an original holder, the daily portions of OID will be determined as follows. The portion of OID that accrues in any "accrual period," that is, each period that ends on the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the closing date), will equal the excess, if any, of:

         (a) The sum of the present value, as of the end of the accrual period, of all of the payments remaining to be made on the note, if any, in future periods and the payments made on such note during the accrual period of amounts included in the stated redemption price; over

         (b) The adjusted issue price of such note at the beginning of the accrual period.

         The present value of the remaining payments referred to in the preceding sentence will be calculated using a discount rate equal to the original yield to maturity of the note. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of such note, increased by the aggregate amount of OID that accrued with respect to such note in prior accrual periods, and reduced by the amount of any payments made on such note in prior accrual periods of amounts included in the stated redemption price. The OID accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of OID for such day.

         A subsequent purchaser of a note that purchases the note at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) that is less than its remaining stated redemption price also will be required to include in gross income the daily portions of any OID with respect to the note. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate OID remaining to be accrued on the note. The adjusted issue price of a note on any given day equals the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of the note at the beginning of the accrual period which includes that day and the daily portions of OID for all days during the accrual period prior to that day.

         Under the OID Regulations, OID of only a de minimis amount generally will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis OID and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the note. Such income will be capital gain if the note is held as a capital asset. The OID Regulations also would permit a holder to elect to accrue de minimis OID into income currently based on a constant yield method. See "-- Market Discount" herein for a description of this election under the OID Regulations. OID on a note will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the note multiplied by its weighted average life. For this purpose, the weighted average life of the note is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the note, by multiplying the number of complete years (rounding down for partial years) from the issue date until the payment is expected to be made by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the note.

         Market Discount. A note that is purchased at a market discount (i.e., in the case of a note issued without OID, at a purchase price less than its remaining stated principal amount, or in the case of a note issued with OID, at a purchase price less than its adjusted issue price) may be subject to the "market discount" rules of section 1276 of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the note, and for the deferral of interest deductions with respect to debt incurred to acquire or carry a note purchased with market discount. In particular, under section 1276 of the Code, a holder who purchases a note at a discount that exceeds de minimis market discount generally will be required to allocate a portion of each partial principal payment or proceeds of disposition to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

         A holder may elect to include such market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing discussion. If made, such election will apply to all market discount bonds acquired by the holder on or after the first day of the first taxable year to which the election applied. If the election is made, the interest deferral rule described above will not apply and the adjusted basis of a note will be increased to reflect market discount included in gross income, thereby reducing any gain (or increasing any loss) on a sale, redemption, or other taxable disposition. Notwithstanding the above rules, market discount on a note will be considered to be zero if it is less than a de minimis amount. In that case, the actual discount will be required to be allocated to the principal payments to be made on the note, and the portion of the discount allocated to each principal payment will be required to be reported as income as each principal payment is made, in the same manner as discussed above regarding de minimis OID. See "-- Original Issue Discount" above.

         In addition, the OID Regulations permit a holder to elect to accrue all interest, discount (including de minimis market or OID) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a note with market discount, a holder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments that the holder owns or acquires during the taxable year of the election or thereafter. Similarly, a holder that made this election for a note that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments that the holder owns as of the beginning of the taxable year for which the election is made or thereafter acquires. See "-- Premium" herein. Each of these elections to accrue interest, discount and premium with respect to a note on a constant yield method or as interest may not be revoked without the consent of the Internal Revenue Service.

         For purposes of the foregoing discussion, market discount with respect to a note will be considered to be de minimis for purposes of section 1276 of the Code if the market discount is less than 0.25% of the stated redemption price of the note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to OID on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Conference Committee Report (referred to in this prospectus as the "Committee Report") accompanying the Tax Reform Act of 1986 will apply. The Committee Report indicates that, in each accrual period, market discount on notes should accrue, at the option of the holder on the basis of a constant yield method, in the case of a note issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the note as of the beginning of the accrual period, or in the case of a note issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining on the note at the beginning of the accrual period. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a note purchased at a discount in the secondary market.

         To the extent that notes provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were OID. Moreover, in any event, a holder generally will be required to treat a portion of any gain on the sale or exchange of the note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Premium. A note that is purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. A holder may elect under section 171 of the Code to amortize such premium under the constant yield method over the life of the note. If made, such an election will apply to all debt instruments having amortizable bond premium that such holder owns as of the beginning of the taxable year for which the election is made or thereafter acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument (with a corresponding reduction in such holder's basis of such instrument), rather than as a separate interest deduction. The OID Regulations also permit holders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the holder as having made the election to amortize premium generally. See "-- Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules might, as described above, require use of a prepayment assumption in accruing market discount with respect to notes without regard to whether such notes have OID) also will apply in amortizing bond premium under section 171 of the Code. Bond premium on a note held by a holder who does not elect to offset the premium will decrease the gain, or increase the loss, otherwise recognized on the sale, redemption or other taxable disposition of the note.

         Realized Losses. Under section 166 of the Code, both corporate holders of notes and noncorporate holders of notes that acquire such notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their notes become wholly or partially worthless as the result of one or more realized losses on the notes. However, it appears that a noncorporate holder that does not acquire a note in connection with its trade or business will not be entitled to deduct a loss under section 166 of the Code until the holder's note becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder will be required to accrue OID, if any, and, if such holder uses an accrual method of accounting for federal income tax purposes, interest with respect to the note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the notes until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a note could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of a loss or reduction in income.

         Sales of Notes. Except as described above with respect to the market discount rules, and except as provided under section 582(c) of the Code in the case of banks and other financial institutions, any gain or loss, equal to the difference between the amount realized on the sale and the adjusted basis of a note, recognized on the sale or exchange of a note by an investor who holds the note as a capital asset, will be capital gain or loss. However, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the note is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in notes or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that may be recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment in such transaction at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the Internal Revenue Service), subject to appropriate reduction (to the extent provided in regulations to be issued) to reflect prior inclusion of interest or other ordinary income items from the transaction.

         Finally, taxpayers other than corporations may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         The adjusted basis of a note generally will equal its cost, increased by any income previously reported (including any OID and market discount income) by the selling holder and reduced (but not below zero) by any deduction previously allowed for losses and any amortized premium and by any payments previously received with respect to the notes. Principal payments on the notes will be treated as amounts received upon a sale or exchange of the notes under the foregoing rules relating to OID.

         Tax Treatment of Non-U.S. Holders. In general, payments on the notes to a holder that is not, for United States federal income tax purposes, a United States person (referred to in this prospectus as a "Non-U.S. Holder") and gain realized on the sale, exchange or retirement of the notes by a Non-U.S. Holder, will not be subject to United States federal income or withholding tax, unless the income is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States, or in the case of gain, the Non-U.S. Holder is a nonresident alien individual who holds the notes as capital assets and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied.

         Information Reporting and Backup Withholding. Under certain circumstances, the Code requires "information reporting" annually to the Internal Revenue Service and to each holder, and "backup withholding" with respect to certain payments made on or with respect to the notes. Backup withholding generally does not apply with respect to certain holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts, and individual retirement accounts. Backup withholding will apply to a U.S. Holder only if the U.S. Holder fails to furnish its taxpayer identification number which, for an individual would be his or her social security number, furnishes an incorrect taxpayer identification number, is notified by the Internal Revenue Service that it has failed to properly report payments of interest and dividends, or under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments. The application for exemption is available by providing a properly completed Internal Revenue Service Form W-9.

         A Non-U.S. Holder that provides to the indenture trustee the applicable Internal Revenue Service Form W-8BEN or Form W-8IMY, together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating that the Non-U.S. Holder is not a United States person will not be subject to Internal Revenue Service reporting requirements and United States backup withholding. In addition, Internal Revenue Service Forms W-8BEN will be required from the beneficial owners of interests in a Non-U.S. Holder that is treated as a partnership for United States federal income tax purposes.

         The payment of the proceeds on the disposition of a note by a holder to or through the U.S. office of a broker generally will be subject to information reporting and backup withholding unless the holder either certifies to the indenture trustee its status as a Non-U.S. Holder under penalties of perjury on the applicable Internal Revenue Service Form W-8BEN or Form W-8IMY (as described above) or otherwise establishes an exemption. The payment of the proceeds on the disposition of a note by a Non-U.S. Holder to or through a non-U.S. office of a non-U.S. broker will not be subject to backup withholding or information reporting unless the non-U.S. broker is a "U.S. Related Person" (as defined below). The payment of proceeds on the disposition of a note by a Non-U.S. Holder to or through a non-U.S. office of a U.S. broker or a U.S. related person generally will not be subject to backup withholding but will be subject to information reporting unless the holder certifies to the indenture trustee its status as a Non-U.S. Holder under penalties of perjury or the broker has certain documentary evidence in its files as to the Non-U.S. Holder's foreign status and the broker has no actual knowledge to the contrary.

         For this purpose, a "U.S. Related Person" is a "controlled foreign corporation" for United States federal income tax purposes, a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a United States trade or business, or a foreign partnership if at any time during its tax year one or more of its partners are United States persons who, in the aggregate, hold more than 50% of the income or capital interest of the partnership or if, at any time during its taxable year, the partnership is engaged in the conduct of a United States trade or business.

         Backup withholding is not an additional tax and may be refunded (or credited against the holder's United States federal income tax liability, if any), provided that certain required information is furnished. The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

                             STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "U.S. Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the notes offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under "U.S. Federal Income Tax Consequences" does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the notes offered hereunder.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, and section 4975 of the Code, impose certain fiduciary and prohibited transaction restrictions on:

         -        Certain employee benefit plans;

         -        Certain other retirement plans and arrangements, including:

                  (a)      Individual retirement accounts and annuities;

                  (b)      Keogh plans; and

                  (c) Collective investment funds and separate accounts and, as applicable, insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and section 4975 of the Code; and

         - Persons who are fiduciaries with respect to the Plans in connection with the investment of plan assets.

         The term "Plans" includes the plans and arrangements listed in the first two bullet points above.

         Some employee benefit plans, such as governmental plans described in section 3(32) of ERISA, and certain church plans described in section 3(33) of ERISA, are not subject to the prohibited transaction provisions of ERISA and section 4975 of the Code. Accordingly, assets of these plans may, subject to the provisions of any other applicable federal and state law, be invested in the securities without regard to the ERISA considerations described in this prospectus. However, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, the prohibited transaction rules in section 503 of the Code will apply.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that the Plan's investments be made in accordance with the documents governing the Plan. In addition, section 406 of ERISA and section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who are called "Parties in Interest" under ERISA and "Disqualified Persons" under the Code who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under section 4975 of the Code or a penalty imposed under section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in section 406 of ERISA and section 4975 of the Code.

         Unless described differently in the related prospectus supplement, the notes of each series may be purchased by a Plan. A trust, the depositor, any underwriter, the indenture trustee, the owner trustee, the servicers, the administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain Plans. Prohibited transactions under section 406 of ERISA and section 4975 of the Code may arise if a note is acquired by a Plan with respect to which any of the trust, the depositor, any underwriter, the indenture trustee, the owner trustee, the servicers, the administrator, any credit support provider or any of their affiliates is a Party in Interest unless the transactions are subject to one or more statutory or administrative exemptions, such as:

         - Prohibited Transaction Class Exemption 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;"

         - Prohibited Transaction Class Exemption 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

         - Prohibited Transaction Class Exemption 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

         - Prohibited Transaction Class Exemption 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or

         - Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager."

         These class exemptions may not apply with respect to any particular Plan's investment in notes and, even if an exemption were deemed to apply, it might not apply to all prohibited transactions that may occur in connection with the investment. Accordingly, before making an investment in the notes, investing Plans should determine whether the applicable trust, the depositor, any underwriter, the indenture trustee, the owner trustee, the servicers, the administrator, any provider of credit support or any of their affiliates is a Party in Interest for that Plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.

         A Plan fiduciary considering the purchase of the notes of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as well as whether the investment is permitted under the Plan's governing instruments.

                              AVAILABLE INFORMATION

         We, as the originator of each trust and the depositor, have filed with the Securities and Exchange Commission a registration statement for the notes under the Securities Act of 1933, as amended. This prospectus and the accompanying prospectus supplement, both of which form part of the registration statement, do not contain all the information contained in the registration statement. You may inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission at:

         -        450 Fifth Street, N.W., Washington, D.C. 20549;

and at the Securities and Exchange Commission's regional offices at:

         -        500 West Madison Street, Suite 1400, Chicago, Illinois 60661;
                  and

         -        233 Broadway, New York, New York 10279.

         In addition, you may obtain copies of the registration statement from the Public Reference Branch of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of certain prescribed fees. You may obtain information on the operation of the Securities and Exchange Commission's public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330.

         The registration statement may also be accessed electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the Securities and Exchange Commission's website located at http://www.sec.gov.

                             REPORTS TO NOTEHOLDERS

         Periodic reports concerning the trusts will be delivered to the noteholders. Generally, you will receive those reports not from the trust, but through Cede & Co., as nominee of The Depository Trust Company and registered holder of the notes.

         Each trust will file with the Securities and Exchange Commission periodic reports required under the Securities Exchange Act of 1934, as amended and the rules of the Securities and Exchange Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All reports and other documents filed by or for a trust under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of the offering of the notes will be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded by a subsequently filed document.

         We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

         Written requests for copies should be directed to The National Collegiate Funding LLC, in care of The First Marblehead Corporation, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157. Telephone requests for copies should be directed to (800) 895-4283.

                                  UNDERWRITING

         The underwriters named in each prospectus supplement and we will enter into an underwriting agreement for the notes of the related series. Under the underwriting and placement agreements, we will agree to cause the related trust to sell to the underwriters, and each of the underwriters will severally agree to purchase, the amount of each class of notes listed in the prospectus supplement.

         The underwriters will agree, subject to the terms and conditions of the underwriting agreement, to purchase all the notes described in the underwriting agreement and offered by this prospectus and the related prospectus supplement. In some series, we or an affiliate of ours may offer some or all of the notes for sale directly.

         The underwriters or other offerors may offer the notes to potential investors in person, by telephone, over the internet or by other means.

         Each prospectus supplement will either:

         - Show the price at which each class of notes is being offered to the public and any concessions that may be offered to dealers participating in the offering; or

         - Specify that the notes will be sold by us or an affiliate or will be sold or resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

         After the initial public offering of any notes, the offering prices and concessions may be changed.

         Until the distribution of the notes is completed, Securities and Exchange Commission rules may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. These consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

         If an underwriter creates a short position in the notes in connection with the offering--that is, if it sells more notes than are shown on the cover page of the related prospectus supplement--the underwriter may reduce that short position by purchasing notes in the open market.

         An underwriter may also impose a penalty bid on other underwriters and selling group members. This means that if the underwriter purchases notes in the open market to reduce the underwriters' short position or to stabilize the price of the notes, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those notes as part of the offering.

         In general, purchases of a note for the purpose of stabilization or to reduce a short position could cause the price of the note to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a note to the extent that it discourages resales of the note.

         Neither the underwriters nor we make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the underwriters nor we make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

         The underwriters may assist in resales of the notes but are not required to do so. The related prospectus supplement will indicate whether any of the underwriters intends to make a secondary market in the notes offered by that prospectus supplement. No underwriter will be obligated to make a secondary market.

         Each underwriting agreement will provide that we and The First Marblehead Corporation will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make on those civil liabilities.

         Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from the underwriters.

         Under each of the underwriting agreements for a given series of notes, the closing of the sale of any class of notes will be conditioned on the closing of the sale of all other classes.

         The place and time of delivery for the notes will appear in the related prospectus supplement.

                                  LEGAL MATTERS

         Thacher Proffitt & Wood LLP, our counsel, will give opinions on specific matters for the trusts, the administrator and us.

         Each prospectus supplement will identify the other law firms who will give opinions on additional legal matters for the underwriters and specific U.S. federal matters.

                                     ANNEX I
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered notes (referred to in this annex as the "global securities") will be available only in book-entry form. Investors in the global securities may hold the global securities through any of The Depository Trust Company, Clearstream, Luxembourg or Euroclear. The global securities will be tradable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding global securities through The Depository Trust Company will be conducted according to the rules and procedures applicable to United States corporate debt obligations and prior asset-backed certificates issues.

         Secondary, cross-market trading between Clearstream, Luxembourg or Euroclear and participants of The Depository Trust Company holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear (in that capacity) and as participants of The Depository Trust Company.

         Non-United States holders (as described below) of global securities will be subject to United States withholding taxes unless such holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All global securities will be held in book-entry form by The Depository Trust Company in the name of Cede & Co. as nominee of The Depository Trust Company investors' interests in the global securities will be represented through financial institutions acting on their behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as participants of The Depository Trust Company.

         Investors electing to hold their global securities through The Depository Trust Company will follow the settlement practices applicable to prior asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between Participants of The Depository Trust Company. Secondary market trading between participants of The Depository Trust Company will be settled using the procedures applicable to prior student loan asset-backed securities issues in same-day funds.

         Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between The Depository Trust Company Seller and Clearstream, Luxembourg or Euroclear Purchaser. When global securities are to be transferred from the account of a participant of The Depository Trust Company to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the account of the participant of The Depository Trust Company against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg, or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, participants of The Depository Trust Company can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to The Depository Trust Company seller on the settlement date. Thus, to participants of The Depository Trust Company a cross-market transaction will settle no differently than a trade between two participants of The Depository Trust Company.

         Trading between Clearstream, Luxembourg or Euroclear Seller and The Depository Trust Company Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred from the respective clearing system, through the respective depositary, to a participant of The Depository Trust Company. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the depositary, as appropriate, to deliver the global securities to the account of the participant of The Depository Trust Company against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from participants of The Depository Trust Company for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         - Borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

         - Borrowing the global securities in the United States from a participant of The Depository Trust Company no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

         - Staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the participant of The Depository Trust Company is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

Certain United States Federal Income Tax Documentation Requirements

         A beneficial owner of global securities holding securities through Clearstream, Luxembourg, or Euroclear (or through The Depository Trust Company if the holder has an address outside the United States) will be subject to the 30% United States withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the United States entity required to withhold tax complies with applicable certification requirements and such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding Tax). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person including a non-United States corporation or bank with a United States branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). Non-U.S. Persons that are note owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the note owner or an agent of the note owner.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         United States Federal Income Tax Reporting Procedure. The note owner of a global security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third calendar year from the date the form is signed.

         The term "U.S. Person" means:

         -        A citizen or resident of the United States;

         - A corporation or partnership, or other entity taxable as such, organized in or under the laws of the United States or any state (including the District of Columbia);

         - An estate the income of which is includible in gross income for United States tax purposes, regardless of its source; or

         - A trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust.

         This summary does not deal with all aspects of United States federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities as well as the application of recently issued Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 2000.

                                  $715,100,000
                               STUDENT LOAN ASSET
                                  BACKED NOTES

                             THE NATIONAL COLLEGIATE
                            STUDENT LOAN TRUST 2004-1
                                     ISSUER

                       THE NATIONAL COLLEGIATE FUNDING LLC
                                    DEPOSITOR

                          -----------------------------
                              PROSPECTUS SUPPLEMENT
                          -----------------------------

UBS                                                     DEUTSCHE BANK SECURITIES
Joint Book-Runner                                              Joint Book-Runner
                CITIGROUP                           GOLDMAN, SACHS & CO.
                                  June 7, 2004

         You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering notes in any jurisdiction where the offer is not permitted.

         We represent the accuracy of the information in this prospectus supplement and prospectus only as of the dates of their respective covers.

         Until 90 days after the date of this prospectus supplement all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.